                                                                     EXHIBIT 2.1



                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                            DATED AS OF MAY 16, 1997

                                 BY AND BETWEEN


                           THE E. W. SCRIPPS COMPANY

                                      AND

                        HARTE-HANKS COMMUNICATIONS, INC.

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
                                  ARTICLE I

                                  THE MERGER



Section 1.1  The Merger .......................................................    1
Section 1.2  Effective Time of the Merger .....................................    2
Section 1.3  Closing ..........................................................    2
Section 1.4  Effects of the Merger ............................................    2
Section 1.5  Constituent Documents ............................................    2
Section 1.6  Directors ........................................................    2
Section 1.7  Officers .........................................................    3

                                   ARTICLE II

                            CONVERSION OF SECURITIES

Section 2.1  Conversion of Capital Stock ......................................    3
Section 2.2  Exchange of Certificates .........................................    4

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1   Organization ....................................................    6
Section 3.2   Capitalization ..................................................    7
Section 3.3   Authority .......................................................    7
Section 3.4   Consents and Approvals; No Violations ...........................    7
Section 3.5   SEC Reports and Financial Statements ............................    8
Section 3.6   Information in Disclosure Documents
              and Registration Statements .....................................    9
Section 3.7   Retained Business ...............................................    9
Section 3.8   Litigation ......................................................   10
Section 3.9   Employee Benefits ...............................................   11
Section 3.10  Absence of Certain Changes or Events ............................   12
Section 3.11  No Violation of Law .............................................   12
Section 3.12  Taxes ...........................................................   12
Section 3.13  Environmental Matters ...........................................   14
Section 3.14  Material Contracts ..............................................   15
Section 3.15  Brokers or Finders ..............................................   15
Section 3.16  State Takeover Statutes .........................................   15
Section 3.17  Opinion of Financial Advisor ....................................   15
Section 3.18  Title to Assets .................................................   15

Section 3.19  Employees ........................................................  15
Section 3.20  Insurance ........................................................  16
Section 3.21  FCC Licenses .....................................................  16

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

Section 4.1   Organization .....................................................   16
Section 4.2   Capitalization ...................................................   17
Section 4.3   Authority ........................................................   17
Section 4.4   Consents and Approvals; No Violations ............................   18
Section 4.5   SEC Reports and Financial Statements .............................   18
Section 4.6   Information in Disclosure Documents and Registration Statements ..   19
Section 4.7   Litigation .......................................................   19
Section 4.8   Absence of Certain Changes or Events .............................   19
Section 4.9   No Violation of Law ..............................................   19
Section 4.10  Environmental Matters ............................................   20
Section 4.11  Unwanted Businesses ..............................................   20
Section 4.12  Purchases of Company Stock .......................................   20
Section 4.13  Brokers or Finders ...............................................   20

                                   ARTICLE V

                      COVENANTS PENDING THE EFFECTIVE TIME

Section 5.1   Covenants of the Company with Respect to the Retained Business ...   20
Section 5.2   Covenants of the Company .........................................   23
Section 5.3   Covenants of Buyer ...............................................   23
Section 5.4   Control of the Company Stations ..................................   25

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

Section 6.1   Reasonable Efforts ...............................................   25
Section 6.2   Access to Information ............................................   25
Section 6.3   Stockholders Meetings ............................................   26
Section 6.4   Legal Conditions to Distribution and Merger ......................   26
Section 6.5   Stock Exchange Listing ...........................................   27
Section 6.6   Company Severance Obligations ....................................   27
Section 6.7   Employee Matters; Company Stock Plans ............................   27
Section 6.8   Fees and Expenses ................................................   28

Section 6.9   No Solicitations .................................................   28
Section 6.10  Distribution .....................................................   29
Section 6.11  Tax-Free Nature of Transactions ..................................   29
Section 6.12  Closing Balance Sheet ............................................   30
Section 6.13  Comfort Letters ..................................................   31
Section 6.14  Notification .....................................................   31

                                  ARTICLE VII

                                   CONDITIONS

Section 7.1  Conditions to Each Party's Obligation to Effect the Merger ........   31
Section 7.2  Conditions of Obligations of Buyer ................................   33
Section 7.3  Conditions of Obligations of the Company ..........................   34

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

Section 8.1  Termination .......................................................   35
Section 8.2  Termination Intent Notice; Top Up Rights ..........................   37
Section 8.3  Effect of Termination .............................................   37
Section 8.4  Termination Fee ...................................................   37
Section 8.5  Expense Reimbursement .............................................   37
Section 8.6  Amendment .........................................................   37
Section 8.7  Extension; Waiver .................................................   38

                                   ARTICLE IX

                                 MISCELLANEOUS

Section 9.1   Nonsurvival of Representations and Warranties ....................   38
Section 9.2   Notices ..........................................................   38
Section 9.3   Interpretation ...................................................   39
Section 9.4   Counterparts .....................................................   39
Section 9.5   Entire Agreement; No Third-Party Beneficiaries ...................   39
Section 9.6   Governing Law ....................................................   40
Section 9.7   Specific Performance .............................................   40
Section 9.8   Publicity ........................................................   40
Section 9.9   Assignment .......................................................   40
Section 9.10  Attorney-Client Privilege; Work Product ..........................   40
Section 9.11  Market Repurchase Program ........................................   41
Section 9.12  Further Assurances ...............................................   41
Section 9.13  Voting Agreement .................................................   41

                              ANNEXES AND EXHIBITS


             Annex I    -    Distribution Agreement
             Exhibit A  -    Retained Business Financial Statements
             Exhibit B  -    Television Financial Statements
             Exhibit C  -    Newspaper Financial Statements
             Exhibit D  -    Noncompetition Agreement
             Exhibit E  -    Voting Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of May 16, 1997, by and between THE E. W. SCRIPPS COMPANY, an Ohio corporation ("Buyer") and HARTE-HANKS COMMUNICATIONS, INC., a Delaware corporation (the "Company").

     WHEREAS, Buyer desires to acquire the Company's newspaper, television and radio businesses but does not wish to acquire the other businesses conducted or to be conducted by the Company;

     WHEREAS, the Board of Directors of the Company has approved a plan of distribution embodied in the form of a draft agreement attached hereto as Annex I, as may be amended pursuant to the provisions of Section 6.10 hereof (the "Distribution Agreement"), which will be entered into prior to the Effective Time (as defined in Section 1.2) pursuant to which all of the Company's assets, other than those used primarily in the Retained Business (as defined in Section 3.7), will be contributed to a wholly owned subsidiary of the Company ("Newco") (such contributions, together with all other intercompany transfers of assets, and other actions described in Article IV of the Distribution Agreement, the "Transfer") and shares of capital stock of Newco will be distributed (the "Distribution") on a pro rata basis to the stockholders of the Company as provided in the Distribution Agreement in order to divest the Company of the businesses and operations that Buyer is unwilling to acquire;

     WHEREAS, the respective Boards of Directors of Buyer and the Company have determined that, following the Distribution, the merger of the Company with and into Buyer (the "Merger") with Buyer surviving as the surviving corporation would be advantageous and beneficial to their respective corporations and stockholders; and

     WHEREAS, for federal income tax purposes, it is intended that (i) the Distribution shall qualify as a distribution to which Section 355(a) of the Internal Revenue Code of 1986, as amended (the "Code"), applies and (ii) the Merger shall qualify as a reorganization under Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a plan of reorganization.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, the Delaware General Corporation Law (the "Delaware Act") and the Ohio General Corporation Law (the "Ohio Act"), at the Effective Time, the Company and Buyer shall consummate the Merger pursuant to which (i) the Company shall be merged with and into Buyer, (ii) the separate corporate existence of the Company shall thereupon cease, (iii) Buyer shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Ohio and (iv) the corporate existence of Buyer with its properties, rights, privileges, powers and franchises shall continue unaffected by the Merger.

     Section 1.2 Effective Time of the Merger. Upon the terms and subject to the conditions hereof, as soon as practicable on or after the Closing Date (as defined in Section 1.3) (i) a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Buyer and thereafter delivered to the Secretary of State of the State of Delaware, for filing, as provided in the Delaware Act and (ii) certificate of merger (the "Certificate of Merger") shall be prepared, executed and acknowledged by Buyer and thereafter delivered to the Secretary of State of the State of Ohio, for filing, as provided in the Ohio Act. The Merger shall become effective immediately following the Distribution, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Certificate of Merger with the Secretary of State of the State of Ohio or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     Section 1.3 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII hereof, at the offices of Hughes & Luce L.L.P., 1717 Main Street, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties hereto. The date and time at which the Closing occurs is referred to herein as the "Closing Date."

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the Delaware Act and the Ohio Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5    Constituent Documents.

          (a) The Articles of Incorporation of Buyer in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the Ohio Act.

          (b) The Code of Regulations of Buyer in effect at the Effective Time shall be the Code of Regulations of the Surviving Corporation until amended in accordance with the Ohio Act.

     Section 1.6 Directors. The directors of Buyer at the Effective Time shall continue as the directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and Code of Regulations of the Surviving Corporation and until his or her successor is duly elected and qualified.

     Section 1.7 Officers. The officers of Buyer at the Effective Time shall continue as the officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and Code of Regulations of the Surviving Corporation and until his or her successor is duly appointed and qualified.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock, $1.00 par value, of the Company (the "Company Common Stock") or the holders of any Class A Common Shares, $.01 par value ("Buyer Common Stock"), or Common Voting Shares, $.01 par value ("Buyer Voting Stock"), of Buyer:

          (a) Cancellation of Treasury Stock and Buyer-Owned Stock. All shares of Company Common Stock that are owned by the Company and any shares of Company Common Stock owned by Buyer or any wholly-owned Subsidiary (as hereinafter defined) of Buyer shall be canceled and retired and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party and any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) securities or other interests having by their terms a majority of the outstanding voting power with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (b) Exchange Ratio for Company Common Stock.  Subject to
Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive the Merger Consideration Per Share in fully paid and nonassessable Buyer Common Stock. The "Merger Consideration Per Share" shall mean the Merger Consideration divided by the Effective Time Outstanding Shares, rounded to the nearest one ten-thousandth of a share. The term "Merger Consideration" shall mean that number of shares of Buyer Common Stock equal to
(x) $425 million plus the Debt Factor divided by (y) the Average Buyer Price. The term "Debt Factor" shall be an amount equal to 90% of the amount by which the principal amount of the Bank Indebtedness (as defined in Section 7.2(e)) outstanding as of the Effective Time is less than $200,000,000. The term "Average Buyer Price" shall mean the average closing price of Buyer Common Stock on the New York Stock Exchange (the "NYSE") for fifteen trading days selected by lot out of the forty trading days ending on and including the third trading day prior to the Closing Date (the "Random Trading Days"). The Random Trading Days shall be selected by lot by the Company and Buyer at 5:00 p.m. Dallas time on the third trading day prior to the Closing Date. The term "Effective Time Outstanding Shares" shall mean the number of shares of Company Common Stock outstanding as of the Effective Time as certified to Buyer by the Company's transfer agent. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Buyer Common Stock and any cash in lieu of fractional shares of Buyer Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

          (c) Notwithstanding anything to the contrary contained herein, but subject to Section 8.2 hereof, in the event that the Average Buyer Price of Buyer Common Stock is less than $32.72 (the "Minimum Price"), then solely for the purposes of calculating the Merger Consideration Per Share, the Average Buyer Price of Buyer Common Stock will be deemed to be the Minimum Price, and in the event that the Average Buyer Price of Buyer Common Stock is greater than $40.00 (the "Maximum Price"), then solely for the purposes of calculating the Merger Consideration Per Share, the Average Buyer Price of Buyer Common Stock will be deemed the Maximum Price.

     Section 2.2    Exchange of Certificates.

          (a) Exchange Agent. Prior to the Effective Time, Buyer shall deposit with Fifth Third Bancorp, Cincinnati, Ohio, or such other bank or trust company designated by Buyer (and reasonably acceptable to the Company) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Buyer Common Stock issuable pursuant to
Section 2.1 in exchange for outstanding shares of Company Common Stock, together with cash to be paid in lieu of fractional shares (such shares of Buyer Common Stock, together with any dividends or distributions with respect thereto contemplated by Section 2.2(c) and cash in lieu of fractional shares, being hereinafter referred to as the "Exchange Fund").

          (b) Exchange Procedures. As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.1 into the right to receive shares of Buyer Common Stock (i) a letter of transmittal (which shall be in such form and have such provisions as Buyer and the Company may reasonably specify) and (ii) instructions for surrendering the Certificates in exchange for certificates representing shares of Buyer Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Buyer Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Buyer Common Stock and cash in lieu of any fractional shares of Buyer Common Stock as contemplated by this
Section 2.2.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock which such holder is entitled to receive upon the surrender thereof in accordance with this Section 2.2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall so surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Buyer Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to surrender payable with respect to such whole shares of Buyer Common Stock.

          (d) No Further Ownership Rights in Company Common Stock. All shares of Buyer Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e) No Fractional Shares. No certificate or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Buyer Common Stock upon surrender of Certificates for exchange will be entitled to receive a cash payment in lieu of such fractional share in an amount equal to such fraction multiplied by the Average Buyer Price.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Buyer, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Buyer for payment of their claim for Buyer Common Stock, any cash in lieu of fractional shares of Buyer Common Stock and any dividends or distributions with respect to Buyer Common Stock.

          (g) No Liability. Buyer shall not be liable to any holder of shares of Company Common Stock or Buyer Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash for payment in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer as follows:

     Section 3.1 Organization. As used in this Agreement, any reference to the Company and its Subsidiaries means the Company and each of its Subsidiaries; any reference to Newco and its Subsidiaries means Newco at the time of the Distribution and those entities that at or immediately prior to the Distribution will be direct or indirect Subsidiaries of or merged with or liquidated into Newco; and references to Subsidiaries of Newco mean those entities that at or immediately prior to the Distribution will be direct or indirect Subsidiaries of or merged with or liquidated into Newco. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on the Retained Business taken as a whole. The Company and each of its Subsidiaries are duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Retained Business (as defined in Section 3.7) taken as a whole or on the ability of the Company and its Subsidiaries to consummate the transactions contemplated hereby. True, accurate and complete copies of the Company's Certificate of Incorporation and bylaws, including all amendments thereto, have heretofore been delivered to Buyer. As used in this Agreement, any reference to any event, change or effect having a material adverse effect on or with respect to the Retained Business or an entity (or group of entities taken as a whole) means that such event, change or effect is materially adverse to the business, properties, assets, results of operations or financial condition of the Retained Business or such entity (or, if with respect thereto, of such group of entities taken as a whole).

     Section 3.2 Capitalization. The authorized capital stock of the Company consists of: (i) 125,000,000 shares of Company Common Stock of which, as of March 17, 1997, 37,217,807 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"), of which, as of the date hereof, no shares are issued or outstanding. As of the date hereof, 4,425,338 shares of Company Common Stock were reserved for issuance upon exercise of outstanding stock options pursuant to the Company's 1984 and 1991 Stock Option Plans and the stock option plans of DiMark, Inc., and for issuance under the Company's 1994 Employee Stock Purchase Plan (collectively the "Company Stock Plans"). All the outstanding shares of the Company's capital stock are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof. Except as set forth above or in Section 3.2 of the Company Disclosure Schedule, as of the date hereof, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character binding on the Company or any of its Subsidiaries with respect to the issued or unissued capital stock of the Company or any of its Subsidiaries. Except as set forth in Section 3.2 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

     Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Distribution Agreement and to consummate the transactions contemplated hereby and thereby other than, with respect to the Merger and the Distribution, the approval and adoption of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock and, with respect to the Distribution, the declaration of the Distribution by the Company's Board of Directors. The execution, delivery and performance of this Agreement and the Distribution Agreement by the Company and the consummation by the Company of the Distribution and the Merger and of the other transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Distribution Agreement or for the Company to consummate the transactions so contemplated hereby or thereby other than, with respect to the Merger and the Distribution, the approval and adoption of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock and, with respect to the Distribution, declaration of the Distribution by the Company's Board of Directors. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Buyer, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Prior to the Distribution, the Distribution Agreement will be duly executed and delivered by each of the Company and Newco and upon such execution and delivery will constitute a valid and binding obligation of each of the Company and Newco, enforceable against each of them in accordance with its terms.

     Section 3.4 Consents and Approvals; No Violations. Except (a) as set forth in Section 3.4 of the Company Disclosure Schedule, (b) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the NYSE, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Communications Act of 1934, as amended (the "FCC Act"), filings under state securities or "blue sky" laws, the filing with the Secretary of State of the State of Delaware of the Certificate of Merger and the filing with the Secretary of State of the State of Ohio of the Certificate of Merger and
(c) as may be necessary as a result of any facts or circumstances relating solely to Buyer or any of its Subsidiaries, none of the execution, delivery or performance of this Agreement or the Distribution Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby and compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provisions of the charters or bylaws of the Company or of any of its Subsidiaries, (ii) require any filing by the Company or any of its Subsidiaries with, or any permit, authorization, consent or approval to be obtained by the Company or any of its Subsidiaries of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument, obligation or commitment to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound ("Contracts") or result in the creation of any lien upon any of the property or assets of the Company or its Subsidiaries or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except, in the case of clause (ii), (iii) or (iv), for failures to file or obtain, violations, breaches, defaults or liens which would not have a material adverse effect on the Retained Business taken as a whole or the ability of the Company to consummate the transactions contemplated hereby. The Company has no knowledge of any facts or circumstances relating to the Company or any of its Subsidiaries that, individually or in the aggregate, would prevent any necessary approval of the transactions contemplated by this Agreement under the FCC Act.

     Section 3.5 SEC Reports and Financial Statements. The Company has timely filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Buyer true and complete copies of, all periodic reports required to be filed by it since December 31, 1994 under the Exchange Act (as such documents have been amended since the time of their filing, together with all such periodic reports to be filed from the date hereof to the Effective Time, collectively, the "Company SEC Documents"). The Company SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will comply, as the case may be, in all material respects with the applicable requirements of the Exchange Act. The consolidated financial statements of the Company included in the Company SEC Documents (including the notes and schedules thereto, the "Company Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited financial statements, to normal audit and year-end adjustments) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     Section 3.6 Information in Disclosure Documents and Registration Statements. None of the information supplied or to be supplied by the Company or its representatives for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Buyer in connection with the issuance of shares of Buyer Common Stock in the Merger (the "S-4") will, at the time such registration statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) the joint proxy statement relating to the meetings of each of the Company's and Buyer's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to the Company's and Buyer's stockholders and at the time of each of the meetings of the Company's and Buyer's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Buyer for inclusion in the Proxy Statement or with respect to information concerning Buyer or any of its Subsidiaries incorporated by reference in the Proxy Statement.

     Section 3.7    Retained Business.

          (a) Attached hereto as Exhibit A is an unaudited pro forma consolidated balance sheet of the Retained Business of the Company and its Subsidiaries at December 31, 1996 (including certain explanatory notes thereto, the "Retained Business Balance Sheet") and an unaudited pro forma consolidated statement of operations for the Retained Business of the Company and its Subsidiaries for the year ended December 31, 1996 (including certain explanatory notes thereto, the "Retained Business Income Statement" and, together with the Retained Business Balance Sheet, the "Retained Business Financial Statements"). The "Retained Business" means and includes the assets, liabilities, capital stock and interests reflected on the Retained Business Balance Sheet, as such assets and liabilities may have changed since the date of the Retained Business Balance Sheet, but in any event shall include all of the Company's direct and indirect right, title and interest (including minority interests) in the assets used primarily in, and all of the Company's liabilities and obligations (accrued, absolute, contingent, undisclosed or otherwise) which are primarily related to or have arisen or will arise from, the Company's newspaper, television and radio businesses, including the ownership and operation of the newspapers listed in Section 3.7 of the Company Disclosure Schedule, KENS-TV and KENS-AM (except for those assets and liabilities identified in Section 3.7 of the Company Disclosure Schedule under the headings "Excluded Assets" and "Excluded Liabilities," which shall not be included in the Retained Business and which are referred to herein as the "Excluded Assets" and "Excluded Liabilities"). The Retained Business shall include the following entities: Independent Publishing Company, Harte-Hanks Community Newspapers, Inc., Harte-Hanks Television, Inc. and a 50% interest in Tall Tower, Inc.

          (b) The Retained Business Financial Statements have been prepared in accordance with generally accepted accounting principles on a basis consistent with the Company Financial Statements, and, except as set forth in Section 3.7 of the Company Disclosure Schedule, fairly present in all material respects (subject to normal audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the date thereof, after giving pro forma effect to the Distribution (assuming the Distribution occurred on December 31, 1996), and the consolidated results of their operations for the one-year period then ended, after giving pro forma effect to the Distribution (assuming the Distribution occurred on January 1, 1996).

          (c) Attached hereto as Exhibits B and C are the audited balance sheets as of December 31, 1996 and December 31, 1995, and the related statement of operations and cash flows for the three years ended December 31, 1996 and the accompanying notes for the Company's television and radio operations and newspaper operations, respectively (collectively the "Division Financial Statements").

          (d) The Division Financial Statements have been prepared in accordance with generally accepted accounting principles on a basis consistent with the Company Financial Statements, and, except as set forth in Section 3.7 of the Company Disclosure Schedule, fairly present in all material respects the financial position of the Company's television and radio operations and newspaper operations, respectively, as at the dates thereof, and the results of their respective operations for the periods then ended.

          (e) At the Effective Time, except for the Excluded Assets and as contemplated by this Agreement or the Distribution Agreement, neither Newco nor any of its Subsidiaries will own or have rights to use any of the assets or property, whether tangible, intangible or mixed, which are necessary for the conduct of the Retained Business as conducted on the date hereof. Except as set forth in Section 3.7 of the Company Disclosure Schedule, at the Effective Time neither Newco nor any of its Subsidiaries will be a party to any material agreement or arrangement with the Surviving Corporation or any of its Subsidiaries (other than the Distribution Agreement and any agreements contemplated by the Distribution Agreement, including the Tax Disaffiliation Agreement and the Employee Benefits Agreement).

     Section 3.8 Litigation. Except as disclosed in the Company SEC Documents filed prior to the date hereof or as set forth in Section 3.8 of the Company Disclosure Schedule, there is no suit, action, proceeding or investigation relating to the Retained Business pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Retained Business taken as a whole or the ability of the Company to consummate the transactions contemplated hereby. Except as disclosed in the Company SEC Documents filed prior to the date hereof or as set forth in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree relating to the Retained Business which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Retained Business taken as a whole or a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

     Section 3.9    Employee Benefits.

          (a) Section 3.9 of the Company Disclosure Schedule contains a list of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material benefit plans, programs, agreements and arrangements (the "Benefit Plans"), which cover employees or former employees of the Company and its Subsidiaries who are or were employed in the Retained Business (the "Employees"). True and complete copies of all Benefit Plans, any trust instruments and/or insurance contracts, if any, forming a part of any such plans, and all amendments thereto; current summary plan descriptions; where applicable, the most current determination letter received from the Internal Revenue Service (the "Service"); and where applicable, annual reports, financial statements and actuarial reports for the last plan year, which fairly and accurately reflect the financial condition of the plans have been made available to Buyer.

          (b) The Benefit Plans are in compliance with ERISA, the Code and all other applicable laws in all material respects. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither the Company nor any of its Subsidiaries or any ERISA Affiliate (as defined below) has contributed or been required to contribute to any Multiemployer Plan (as defined in ERISA) with respect to any Employees.

          (c) No liability under Subtitle C or D of Title IV of ERISA has been incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated Pension Plan, currently or formerly maintained by any of them, or the Pension Plan of any entity which is or has been considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") which would have a material adverse effect on the Retained Business taken as a whole.

          (d) All contributions required to be made or accrued as of December 31, 1996 under the terms of any Benefit Plan for which the Surviving Corporation or any of its Subsidiaries may have liability have been timely made or have been reflected on the Retained Business Balance Sheet. Neither any Pension Plan nor any single-employer plan of an ERISA

Affiliate has incurred an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA in an amount which would have a material adverse effect on the Retained Business taken as a whole. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan pursuant to
Section 401(a)(29) of the Code.

          (e) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits for Employees or former Employees under any Benefit Plan, except as set forth in Section 3.9 of the Company Disclosure Schedule or as required by Part 6 of Title I of ERISA.

     Section 3.10 Absence of Certain Changes or Events. Except as set forth in Section 3.10 of the Company Disclosure Schedule, since December 31, 1996, the Company and its Subsidiaries have conducted the Retained Business only in the ordinary course consistent with past practice, and there has not been any change or development, or combination of changes or developments (other than changes relating to or arising from legislative or regulatory changes or developments generally affecting the newspaper or broadcasting industries or general economic conditions in the United States), which individually or in the aggregate have had or are reasonably likely to have a material adverse effect on the Retained Business taken as a whole.

     Section 3.11 No Violation of Law. Except as disclosed in the Company SEC Documents as filed prior to the date hereof or as set forth in Section 3.11 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of, or, to the knowledge of the Company, is under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, would not have a material adverse effect on the Retained Business taken as a whole. The Company and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct the Retained Business as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on the Retained Business taken as a whole.

     Section 3.12   Taxes.

          (a) Except as disclosed in the Company Financial Statements for the year ended December 31, 1996 or as set forth in Section 3.12 of the Company Disclosure Schedule:

           (i) the Company, its Subsidiaries and the consolidated group (the "Group") of which the Company and/or its Subsidiaries are members have
      (A) duly filed with the appropriate governmental authorities all Tax Returns (as hereinafter defined) required to be filed by them on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a material adverse effect on the entity required to file such Tax Return, and such Tax Returns are true, correct and complete in all material respects, and (B) duly paid in full or made provision in accordance with generally accepted accounting principles for the payment of all Taxes (as hereinafter defined) due with respect to periods ending on or prior to the Closing Date;

           (ii) all monies which any member of the Group has been required by law to withhold from employees or other contractors with respect to payments made or periods ending on or before the Closing Date have been withheld and timely paid to the appropriate governmental authority;

           (iii) as of the date hereof, the Tax Returns for the Company, its Subsidiaries and/or any member of the Group are not currently the subject of any audit, investigation or proceeding by the Service or, to the Company's, any Subsidiary's or the Group's knowledge, any state or local taxing authority, and the Company, its Subsidiaries and/or any member of the Group have not received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for material Taxes of the Company, its Subsidiaries and/or any member of the Group which have not been paid or finally settled, other than audits, deficiencies or assessments disclosed in Section 3.12 of the Company Disclosure Schedule which are being contested in good faith through appropriate proceedings; and

           (iv) the consolidated federal income tax return of the Group has been audited through December 31, 1990 and no waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency granted by the Company or any of its Subsidiaries is currently in effect.

          (b) There are no "deferred intercompany transactions" or "excess loss accounts" (both as defined in treasury regulations) between (i) the Company and any Subsidiary of the Company or (ii) Newco (or any member of the Newco Group) and the Company (or any Subsidiary of the Company), except for "deferred intercompany transactions" with aggregate deferred gain of less than three hundred thousand dollars ($300,000).


          (c) "Taxes" means all taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, estimated taxes, excise, personal property, real property, sales, ad valorem, value-added, leasing, withholding, social security, workers' compensation, unemployment insurance, occupation, use, service, service use, license, stamp, payroll, employment, windfall profit, environmental, alternative or add-on minimum tax, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local, or foreign governmental authority whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies, imposts, duties or other assessments. "Tax Return" means any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

          (d) Except as provided in Section 3.12 of the Company Disclosure Schedule, neither the Company, any of its Subsidiaries nor any member of the Group (i) has filed a consent pursuant to Section 341(f) of the Code nor agreed to have Section 341(f)(2) apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f) of the Code) owned by a member of the Group, (ii) has agreed, or is required, to make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Group for Taxes, (iii) has made an election, or is required, to treat any asset of the Group as owned by another person pursuant to the provisions of former Section 168(f)(8) of the Code, (iv) is now or has ever been a party to any agreement, contract, arrangement, or plan that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, (v) has participated in an international boycott as defined in
Section 999 of the Code, (vi) is now or has ever been a "foreign person" within the meaning of Section 1445(b)(2) of the Code, (vii) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision. After the date hereof, no extension of the period of limitation will be made without the written consent of Buyer, or (viii) is now or has ever been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     Section 3.13   Environmental Matters.

          (a) Except as disclosed in the Company SEC Documents as filed prior to the date hereof or as set forth in Section 3.13 of the Company Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a material adverse effect on the Retained Business taken as a whole, (i) to the knowledge of the Company, the Retained Business of the Company and its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined); (ii) to the knowledge of the Company, the properties included in the Retained Business and presently owned or operated by the Company or its Subsidiaries (the "Company Properties") do not contain any Hazardous Substance (as hereinafter defined) other than as permitted under applicable Environmental Laws; (iii) neither the Company nor any of its Subsidiaries has since December 31, 1994 received any claims, notices, demand letters, lawsuits or requests for information from any Governmental Entity or any private third party alleging that the Retained Business is in violation of, or liable under, any Environmental Laws; and (iv) none of the Company, its Subsidiaries or the Company Properties is subject to any court order, administrative order or decree relating to the Retained Business arising under any Environmental Law.

          (b) "Environmental Law" means any applicable Federal, state or local law, regulation, permit, judgment or agreement with any Governmental Entity, relating to (x) the protection, preservation or restoration of the environment or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law.

     Section 3.14   Material Contracts.  Section 3.14 of the Company Disclosure
Schedule identifies any Contract included in the Retained Business to which the Company or any of its Subsidiaries is a party or by which any of its assets or operations may be bound that is (i) a loan or similar agreement or indebtedness evidenced by a note or other instrument, or any direct or indirect guarantee of indebtedness of any other person, in excess of $1,000,000; (ii) any Contract that expressly limits the right to terminate the Contract without penalty upon less than one year's notice and such Contract provides for future payments in excess of $250,000 within the next twelve (12) months from the date hereof;
(iii) a network affiliation agreement; (iv) an employment or severance agreement providing for payments in excess of $100,000 to any employee; and (v) any Contract related to capital expenditures, which provides for future payments in excess of $500,000 within the next twelve (12) months from the date hereof. Except as set forth in Section 3.14 of the Company Disclosure Schedule
(i) each of the Contracts set forth on Schedule 3.14 is in full force and effect, except where the failure to be in full force and effect would not have a material adverse effect on the Retained Business taken as a whole and (ii) there are no existing defaults by the Company or such Subsidiary thereunder which default would result in a material adverse effect on the Retained Business taken as a whole.

     Section 3.15 Brokers or Finders. Neither the Company nor any of its Subsidiaries has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses, as previously disclosed to Buyer, will be paid by the Company in accordance with the Company's agreement with such firm.

     Section 3.16 State Takeover Statutes. The provisions of Section 203 of the Delaware Act will not apply to the Merger, the Distribution or any of the other transactions contemplated hereby, and to the Company's knowledge, no other state takeover statute or similar statute or regulation applies to the Merger, the Distribution, or any of the other transactions contemplated hereby.

     Section 3.17 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date of such opinion, the terms of the Distribution and Merger, taken together, are fair, from a financial point of view, to the holders of common stock of the Company.

     Section 3.18 Title to Assets. Except as set forth in Section 3.18 of the Company Disclosure Schedule, the Company owns all of the material assets included in the Retained Business free and clear of any liens, claims, security interests or encumbrances that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Retained Business taken as a whole.

     Section 3.19 Employees. With respect to the Retained Business, neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement or other contract with a labor union, nor is the Company or any of its Subsidiaries the subject of any proceeding or organizing activity seeking to compel it or such Subsidiary to bargain with any labor union as to wages and conditions of employment, nor is there any strike, labor dispute, slow down or stoppage involving the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Retained Business taken as a whole.

     Section 3.20 Insurance. Set forth in Section 3.20 of the Company Disclosure Schedule is a schedule of the insurance coverage (including policy limits, coverage layers, and named insureds) maintained by the Company on the assets, properties, premises, operations and personnel of the Retained Business.

     Section 3.21 FCC Licenses. The Company has provided Buyer with a complete list of the FCC Licenses held or controlled by the Company or any of its Subsidiaries. Except as does not materially jeopardize the operation by the Company or the applicable Subsidiary of any of the Company Stations to which the FCC Licenses apply or as set forth in Section 3.21 of the Company Disclosure Schedule: (i) the Company and those of its Subsidiaries that are required to hold FCC Licenses, or that control FCC Licenses, are qualified to hold such FCC Licenses or to control such FCC Licenses, as the case may be;
(ii) the Company and those of its Subsidiaries that are required to hold FCC Licenses hold such FCC Licenses; (iii) the Company is not aware of any facts or circumstances relating to the Company or any of its subsidiaries that would prevent the FCC's granting the requisite consent to the FCC Form 315 Transfer of Control Application to be filed with respect to the Merger (the "FCC Application"), except that the Company has filed a renewal application with the FCC relating to KENS-AM, which renewal application may delay the granting of the FCC Application; (iv) each Company Station is in material compliance with all FCC Licenses held by it; and (v) there is not pending or, to the knowledge of the Company, threatened any application, petition, objection or other pleading with the FCC or other Governmental Entity which challenges the validity of, or any rights of the holder under, any FCC License held by the Company or one of its Subsidiaries, except for rule making or similar proceedings of general applicability to persons engaged in substantially the same business conducted by the Company Stations. As used herein, the term "Company Station" shall mean KENS-TV and KENS-AM and the term "FCC License" shall mean any permit, license, waiver or authorization that a person is required by the FCC to hold in connection with the operation of its business.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company as follows:

     Section 4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on Buyer and its Subsidiaries taken as a whole. Buyer and each of its Subsidiaries are duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on Buyer and its Subsidiaries taken as a whole or on the ability of Buyer to consummate the transactions contemplated hereby. True, accurate and complete copies of Buyer's Articles of Incorporation and Code of Regulations, including all amendments thereto, have heretofore been delivered to the Company.

     Section 4.2 Capitalization. As of the date hereof, the authorized and outstanding capital stock of Buyer consists of: (i) 120 million shares of Buyer Common Stock authorized, of which 61,639,561 shares are outstanding, (ii) 30 million shares of Buyer Voting Stock authorized, of which 19,333,711 shares are outstanding and (iii) 25 million shares of serial preferred stock, par value $.01 per share authorized, none of which are outstanding. All the outstanding shares of Buyer's capital stock are, and all shares of Buyer Common Stock which are to be issued pursuant to the Merger will be when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. Except for Buyer Common Stock issuable to directors, officers and employees pursuant to Buyer stock option and other benefit plans and except for this Agreement, there are no existing options, warrants, calls, subscriptions or other rights or other agreements, commitments, understandings or restrictions of any character relating to the issued or unissued capital stock of Buyer or any of its Subsidiaries. Since December 31, 1996, no material number of shares of Buyer Common Stock have been issued except issuances of shares reserved for issuance as described above.

     Section 4.3 Authority. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger and if required by the Ohio Act or the rules and regulations of the NYSE, the approval of the issuance of shares of Buyer Common Stock pursuant to this Agreement by an affirmative vote of the holders of at least a majority of the shares of Buyer Voting Stock present, in person or by proxy, and entitled to vote at the meeting of Buyer's stockholders referred to in Section 6.3(b) for which a quorum exists). The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or for Buyer to consummate the transactions so contemplated (other than, with respect to the Merger and if required by the Ohio Act or the rules and regulations of the NYSE, the approval of the issuance of shares of Buyer Common Stock pursuant to this Agreement by an affirmative vote of the holders of at least a majority of the shares of Buyer Voting Stock present, in person or by proxy, and entitled to vote at the meeting of Buyer's stockholders referred to in Section 6.3(b) for which a quorum exists). This Agreement has been duly executed and delivered by Buyer, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

     Section 4.4 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the FCC Act, the NYSE, filings under state securities or "blue sky" laws, the filing with the Secretary of State of the State of Delaware of the Certificate of Merger and the filing with the Secretary of State of the State of Ohio of the Certificate of Merger and as may be necessary as a result of any facts or circumstances relating solely to the Company and its Subsidiaries, neither the execution, delivery or performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective charter or bylaws of Buyer , (ii) require any filing by Buyer or its Subsidiaries with, or permit, authorization, consent or approval to be obtained by Buyer or its Subsidiaries of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, ordinance, rule or regulation applicable to Buyer or any of its Subsidiaries, except, in the case of clause (ii), (iii) or (iv), for failures to file or obtain, violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Buyer or the ability of Buyer to consummate the transactions contemplated hereby. Buyer has no knowledge of any facts or circumstances relating to Buyer or any of its Subsidiaries, that, individually or in the aggregate, would prevent any necessary approval of the transactions contemplated by this Agreement under the FCC Act. Buyer is legally and financially qualified and, to Buyer's knowledge, otherwise qualified to hold, or control the entities which hold or will hold, the FCC Licenses currently held or controlled by the Company or to be held by Buyer or any person under their control after the Effective Time, and are not aware of any facts or circumstances that might prevent or delay prompt consent to or waivers for the FCC Application.

     Section 4.5 SEC Reports and Financial Statements. Each of Buyer and its Subsidiaries has timely filed with the SEC and has heretofore made available to the Company true and complete copies of all periodic reports required to be filed by it since December 31, 1994 under the Exchange Act (as such documents have been amended since the time of their filing, together with all such periodic reports to be filed from the date hereof to the Effective Time, collectively, the "Buyer SEC Documents"). The Buyer SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, (a) did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied or will comply, as the case may be, in all material respects with the applicable requirements of the Exchange Act. The consolidated financial statements of Buyer included in the Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the
SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit and year-end adjustments) the consolidated financial position of Buyer and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     Section 4.6 Information in Disclosure Documents and Registration Statements. None of the information supplied by Buyer or its representatives for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and
(ii) the Proxy Statement will, at the date mailed to each of the Company's and Buyer's stockholders and at the time of each of the meetings of the Company's and Buyer's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, except that no representation is made by Buyer with respect to statements made therein based on information supplied by the Company for inclusion in the S-4 and the Proxy Statement or with respect to information concerning the Company incorporated by reference in the S-4 and the Proxy Statement.

     Section 4.7 Litigation. Except as disclosed in the Buyer SEC Documents filed prior to the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened, against Buyer or any of its Subsidiaries before any Governmental Entity which, individually or in the aggregate, might reasonably be expected to have a material adverse effect on Buyer and its Subsidiaries taken as a whole or a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement. Except as disclosed in the Buyer SEC Documents filed prior to the date of this Agreement, neither Buyer nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, individually or in the aggregate, might reasonably be expected to have a material adverse effect on Buyer and its Subsidiaries taken as a whole or a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

     Section 4.8 Absence of Certain Changes or Events. Since December 31, 1996, there has not been any change or development, or combination of changes or developments (other than changes relating to or arising from legislative or regulatory changes or developments generally affecting the newspaper or broadcasting industries or general economic conditions in the United States) which individually or in the aggregate have had or are reasonably likely to have a material adverse effect on Buyer and its Subsidiaries taken as a whole.

     Section 4.9 No Violation of Law. Except as disclosed in the Buyer SEC Documents as filed prior to the date hereof, neither Buyer nor any of its Subsidiaries is in violation of, or, to the knowledge of Buyer, is under investigation with respect to or has been given notice or been charged by any Governmental Entity with any violation of, any law, statute, order, rule, regulation or judgment of any Governmental Entity, except for violations which, in the aggregate, do not have a material adverse effect on the Buyer and its Subsidiaries taken as a whole. Buyer and its Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except for any such permits, licenses, franchises or other governmental authorizations, consents and approvals the failure of which to have would not have a material adverse effect on Buyer and its Subsidiaries taken as a whole.

     Section 4.10 Environmental Matters. Except as disclosed in the Buyer SEC Documents as filed prior to the date hereof, except for such matters that, individually or in the aggregate, would not have a material adverse effect on Buyer and its Subsidiaries taken as a whole, (i) Buyer and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws;
(ii) to the knowledge of Buyer, the properties presently owned or operated by Buyer or its Subsidiaries (the "Buyer Properties") do not contain any Hazardous Substance other than as permitted under applicable Environmental Laws; (iii) neither Buyer nor any of its Subsidiaries has, since December 31, 1994, received any claims, notices, demand letters, lawsuits or requests for information from any Governmental Entity or any private third party alleging that Buyer is in violation of, or liable under, any Environmental Laws; and
(iv) none of Buyer, its Subsidiaries or the Buyer Properties is subject to any court order, administrative order or decree arising under any Environmental
Law.

     Section 4.11 Unwanted Businesses. Buyer is unwilling to consummate the Merger unless the Company has divested itself of all of the Company's assets and Newco has assumed all of the Company's liabilities, other than those relating to the Retained Business.

     Section 4.12 Purchases of Company Stock. Neither Buyer nor any of its Subsidiaries has acquired any shares of capital stock of the Company since December 31, 1995.

     Section 4.13 Brokers or Finders. Neither Buyer nor any of its Subsidiaries has any liability to any agent, broker, investment banker, financial advisor or other firm or person for any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.


                                   ARTICLE V

                      COVENANTS PENDING THE EFFECTIVE TIME

     Section 5.1 Covenants of the Company with Respect to the Retained Business. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that except (i) for the Distribution and the other transactions, actions or events provided for in the Distribution Agreement, including the Employee Benefits Agreement, (ii) as contemplated or permitted by this Agreement, (iii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iv) to the extent that Buyer shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed):

          (a) Ordinary Course. The Company and its Subsidiaries shall carry on the Retained Business in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings with the Retained Business, it being understood, however, that (i) certain employees of the Retained Business will also be engaged in activities for Newco and its Subsidiaries and certain officers of the Company will resign at the time of the Distribution and will serve as officers of Newco, and (ii) the failure of any employees of the Retained Business to remain employees of the Retained Business or become employees of Buyer or any Subsidiary of Buyer shall not constitute a breach of this covenant. Without limiting the foregoing, except as set forth in
Section 5.1 of the Company Disclosure Schedule and except for "like kind" replacements and repairs of equipment, the Company will not make or enter into any contracts, commitments or agreements obligating the Company to make any capital expenditures primarily relating to, or arising from, the Retained Business in excess of $5,000,000, in the aggregate.

          (b) Dividends; Changes in Stock. The Company shall not (i) declare or pay any dividends (including dividends in Company Common Stock) on or make other distributions in respect of any of its capital stock (including such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction), except for regular quarterly cash dividends consistent with amounts currently paid and the Distribution, (ii) split (including a reverse stock split), combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) other than pursuant to the Company's previously announced stock repurchase program, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries.

          (c) Issuance of Securities. The Company shall not, nor shall the Company permit any of its Subsidiaries included in the Retained Business to, issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any shares of its capital stock of any class, any other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, equity interests or convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to Company Stock Plans or the other agreements referred to in Section
3.2 of the Company Disclosure Schedule, (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent and (iii) the granting of stock options or stock grants to employees of the Company other than the Retained Employees (as defined in Section 6.7) and to Retained Employees first employed after the date hereof.

          (d) Governing Documents. The Company shall not amend its Certificate of Incorporation or bylaws in a manner adverse to Buyer or otherwise inconsistent with the transactions contemplated hereby.

          (e) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, incur (which shall not be deemed to include (i) entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements or (ii) refinancings of existing indebtedness) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any such obligations of others other than (x) in the ordinary course of business consistent with past practice, (y) pursuant to existing credit or guaranty agreements or (z) indebtedness incurred solely by, or that will be assumed and become the obligation solely of Newco or any of its Subsidiaries at the Time of Distribution (as defined in the Distribution Agreement).

          (f) Changes to Benefit Plans. Except as would not materially increase the costs of the Retained Business and except for changes required to comply with applicable law, the Company shall not, nor shall it permit any of its Subsidiaries (other than Newco and its Subsidiaries) to, (i) enter into, adopt, amend (except as may be required by law and except for immaterial amendments) or terminate any Benefit Plan or any agreement, arrangement, plan or policy between the Company or any such Subsidiary and one or more of its directors, officers or Employees or (ii) except for normal increases in the ordinary course of business consistent with past practice and the payment of bonuses and other consideration to employees in the aggregate not to exceed the amount set forth in Section 5.1 of the Company Disclosure Schedule, increase in any manner the compensation or fringe benefits of any director, officer or Employee or pay any benefit to any director, officer or Employee not required by any plan or arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided that the foregoing shall not prohibit the Company from hiring and paying new employees in the ordinary course of business consistent with past practice.

          (g) Filings. The Company shall promptly provide Buyer (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which Buyer has no reasonable interest in obtaining in connection with the Merger) made by the Company with any Federal, state or foreign Governmental Entity in connection with this Agreement, the Distribution Agreement and the transactions contemplated hereby and thereby.

          (h) Accounting Policies and Procedures. The Company will not and will not permit any of its Subsidiaries to change any of its accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

          (i) Newco. The Company shall (i) abide and cause Newco to abide by their respective obligations under the Distribution Agreement, Tax Disaffiliation Agreement and Employee Benefits Agreement and (ii) not terminate or amend, or waive compliance with any obligations under, the Distribution Agreement, Tax Disaffiliation Agreement or Employee Benefits Agreement in any manner adverse to Buyer.

          (j) Sale of Assets. The Company shall not sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of the assets included in the Retained Business, except for dispositions of inventories and equipment in the ordinary course of the Retained Business and consistent with past practice.

     Section 5.2 Covenants of the Company. During the period from the date of this Agreement and continuing to the Effective Time, the Company agrees as to itself and its Subsidiaries that the Company shall not, and shall not permit any of its Subsidiaries to, take any action, including, without limitation, with respect to the terms of the Certificate of Incorporation or bylaws of Newco, that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would materially impair the ability of the Company to consummate the Distribution in accordance with the terms of the Distribution Agreement or the Merger in accordance with the terms hereof or would materially delay such consummation, and the Company shall promptly advise Buyer orally and in writing of any change in, or event with respect to, the business or operations of the Company and its Subsidiaries having, or which insofar as can reasonably be foreseen, could have, a material adverse effect on the Retained Business.

     Section 5.3 Covenants of Buyer. During the period from the date of this Agreement and continuing until the Effective Time, Buyer agrees as to itself and its Subsidiaries that except (i) as contemplated or permitted by this Agreement or (ii) to the extent that the Company shall otherwise consent in writing (which consent will not be unreasonably withheld or delayed):

          (a) Ordinary Course. Buyer and its Subsidiaries shall carry on their businesses in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact the present business organization, keep available, consistent with past practice, the services of the present officers and employees and preserve the relationships with customers, suppliers and others having business dealings with them.

          (b) Dividends; Changes in Stock. Buyer shall not (i) declare or pay any dividends (including dividends in Buyer Common Stock) on or make other distributions in respect of any of its capital stock (including such a distribution or dividend made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction), except for regular quarterly cash dividends, (ii) split (including a reverse split), combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock of Buyer, except for shares repurchased by Buyer pursuant to its Market Repurchase Program as defined herein.

          (c) Issuance of Securities. Buyer shall not, nor shall Buyer permit any of its Subsidiaries to, issue, transfer or sell, or authorize or propose or agree to the issuance, transfer or sale of, any shares of its capital stock of any class, any other equity interests or any securities convertible into, or any rights, warrants, calls, subscriptions, options or other rights or agreements, commitments or understandings to acquire, any such shares, equity interests or convertible securities, other than (i) the issuance of shares of Buyer Common Stock upon the exercise of stock options or stock grants pursuant to existing employee benefit plans, (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent, (iii) issuances of Buyer Common Stock not exceeding twenty percent (20%) of the outstanding shares, and
(iv) the issuance of Buyer Common Stock upon the exercise of the option granted to The Edward W. Scripps Trust (the "Trust") pursuant to the Stock Option Agreement between Buyer and the Trust dated the date hereof, a copy of which has been furnished to the Company.

          (d) Governing Documents. Buyer shall not amend its Articles of Incorporation or Code of Regulations in a manner adverse to the Company or otherwise inconsistent with the transactions contemplated hereby.

          (e) Indebtedness. Buyer shall not, nor shall it permit any of its Subsidiaries to, incur (which shall not be deemed to include (i) entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements or (ii) refinancings of existing indebtedness) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Buyer or any of its Subsidiaries or guarantee any such obligations of others other than (x) in the ordinary course of business consistent with past practice, (y) pursuant to existing credit or guaranty agreements or (z) additional indebtedness not to exceed $1 billion in the aggregate.

          (f) Filings. Buyer shall promptly provide the Company (or its counsel) copies of all filings (other than those portions of filings under the HSR Act which the Company has no reasonable interest in obtaining in connection with the Merger) made by Buyer with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby and thereby.

          (g) Accounting Policies and Procedures. Buyer will not and will not permit any of its Subsidiaries to change any of its accounting principles, policies or procedures, except as may be required by generally accepted accounting principles.

          (h) Cooperation. Buyer shall not take, nor permit any of its Subsidiaries to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII not being satisfied or that would materially impair the ability of Buyer to consummate the Merger in accordance with the terms hereof or materially delay such consummation, and Buyer shall promptly advise the Company orally and in writing of any change in, or event with respect to, the business or operations of Buyer having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on Buyer and its Subsidiaries taken as a whole.

          (i) Securities Act Compliance. As soon as practicable after the date of the meeting of the stockholders of the Company to be called in accordance with Section 6.3(a) hereof, the Company will identify to Buyer all persons who are reasonably believed by the Company to be, at the time of the stockholders meeting, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act ("Rule 145 Affiliates"). The Company will use its reasonable best efforts to obtain a written agreement in form and substance satisfactory to Buyer from each person identified as a possible Rule 145 Affiliate and will deliver such written agreements as soon as practicable after the meeting of the stockholders of the Company. Buyer may place appropriate legends on the certificates evidencing the shares of Buyer Common Stock to be received by Rule 145 Affiliates and issue appropriate stop transfer orders to the Buyer's transfer agent.

     Section 5.4 Control of the Company Stations. Prior to the Effective Time, control of the Company's television and radio broadcast operations, along with all of the Company's other operations, shall remain with the Company. The Company and Buyer acknowledge and agree that neither Buyer nor any of its employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise, such broadcast and other operations, it being understood that supervision of all programs, equipment, operations and other activities of such broadcast and other operations shall be the sole responsibility, and at all times prior to the Effective Time remain within the complete control and discretion, of the Company, subject to the terms of Sections 5.1 and 5.2.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     Section 6.1 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including, without limitation, (i) the prompt preparation and filing with the SEC of the S-4 and the Proxy Statement, (ii) such actions as may be required to have the S-4 declared effective under the Securities Act and to have the Proxy Statement cleared by the SEC, in each case as promptly as practicable, including by consulting with each other as to, and responding promptly to, any SEC comments with respect thereto, (iii) the prompt preparation and filing of all necessary documents under the HSR Act and FCC Act including (but not limited to) any required waiver of the FCC one to a market rule, (iv) such actions as may be required to have the applicable waiting period under the HSR Act expire or terminate as promptly as practicable, including by consulting with each other as to, and responding promptly to any comments or requests for information with respect thereto, (v) such actions as may be required to be taken under applicable state securities or "blue sky" laws in connection with the issuance of shares of Buyer Common Stock contemplated hereby, and (vi) the distribution of the prospectus constituting a part of the S-4 and the Proxy Statement to stockholders of the Company. Each party shall promptly consult with the other and provide any necessary information with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     Section 6.2 Access to Information. Upon reasonable notice, each of the Company and Buyer shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (with respect to the Company, to the extent relating to the Retained Business), and, during such period, each of the Company and Buyer shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel (with respect to the Company, to the extent related to the Retained Business) as such other party may reasonably request. After the Effective Time, upon reasonable notice, Buyer and its Subsidiaries shall afford to the officers, employees, accountants, counsel and other representatives of Newco access, during normal business hours, to the Surviving Corporation's and its Subsidiaries' books and records which Newco may reasonably request in order to complete tax filings or for other legitimate business purposes. Unless otherwise required by law, the parties will hold any information made available pursuant to this Section 6.2 which is nonpublic in confidence in accordance with the confidentiality agreement, dated March 11, 1997 (the "Confidentiality Agreement"), between Buyer and the Company.

     Section 6.3    Stockholders Meetings.

          (a) The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement and, if the Company determines such approval to be necessary or appropriate, the Distribution and shall use all reasonable efforts to hold such meeting as soon as practicable after the date hereof; provided, however, that the Board of Directors of the Company may fail to make such a recommendation, or withdraw, modify or change any such recommendation if it determines after receiving the advice of outside counsel that making such recommendation, or that the failure to withdraw, modify or change its recommendation, would be inconsistent with its fiduciary duties under applicable law.

          (b) If required by the Ohio Act or the rules and regulations of the NYSE, Buyer shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval of the issuance of shares of Buyer Common Stock pursuant to this Agreement. Buyer will, through its Board of Directors, recommend to its stockholders such approval and shall use all reasonable efforts to hold such meeting as soon as practicable after the date hereof.

     Section 6.4 Legal Conditions to Distribution and Merger. Each of the Company and Buyer will use all reasonable efforts to comply promptly with all legal requirements which may be imposed on it or its respective Subsidiaries with respect to the Distribution and the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and the FCC Act and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their respective Subsidiaries in connection with the Distribution or the Merger). Subject to the terms and conditions hereof, each of the Company and Buyer will, and will cause its Subsidiaries to, promptly use all reasonable efforts to obtain (and will consult and cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by such party in connection with the Distribution or the Merger or the taking of any action contemplated thereby or by this Agreement or the Distribution Agreement.

     Section 6.5 Stock Exchange Listing. Buyer shall use all reasonable efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     Section 6.6 Company Severance Obligations. Subject to the proviso in the following sentence, the Company will pay or Newco will assume any transaction bonus arising out of the transactions contemplated by this Agreement pursuant to any contract, agreement or arrangement of which the Company or any of its Subsidiaries is a party, including, without limitation, payments pursuant to the agreements listed in Section 6.6 of the Company Disclosure Schedule. In no event shall Buyer or any of its Subsidiaries be responsible for any such payments, or be under any obligation to honor or assume any such obligations; provided, however, Buyer shall assume and retain, with respect to the Retained Employees (as defined in Section 6.7), any and all severance obligations that arise due to (i) the Merger being a "Change of Control" under the Severance Agreements for Retained Employees specified in
Section 6.6 of the Company Disclosure Schedule and (ii) events or actions occurring after the Effective Time.

     Section 6.7    Employee Matters; Company Stock Plans.

          (a) The Company and Buyer agree that Buyer will immediately after the Effective Time and for at least one year thereafter, permit the employees of the Retained Business who will remain in the employ of the Surviving Corporation or one of its Subsidiaries after the Effective Time (collectively, the "Retained Employees") (i) to participate in a group health plan of Buyer, or one of its Subsidiaries in which similarly situated employees of Buyer participate, in accordance with the terms of the plan and, to waive any pre-existing condition clause or waiting period requirement in such group health plan and to give credit for deductible amounts paid by a Retained Employee during the current deductible year of such group health plan while employed by the Company; provided, however, that Buyer will be in compliance with this clause (i) if Buyer assumes the current group health contracts of the Company and its Subsidiaries to the extent applicable to the Retained Employees; (ii) to participate in and receive credit for vesting and eligibility purposes under tax qualified retirement plans of Buyer or any of its Subsidiaries in which similarly situated employees of Buyer participate, for which they are otherwise eligible for their service with the Company, to the extent permitted by applicable tax-qualification requirements; (iii) to participate in other benefit plans of Buyer which are offered to similarly situated employees; and (iv) to participate in stock option programs and stock purchase programs of Buyer which are offered to similarly situated employees.

          (b) Prior to the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Option") held by a Retained Employee under the Company Stock Plans, whether vested or unvested, exercisable or nonexercisable, shall be eliminated as an obligation of the Company. The Surviving Corporation and Buyer shall have no obligation or responsibility whatsoever with respect to any Company Options.

          (c) All of the Retained Employees of Seller will become employees of Buyer as of the Closing Date; however, nothing in this Agreement shall be construed to require Buyer or the Company to continue the employment of any Retained Employee for any period of time, or, except as required by Section 6.7(a) above, to offer any particular type or level of benefits to any employee. Nothing in this Agreement shall prevent Buyer or the Company from disciplining or terminating any Retained Employee or from amending or terminating any benefit plans at any time.

     Section 6.8 Fees and Expenses. Subject to the Distribution Agreement, whether or not the Merger is consummated and except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that Buyer and the Company shall each pay one-half of (i) the printing costs incurred with respect to the S-4 and the Proxy Statement, (ii) the filing fee required under the HSR Act and (iii) any filing fee required by the FCC to file the FCC Application.

     Section 6.9 No Solicitations. The Company will immediately cease any existing discussions or negotiations conducted prior to the date hereof with respect to any merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, tender or exchange offer, spin-off, recapitalization or similar transaction involving the sale of the Company or any of its Subsidiaries or divisions but excluding those potential transactions set forth in Section 6.9 of the Company Disclosure Schedule (an "Acquisition Transaction"). The Company, its Subsidiaries and their respective directors and officers shall not, and its or its Subsidiaries' affiliates, representatives and agents shall not, directly or indirectly, solicit any person, entity or group concerning any Acquisition Transaction (other than the transactions contemplated by this Agreement); provided that the Company may (i) furnish information or enter into negotiations to the extent the Company's Board of Directors determines after receiving the advice of outside counsel that the failure to do so would be inconsistent with its fiduciary duties under applicable law; and (ii) recommend to its stockholders a bona fide transaction or combination of transactions that the Board of Directors determines after consulting with its legal and other advisors is more favorable, from a financial point of view, to the stockholders of the Company than the Distribution and the Merger (a "Higher Proposal"), so long as the Board of Directors, after receiving advice from outside counsel, determines that recommendation of such transaction or combination of transactions may be required for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law. The Company will furnish to Buyer a true and correct copy of any Higher Proposal.

     Section 6.10 Distribution. Prior to the Closing, the Company will enter into the Distribution Agreement in the form attached hereto, with such changes as the Company and Newco shall agree and which are not adverse to Buyer, and cause Newco to enter into the Distribution Agreement and the Company will take all action necessary to effect the Distribution pursuant to the terms of the Distribution Agreement.

     Section 6.11 Tax-Free Nature of Transactions. (a) Each party agrees to report the Transfer as one or more tax-free transactions under one or more of
Section 332, 351 or 368(a) of the Code, the Distribution as a tax-free distribution under Section 355 of the Code and the Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code on all Tax Returns and other filings, and take no position inconsistent therewith, except to the extent Newco has Agreed To Pay Taxes resulting from the Transfer or the Distribution. Each of the Company and Buyer shall not, and shall not permit any of its Subsidiaries to, take or cause or permit to be taken, any action that would disqualify the Distribution as a tax-free distribution under
Section 355 of the Code, disqualify the Transfer as one or more tax-free transactions under one or more of Section 332, 351 or 368(a) of the Code, or disqualify the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, except for actions resulting in, or consistent with, Taxes Newco has Agreed To Pay. For purposes of this Agreement, the Distribution Agreement and the Tax Disaffiliation Agreement (as defined in the Distribution Agreement), Newco has "Agreed To Pay" or "Agrees To Pay" or will "Agree To Pay" an amount of Taxes if (i) the aggregate amount of all such Taxes Newco agrees to pay pursuant to such Agreements is less than fifty million dollars ($50,000,000) and Newco agrees to pay such Taxes in writing, or if (ii) the aggregate amount of all such Taxes Newco agrees to pay pursuant to such Agreements is greater than or equal to fifty million dollars ($50,000,000) and less than or equal to one hundred and fifty million dollars ($150,000,000), and either (A) Newco delivers to Buyer evidence of payment of all such Taxes to the appropriate tax authority on or prior to the Closing Date in a form reasonably acceptable to Buyer, or (B) only with the consent of Buyer, Newco contributes the amount of all such Taxes to an escrow account on or prior to the Closing Date, such escrow account to provide that interest thereon is to be payable to Newco and otherwise to be in a form and subject to terms and conditions reasonably acceptable to Buyer, or Newco provides a letter of credit or similar instrument as security for the payment of all such Taxes in a form, and from a financial institution, reasonably acceptable to Buyer. Newco cannot Agree To Pay Taxes in an aggregate amount greater than one hundred and fifty million dollars ($150,000,000).

          (b) The Company shall, as promptly as practicable after the date hereof, prepare and submit to the Service a request for an advance letter ruling from the Service that the transactions contemplated by the Distribution Agreement will qualify as one or more tax-free transactions under one or more of Sections 332, 351 and 368(a)(1)(D) of the Code and a tax-free distribution under Section 355 of the Code. Such request shall be true and correct in all material respects, and all facts material to the ruling shall be disclosed in such request. The Company shall afford Buyer with a reasonable opportunity to review and comment on such request prior to its submission to the Service, and such request as filed shall be reasonably acceptable to Buyer. The Company shall provide Buyer with copies of all materials submitted to the Service. Buyer shall participate in all meetings and conferences with Service personnel, whether telephonically or in person, and shall reasonably cooperate in good faith with the Company in seeking to obtain such ruling.

     Section 6.12   Closing Balance Sheet.

          (a) No later than 45 days after the Effective Date, Newco shall deliver to Buyer a consolidated balance sheet for the Retained Business at the Effective Date after giving effect to the Distribution (but not to the Merger) (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with the Company Financial Statements (except that the Closing Balance Sheet
(i) will not include any assets or liabilities that have been transferred to or assumed by Newco pursuant to the Distribution Agreement, including without limitation liabilities or reserves in respect of Continuing Claims (as defined in the Distribution Agreement), (ii) will reflect all film contracts as long-term assets and all film contract payables as long-term liabilities, and
(iii) will not reflect as current liabilities the Bank Indebtedness (as defined in Section 7.2(e), or the Severance Agreements for Retained Employees specified in Section 6.6). To the extent that the net working capital (current assets less current liabilities) of the Retained Business as shown on the Closing Balance Sheet is more or less than the amount estimated by the chief financial officer of the Company as the net working capital as of the Effective Date pursuant to Section 7.2(e), Buyer shall pay to Newco, or Newco shall pay to Buyer, the amount of such excess or shortfall, respectively, in cash within five days of the earlier to occur of (i) acceptance by Buyer or (ii) the Neutral Auditors' determination.

          (b) After receipt of the Closing Balance Sheet, Buyer shall have 20 days to review the Closing Balance Sheet, together with the workpapers used in the preparation thereof. The parties agree that representatives of Buyer and Newco shall be given access to all work papers, books, records and other information related to the preparation of the Closing Balance Sheet to the extent required to complete their review of the Closing Balance Sheet. Buyer may dispute items reflected on the Closing Date Balance Sheet only on the basis that such amounts were not arrived at in accordance with the consistent application of accounting principles used in the preparation of the Company Financial Statements. Unless Buyer delivers written notice to Newco on or prior to the 20th day after Buyer's receipt of the Closing Balance Sheet specifying in reasonable detail all disputed items and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Closing Balance Sheet. If Buyer so notifies Newco of its objection to the Closing Balance Sheet, Buyer and Newco shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

          (c) If at the conclusion of the Resolution Period there remain amounts in dispute pursuant to paragraph (b) of this Section 6.12, then all amounts remaining in dispute shall be submitted to a firm of nationally recognized independent public accountants who shall not have had a material relationship with Buyer, Newco, or the Company within the past two years (the "Neutral Auditors") and who shall be selected by mutual agreement of Buyer and Newco within 10 days after the expiration of the Resolution Period. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Buyer and Newco. The Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by Buyer and Newco, and not by independent review or audit, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, shall be set forth in a written statement delivered to Buyer and Newco and shall be final, binding and conclusive.

     Section 6.13   Comfort Letters.

          (a) The Company shall use all reasonable efforts to cause KPMG Peat Marwick LLP, the Company's independent public accountants, to deliver a letter dated as of the date of the Proxy Statement, and addressed to itself and Buyer and their respective Boards of Directors, in form and substance reasonably satisfactory to Buyer, and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

          (b) Buyer shall use all reasonable efforts to cause Deloitte & Touche LLP, the Buyer's independent public accountants, to deliver a letter dated as of the date of the Proxy Statement, and addressed to itself and the Company and their respective Boards of Directors, in form and substance reasonably satisfactory to the Company, and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

     6.14 Notification. Each party hereto shall, in the event of, or promptly after obtaining knowledge of, the occurrence or threatened occurrence of any fact or circumstance that would cause or constitute a material breach of any of its representations and warranties set forth herein, give notice thereof to the other party and shall use its reasonable efforts to prevent or remedy such breach.
                                  ARTICLE VII

                                   CONDITIONS

     Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          (a) Stockholder Approvals. This Agreement shall have been approved and adopted by (i) the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock and (ii) if required by the Ohio Act or the rules and regulations of the NYSE, the affirmative vote of the holders of at least a majority of the shares of Buyer Voting Stock present, in person or by proxy, and entitled to vote at the meeting of stockholders of Buyer referred to in Section 6.3(b) for which a quorum exists.

          (b) Stock Exchange Listing. The shares of Buyer Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance.

          (c) Other Approvals. Other than the filing of the Certificate of Merger and the Articles of Merger provided for by Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity or other public or private third party, the failure of which to obtain would have a material adverse effect on Buyer and its Subsidiaries, in each case taken as a whole, shall have been filed, occurred or been obtained. Buyer shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Buyer Common Stock pursuant to this Agreement.

          (d) Registration Statement. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

          (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Distribution shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

          (f) HSR and FCC Approvals. Any applicable waiting period under the HSR Act shall have expired or been terminated and the FCC Application shall have been approved by the FCC as defined herein. "FCC Approval" means action by the FCC or its staff granting consent to the transfer of control of the FCC Licenses to Buyer which, except as may be waived in writing by Buyer in its sole discretion, has not been reserved, stayed, enjoined, set aside, annulled or suspended; with respect to which no timely request for stay, petition for reconsideration or appeal of sua sponte action of the FCC with comparable effect is pending; and as to which the time for filing any such request, petition or appeal or for the taking of any such sua sponte action by the FCC has expired; provided further that, the FCC Approval shall include grant of a waiver of Section 73.3555(c) of the rules, the one-to-a-market rule (if necessary under the rules then in effect), permitting common ownership of Station KENS-TV and KENS-AM.

          (g) Consummation of the Distribution. The Distribution shall have become effective in accordance with the Distribution Agreement.

          (h) No Adverse Tax Development. Each of the Buyer and the Company shall have determined, after considering the advice of independent tax counsel, that there has not occurred any Adverse Tax Development (as defined below) after April 1, 1997 that may or will result in Taxes imposed on the Company, Newco and/or any of their respective Subsidiaries or stockholders in respect of the Transfer, the Distribution or the Merger, excluding Taxes Newco has Agreed To Pay (as defined in Section 6.11(a)). For purposes of this Section 7.1(h), an "Adverse Tax Development" shall mean the enactment of any legislation; the passage of any bill by either House of the U.S. Congress; the approval of any legislation by either the Ways and Means Committee of the U.S. House of Representatives or the Finance Committee of the U.S. Senate; any introduction of legislation by the Chairman of such Ways and Means Committee and/or the Chairman of such Finance Committee or any joint statement of an intention to introduce legislation; and any announcement or notice by the Internal Revenue Service or the Department of the Treasury, including the issuance of any ruling or the proposal or adoption of any regulation.

     Section 7.2 Conditions of Obligations of Buyer. The obligations of Buyer to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived by Buyer:

          (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date (in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and except as otherwise contemplated by this Agreement, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Distribution Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

          (c) Merger Opinion of Tax Counsel. Buyer shall have received the opinion of Baker & Hostetler LLP to the effect that the Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code.

          (d) Letter Ruling or Spin-Off Opinion of Tax Counsel. Either (i) the Company shall have received a letter ruling from the Service as contemplated in
Section 6.11(b) in form and substance satisfactory to Buyer or, with the Buyer's consent, Buyer shall have received the opinion of Hughes & Luce, L.L.P., to the effect that the Transfer qualifies as one or more tax-free transactions under one or more of Sections 332, 351, and 368(a)(1)(D) of the Code and that the Distribution qualifies as a tax-free distribution under
Section 355 of the Code, or (ii) both (A) the Company shall have received a letter ruling from the Service or, with the Buyer's consent, Buyer shall have received the opinion of Hughes & Luce, L.L.P., to the effect that the Transfer qualifies as one or more tax-free transactions under one or more of Sections 332, 351, and 368(a)(1)(D) of the Code and that the Distribution qualifies as a tax-free distribution under Section 355 of the Code, except for certain Taxes identified in such ruling or opinion as payable by the Company, Newco and/or either of their Subsidiaries ("Specified Taxes"), and (B) all of the Specified Taxes are Taxes that Newco Agrees To Pay (as defined in Section 6.11(a)).

          (e) Indebtedness of the Retained Business; Working Capital Adjustment. As of the Effective Time, the Retained Business shall have no outstanding indebtedness for borrowed money, other than the Bank Indebtedness; the chief financial officer of the Company shall have estimated the net working capital of the Retained Business (which shall be calculated on a basis consistent with the provisions of Section 6.13) as of the Effective Date and, in satisfaction of the Company's obligation under Section 4.1(c) of the Distribution Agreement, the Buyer shall have paid to Newco by wire transfer in immediately available funds the amount so estimated. The term "Bank Indebtedness" shall mean Indebtedness under the Third Amended and Restated Loan Agreement dated May 19, 1993, as amended, with Toronto-Dominion Bank, as Agent or any bank credit agreement used to refinance such Loan Agreement. The amount of the Bank Indebtedness shall be equal to two hundred million dollars ($200,000,000), provided, however, that if two hundred million dollars ($200,000,000) of Bank Indebtedness would cause Newco or the Company to incur a Tax liability arising with respect to the Transfer, the Distribution, or the Merger and a lesser amount of Bank Indebtedness would result in no such Tax liability, then the Bank Indebtedness shall be equal to the maximum such lesser amount.

          (f) Company Options. At the Effective Time, all Company Options, including Company Options held by Retained Employees, shall have been terminated or exchanged for Newco Options or shall have been fully assumed by Newco.

          (g) Agreed to Pay. If Newco agreed in writing pursuant to Section 8.1(i) to Agree To Pay any Taxes, then Newco shall have fulfilled such agreement.

     Section 7.3 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, on or prior to the Closing Date, unless waived by the
Company:

          (a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date (in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect.

          (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer to such effect.

          (c) Merger Opinion of Tax Counsel. The Company shall have received an opinion of Hughes & Luce, L.L.P. to the effect that the Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code.

          (d) Letter Ruling or Spin-Off Opinion of Tax Counsel. Either (i) the Company shall have received a letter ruling from the Service satisfactory to the Company, or, with the Company's consent, an opinion of Hughes & Luce, L.L.P., to the effect that the Transfer qualifies as one or more tax-free transactions under one or more of Sections 332, 351, and 368(a)(1)(D) of the Code and that the Distribution qualifies as a tax-free distribution under
Section 355 of the Code, or (ii) both (A) the Company shall have received a letter ruling from the Service or, with the Company's consent, Company shall have received the opinion of Hughes & Luce, L.L.P., to the effect that the Transfer qualifies as one or more tax-free transactions under one or more of Sections 332, 351, and 368(a)(1)(D) of the Code and that the Distribution qualifies as a tax-free distribution under Section 355 of the Code, except for certain Taxes identified in such ruling or opinion as payable by the Company, Newco and/or either of their Subsidiaries ("Specified Taxes"), and (B) all of the Specified Taxes are Taxes that Newco Agrees To Pay (as defined in Section 6.11(a)).

          (e) Indebtedness. Newco and its Subsidiaries shall have been fully released from any and all liability under the Bank Indebtedness as of the Effective Date.


                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger and this Agreement by the stockholders of the Company or, if applicable, Buyer:

          (a) by mutual consent of Buyer and the Company;

          (b) by either Buyer or the Company if the Merger shall not have been consummated before April 30, 1998 (unless the failure to so consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

          (c) by Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue in any material respect, in either case such that the conditions set forth in
Section 7.2(a) or Section 7.2(b) of this Agreement, as the case may be, would be incapable of being satisfied by April 30, 1998; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(c) if such willful breach shall not have been remedied within ten (10) days after receipt by the Company of written notice from Buyer specifying the nature of such willful breach and requesting that it be remedied;

          (d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) of this Agreement, as the case may be, would be incapable of being satisfied by April 30, 1998; or provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(d) if such willful breach shall not have been remedied within ten (10) days after receipt by Buyer of written notice from the Company, specifying the nature of such willful breach and requesting that it be remedied;

          (e) by Buyer if (i) the Company's stockholders do not approve the Merger and this Agreement at the meeting required under Section 6.3(a) hereof,
(ii) Buyer's stockholders do not approve the issuance of shares of Buyer Common Stock pursuant to this Agreement at the meeting contemplated under Section 6.3(b) if such meeting is required or (iii) the Company withdraws, amends or modifies in a manner adverse to Buyer its favorable recommendation of the Merger;

          (f) by the Company if (i) the Company's stockholders do not approve the Merger and this Agreement at the meeting required under Section 6.3(a) hereof, (ii) Buyer's stockholders do not approve the issuance of shares of Buyer Common Stock pursuant to this Agreement at the meeting contemplated under
Section 6.3(b) if such meeting is required, or (iii) the Company has received a Higher Proposal that it advises Buyer in writing the Company wishes to accept and the Board of Directors determines, after receiving advice from outside counsel, that such acceptance may be required for the Board of Directors of the Company to act in a manner consistent with its fiduciary duties;

          (g) by the Company at any time prior to December 31, 1997 to pursue the Acquisition Agreement dated as of May 16, 1997 between Buyer and the Company; or

          (h) by the Company in accordance with and subject to Section 8.2 hereof:

          (i) automatically, without any action by either Buyer or the Company, at 6:00 p.m. Eastern Time, on December 31, 1997 if either (A) Pending Legislation (as defined below) is still pending and has not been enacted into law; or (B) legislation has been enacted on or before 6:00 p.m. Eastern Time on December 31, 1997 which would impose Taxes, excluding Taxes Newco has agreed in writing to Agree To Pay (as defined in Section 6.11(a)), on the Company, Newco and/or any of their respective Subsidiaries or stockholders as a result of the Transfer, the Distribution or the Merger. For purposes of this Section 8.1(i), "Pending Legislation" shall mean H.R. 1365 or S. 612, as modified or amended, their successors, or substitutes in substantially the same form, and any other legislation passed by either House of the U.S. Congress or approved by either the Ways and Means Committee of the U.S. House of Representatives and/or the Finance Committee of the U.S. Senate, any other legislation introduced after April 1, 1997 by the Chairman of such Ways and Means Committee and/or the Chairman of such Finance Committee or considered by either such Committee in hearings or mark-up after April 1, 1997, any joint announcement after April 1, 1997 by the Chairman of such Ways and Means Committee and/or the Chairman of such Finance Committee of an intention to introduce legislation which, if enacted, would impose Taxes, excluding Taxes Newco has agreed in writing to Agree To Pay (as defined in Section 6.11(a)) on the Company, Newco and/or any of their respective Subsidiaries or stockholders as a result of the Transfer, the Distribution or the Merger, and upon such termination Buyer and the Company shall proceed with the transaction contemplated by the Acquisition Agreement dated as of May 16, 1997 between Buyer and the Company.

     Section 8.2 Termination Intent Notice; Top Up Rights. If the Average Buyer Price is less than the Minimum Price, the Company shall have the right to give notice to Buyer (the "Termination Intent Notice") that the Company intends to terminate this Agreement. The Termination Intent Notice shall be delivered to Buyer in writing at the location where the Closing is to take place no later than 3:00 p.m. Dallas time on the business day prior to the Closing Date (the "Pre-Closing Date"). If the Company delivers a Termination Intent Notice, Buyer shall have the right to give notice to the Company (the "Top-Up Notice") that Buyer elects to (notwithstanding Section 2.1(d)) calculate the Merger Consideration Per Share using the Average Buyer Price rather than the Minimum Price. The Top-Up Notice shall be delivered in person to the Company at the location where the Closing is to take place no later than 8:00 p.m. Dallas time on the Pre-Closing Date. If Buyer has not delivered a Top-Up Notice by the above deadline, this Agreement shall terminate without further action by any of the parties. If Buyer delivers the Top-Up Notice, the Per Share Merger Consideration shall be calculated using the Average Buyer Price rather than the Minimum Price.

     Section 8.3 Effect of Termination. In the event of a termination of this Agreement by either the Company or Buyer as provided in Section 8.1 or
Section 8.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or the Company or their affiliates or respective officers or directors, other than pursuant to the provisions of
Section 8.4 and Section 8.5; provided, however, that any such termination shall not relieve any party from liability for willful breach of this Agreement or from its obligations under the Confidentiality Agreement.

     Section 8.4 Termination Fee. If Buyer terminates this Agreement pursuant to Section 8.1(e)(iii) or the Company terminates this Agreement pursuant to 8.1(f)(iii), the Company will pay to Buyer within three business days of such termination, a fee, in cash, of $12 million. Such fee shall be the exclusive remedy of Buyer for the transactions contemplated hereby upon termination of this Agreement pursuant to Section 8.1(e)(iii) or Section 8.1(f)(iii) and shall be deemed inclusive of expenses incurred by Buyer. Upon the payment of the $12 million to Buyer in accordance with this Section 8.4, the Company shall have no further liability with respect to the transactions contemplated hereby.

     Section 8.5 Expense Reimbursement. If Buyer terminates this Agreement pursuant to Section 8.1(c) as a result of a willful breach by the Company or pursuant to Section 8.1(e)(i), the Company will pay to Buyer within three business days of such termination an amount equal to Buyer's documented reasonable expenses up to a maximum of $3 million.

     Section 8.6 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Buyer; provided that (i) after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval and (ii) after the Effective Time, this Agreement may be amended only with the written consent of Newco. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.7 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX

                                 MISCELLANEOUS

     Section 9.1 Nonsurvival of Representations and Warranties. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any other covenant or agreement of the parties set forth in this Agreement or in any instrument delivered pursuant to the terms hereof.

     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered if delivered personally (including by reputable overnight courier), on the date transmitted if sent by facsimile (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Buyer, to

          The E. W. Scripps Company
          312 Walnut Street, 28th Floor
          Cincinnati, Ohio 45202
          Attn:  M. Denise Kuprionis, Secretary
          Telecopy:           513-977-3024
          Confirmation:       513-977-3835
          with a copy to

          Baker & Hostetler LLP
          3200 National City Center
          1900 East 9th Street
          Cleveland, Ohio 44114
          Attn:  William Appleton, Esq.
          Telecopy:       216-696-0740
          Confirmation:   216-621-0200

          and

          (b) if to the Company, to

          Harte-Hanks Communications, Inc.
          200 Concord Plaza Drive
          San Antonio, Texas 78216
          Attn:  Donald R. Crews
          Facsimile:  210/829-9403
          Confirmation:  210/829-9000

          with a copy to

          Hughes & Luce, L.L.P.
          1717 Main Street, Suite 2800
          Dallas, Texas  75201
          Attn:  Alan J. Bogdanow
          Facsimile:  (214) 939-6100
          Confirmation:  (214) 939-5500

     Section 9.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

     Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties and delivered to each of the other parties, it being under stood that all parties need not sign the same counterpart.

     Section 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein, including the Distribution Agreement) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 6.6 and Section 6.7, are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder; provided that after the Effective Time, Newco may enforce the obligations of Buyer or the Company under this Agreement.

     Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts-of-law principles except to the extent that the laws of the State of Ohio mandatorily apply.

     Section 9.7 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 9.8 Publicity. Except as otherwise required by law or the rules of the NYSE, for so long as this Agreement is in effect and then with as much advance notice to the other party as is practicable under the circumstances, neither the Company nor Buyer shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     Section 9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Buyer may assign, in its sole discretion, any or all of its rights hereunder to any direct or indirect wholly owned Subsidiary of Buyer, and after the Effective Time, Newco shall be entitled to enforce the obligations of Buyer and the Company pursuant to this Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 9.10 Attorney-Client Privilege; Work Product. Anything herein or in the Distribution Agreement notwithstanding, the transactions contemplated hereby and by the Distribution Agreement shall not be deemed to transfer to Buyer or the Surviving Corporation any right to waive, nor shall they be deemed to waive, any attorney-client privilege between the Company, the present officers and directors of the Company or Newco and their legal counsel with respect to legal advice concerning the transactions contemplated hereby and by the Distribution Agreement, in either case concerning privileged communications (or work product related thereto) at any time prior to the Closing Date. Buyer and the Surviving Corporation and their successors and assigns shall not be entitled to waive or have access, nor shall they attempt to waive or seek access, to any privileged communication (or work product related thereto) between the Company, the present officers and directors of the Company or Newco and their legal counsel relating to the Merger or the Distribution or matters relating to Newco, its subsidiaries and their respective businesses.

     Section 9.11 Market Repurchase Program. Notwithstanding any other provision of this Agreement, the Company acknowledges that (i) Buyer shall have the right to announce a market repurchase program (the "Market Repurchase Program") pursuant to which it may purchase at such times and on such terms as it determines appropriate a then-indicated amount of common stock of Buyer and
(ii) Buyer has no obligation to make any such purchases. Buyer agrees not to make purchases during the Random Trading Days.

     Section 9.12 Further Assurances. Subject to the terms and conditions hereof and, as applicable, of the Distribution Agreement, the Company and Buyer will, and will cause their respective Subsidiaries to, do such additional things as are necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof or the transactions contemplated hereby.

     Section 9.13 Voting Agreement. Upon execution of this Agreement, the Buyer shall cause the Edward W. Scripps Trust, and the Company shall cause each of the Andrew B. Shelton Revocable Trust, Houston H. Harte, Edward H. Harte and Larry Franklin to execute and deliver a Voting Agreement in substantially the form attached as Exhibit E to this Agreement.

     IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement and Plan of Merger and Reorganization to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                       THE E. W. SCRIPPS COMPANY


                                       By: /s/ CRAIG C. STANDEN
                                          -------------------------------------
                                          Name:   Craig C. Standen
                                          Title:  Senior Vice-President,
                                                  Corporate Development



                                       HARTE-HANKS COMMUNICATIONS, INC.


                                       By: /s/ DONALD R. CREWS
                                          -------------------------------------
                                          Name:   Donald R. Crews
                                          Title:  Senior Vice-President, Legal

                                                                         Annex I

                       AGREEMENT AND PLAN OF DISTRIBUTION

         AGREEMENT AND PLAN OF DISTRIBUTION, dated as of ___________ _, 1997 (this "Distribution Agreement"), by and between HARTE-HANKS COMMUNICATIONS, INC., a Delaware corporation (the "Company") and [NEWCO], a Delaware corporation and a wholly owned subsidiary of the Company ("Newco").

                                    RECITALS

         A. The Merger Transaction. The Company and The E. W. Scripps Company, an Ohio corporation ("Buyer") have entered into an Agreement and Plan of Merger and Reorganization, dated as of May ___, 1997 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of the Company with and into Buyer, with Buyer as the surviving corporation.

         B. The Spin-Off. Immediately prior to the Effective Time (as defined in Section 1.2 of the Merger Agreement), subject to the satisfaction or waiver of the conditions set forth in Article VI of this Distribution Agreement, the Board of Directors of the Company expects to distribute all of the then-outstanding shares of Common Stock, par value $________ per share, of Newco ("Newco Common Stock") as a dividend to the holders of Common Stock, $1.00 par value, of the Company ("Company Common Stock"), on a pro rata basis (the "Spin-Off").

         C. Purpose. The purpose of the Spin-Off is to make possible the Merger by divesting the Company of the businesses and operations conducted or to be conducted by Newco, which Buyer is unwilling to acquire. This Distribution Agreement sets forth or provides for certain agreements between the Company and Newco in consideration of the separation of their ownership.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. As used in this Distribution Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement):

         "Action" shall mean any suit, claim, action, arbitration, inquiry, proceeding or investigation by or before any court, arbitral tribunal, administrative agency or commission or other governmental, regulatory or administrative agency or commission.

         "Company Group" shall mean the Company and its Subsidiaries, other than the Newco Group.

         "Continuing Claims" means all Actions against the Company or any member of the Company Group that arise from facts or events occurring prior to the Time of Distribution relating to bodily injury, property damage or worker's compensation and that would fall under the Company's automobile, general liability, or worker's compensation coverage.

         "Continuing Claims Costs" means all liabilities to third parties, costs and expenses resulting from the Continuing Claims that are not paid to or for the account of claimants or the Company by insurance or by any other third party (other than Affiliates of the Company).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, with respect to any asset or property, the sale value that would be obtained in an arms length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "Governmental Authorization" shall mean any permit, approval, license or authorization issued by a Governmental Entity.

         "Indemnified Loss" shall mean, with respect to any claim by an Indemnified Party for indemnification pursuant to Article V hereof, any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable costs of investigation and attorneys' fees and expenses in connection therewith) suffered by such Indemnified Party with respect to such claim.

         "Initial Group" shall mean the Company and its Subsidiaries determined prior to giving effect to the transfers and transactions contemplated by
Section 4.1 hereof.

         "Liabilities" shall mean, with respect to any party, except as otherwise provided herein, any and all debts, liabilities, commitments and obligations of such party, whether fixed, absolute, accrued, matured or unmatured, liquidated or unliquidated, contingent, asserted or unasserted, known or unknown, whenever or however arising reflected on a balance sheet (or in the notes thereto) or otherwise, including, without limitation, those arising under any law, rule, regulation,

Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         "Newco Group" shall mean Newco and its Subsidiaries determined after giving effect to the transfers and transactions contemplated by Section 4.1 and
Section 4.2 hereof.

         "Registration Statement" shall mean a registration statement on Form S-l to effect the registration of Newco Common Stock pursuant to the Securities Act and related registration statement on Form 8-A to effect the registration of Newco Common Stock under the Exchange Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Time of Distribution" shall mean the time as of which the Spin-Off is effective as set forth in Section 2.3 hereof.

         "Transfer Agent" shall mean [Bank of Boston], the transfer agent for the Company Common Stock.

                                   ARTICLE II

                 CAPITALIZATION OF NEWCO; MECHANICS OF SPIN-OFF

         2.1 Capitalization of Newco. The authorized capital stock of Newco currently consists of __________ shares of Newco Common Stock, all of which are issued and outstanding and owned beneficially and of record by the Company.

         2.2 Mechanics of Spin-Off. (a) The Spin-Off shall be effected by the distribution to each holder of record of Company Common Stock, as of the close of the stock transfer books on the record date designated by or pursuant to the authorization of the Board of Directors of the Company (the "Record Date"), of certificates representing [one] share of Newco Common Stock multiplied by the number of shares of Company Common Stock held by such holder, provided that no fractional shares of Newco Common Stock shall be distributed.

         (b) In the event a holder of Company Common Stock holds of record on the Record Date a number of shares of Company Common Stock such that, but for the proviso in Section 2.2(a) hereof, a fractional share of Newco Common Stock would be distributed to such holder, the Transfer Agent shall distribute to such holder certificates representing the number of shares of Newco Common Stock to which such holder is entitled after excluding from that number the fractional amount. No certificate or scrip representing fractional shares of Newco Common

Stock shall be issued in the Spin-Off in lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Newco Common Stock will be entitled to receive a cash payment in lieu of such fractional share in an amount equal to such fraction multiplied by the Average Newco Price. The term "Average Newco Price" shall mean the average of the closing prices of Newco Common Stock on the New York Stock Exchange Composite Transactions Reporting System, as reported by The Wall Street Journal for the five trading days following the Time of Distribution.

         2.3 Timing of Spin-Off. Prior to the Effective Time, the Board of Directors of the Company shall formally declare the dividend constituting the Spin-Off, which declaration shall be subject to the satisfaction or waiver of the conditions set forth in Article VI of this Distribution Agreement, and pay such dividend by delivery of certificates for Newco Common Stock to the Transfer Agent for delivery to the holders entitled thereto. The Spin-Off shall be deemed to be effective upon notification immediately prior to the Effective Time by the Company to the Transfer Agent that such conditions have been satisfied or waived and that the Transfer Agent is authorized to proceed with the distribution (the "Time of Distribution").

         2.4  Registration and Listing.  Prior to the Time of Distribution:

                 (a) The parties shall take such actions regarding the Registration Statement and Proxy Statement (as defined in the Merger Agreement), as is provided in the Merger Agreement to be taken with respect to the S-4 (as defined therein) and the Proxy Statement, respectively. After the Registration Statement becomes effective, the Company shall cause the final Prospectus which is part of the Registration Statement to be delivered to all holders of record of Company Common Stock on the Record Date.

                 (b) The parties hereto shall use reasonable efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws in connection with the transactions contemplated by this Agreement.

                 (c) Newco shall prepare, file and seek to make effective, an application for the listing of the Newco Common Stock on the New York Stock Exchange, subject to official notice of issuance.

                 (d) The parties hereto shall cooperate in preparing, filing with the Securities and Exchange Commission and causing to become effective any registration statements or amendments thereto which are necessary or appropriate in order to effect the transactions contemplated hereby or to reflect the establishment of, or amendments to, any employee benefit plans contemplated hereby requiring registration under the Securities Act.

                                  ARTICLE III

                                  TAX MATTERS

         Prior to the Time of Distribution, Newco and the Company shall enter into an agreement relating to past and future tax sharing and certain issues associated therewith in substantially the form attached hereto as Exhibit A (the "Tax Disaffiliation Agreement").

                                   ARTICLE IV

                              CERTAIN TRANSACTIONS

         4.1 Transactions Relating to Spin-Off. (a) Prior to the Time of Distribution, subject to the satisfaction or waiver of the conditions set forth in Article VI of this Distribution Agreement, the Company shall transfer, assign and convey to Newco as a capital contribution all of the capital stock of the following companies that is owned by the Company:

         (i)     HARTE-HANKS DATA TECHNOLOGIES, INC.
                          Harte-Hanks PTY, Limited
                          Harte-Hanks do Brazil Consultoria
                          Harte-Hanks Limited
                          Information for Marketing, Ltd.
         (ii)    HARTE-HANKS DIRECT MARKETING/BALTIMORE, INC.
         (iii)   DIRECT MARKET CONCEPTS, INC.
         (iv)    HARTE-HANKS DIRECT, INC.
         (v)     HARTE-HANKS DIRECT MARKETING/FULLERTON, INC.
         (vi)    HTS, INC.
         (vii)   HARTE-HANKS RESPONSE MANAGEMENT/BOSTON, INC.
         (viii)  HARTE-HANKS DIRECT MARKETING/CINCINNATI, INC.
         (ix)    NSO, INC.
         (x)     HARTE-HANKS DIRECT MARKETING/DALLAS, INC.
         (xi)    HARTE-HANKS MARKET RESEARCH, INC.
         (xii)   SELECT MARKETING, INC.
         (xiii)  MARKETING COMMUNICATIONS, INC.
         (xiv)   DIMARK, INC.
                          MARS Graphic Services, Inc.
                          DiMark Marketing, Inc.
                                  ProDirect Response Corp.
                                  H&R Communications, Inc.
                                  DMK, Inc.
         (xv)    THE FLYER PUBLISHING CORPORATION

         (xvi)   HARTE-HANKS SHOPPERS, INC.
         (xvii)  NORTHERN COMPRINT, CO.
         (xviii) PENNYSAVER PUBLICATIONS, INC.
         (xix)   POTPOURRI SHOPPER, INC.
         (xx)    SOUTHERN COMPRINT, INC.
         (xxi)   HARTE-HANKS RESPONSE MANAGEMENT CALL CENTERS, INC.
         (xxii)  HARTE-HANKS STOCK PLAN, INC.

                 (b) In addition to the transfers referred to above, prior to the Time of Distribution, the Company shall, or shall cause its Subsidiaries to, transfer, assign and convey to Newco, as a capital contribution, all other assets of the Company which are not primarily related to the Retained Business, including, but not limited to, the following assets:

         (i) all assets of the Company and its Subsidiaries located in the San Antonio, Texas corporate headquarters office (other than books and records of the Company to the extent that they do not relate to the business of Newco);

         (ii) all cash and cash equivalents (including marketable securities);

         (iii) receivables from employees of the Company (other than Retained Employees);

         (iv)    interest receivables on investments;

         (v)     prepaid insurance deposits and premiums;

         (vi)    software of the Company;

         (vii)   stock of peer group companies;

         (viii)  life insurance policies on executives;

         (ix)    prepaid taxes and tax refunds; and

         (x) any other items included as "Excluded Assets" on Schedule 3.7 of the Merger Agreement to the extent not already covered in this Section 4.1(b).

                 (c)      In addition to the transfers referred to in (a) and
(b) above, the Company agrees as a capital contribution to transfer and assign to Newco an amount of cash equal to the net working capital of the Retained Business as of the Effective Time (to be paid in accordance with the procedures set forth in Sections 6.12 and 7.2(e) of the Merger Agreement).

                 (d) Prior to the Time of Distribution, or as soon as reasonably practicable thereafter, (i) Newco shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to) duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Company Group all transferable Governmental Authorizations that relate to the Retained Business but which are held in the name of any member of the Newco Group, or any of their employees, officers, directors, stockholders or agents; and (ii) the Company shall (and, if applicable, shall cause any other Person over which it has legal or effective direct or indirect control to) duly and validly transfer or cause to be duly and validly transferred to the appropriate member of the Newco Group all transferable Governmental Authorizations that relate to the business of the Initial Group other than the Retained Business (the "Newco Business") but which are held in the name of any member of the Company Group or any of their employees, officers, directors, stockholders or agents.

                 (e) Prior to the Time of Distribution, or as soon as reasonably practicable thereafter, and subject to the limitations set forth in this paragraph (e), (i) Newco shall (and, if applicable, shall cause any of the other members of the Newco Group over which it has legal or effective direct or indirect control to), assign, transfer and convey to the Company (or such other member of the Company Group as the Company shall direct) all of its (or such other member of the Newco Group's) right, title and interest in and to any and all Contracts that relate exclusively to the Retained Business or any member of the Company Group; and (ii) the Company shall (and, if applicable, shall cause any of the other members of the Company Group over which it has legal or effective direct or indirect control to), assign, transfer and convey to Newco (or such other member of the Newco Group as Newco shall direct) all of its (or such other member of the Company Group's) right, title and interest in and to any and all Contracts that relate exclusively to the Newco Business or any member of the Newco Group; and (iii) any Contract to which any party hereto (or any other member of such party's Group) is a party that inures to the benefit of the Retained Business and the Newco Business shall be assigned in part, at the expense and risk of the assignee, so that each party (or such other member of such party's Group) shall be entitled to the rights and benefits inuring to its Business under such contract.

         The assignee of any Contract assigned, in whole or in part, hereunder (an "Assignee") shall, as a condition to such assignment, assume and agree to pay, perform, and fully discharge all obligations of the assignor under such Contract (whether such obligations arose or were incurred prior to, on or subsequent to the Time of Distribution and irrespective of whether such obligations have been asserted as of the Time of Distribution) or, in the case of a partial assignment under clause (iii) above, such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant Contract, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Time of Distribution. Furthermore, the Assignee shall use its commercially reasonable efforts to cause the assignor of such Contract to be released from its obligations under the assigned Contracts.

         Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Contract, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the Assignee thereof until such consent is obtained.

                 (f) From and after the transfers referred to in paragraphs (a) through (e) above, each of the Company and its Subsidiaries, on the one hand, and Newco and its Subsidiaries, on the other hand, shall have no liability to the other as a result of the transactions occurring prior to the date of such transfer other than pursuant to the provisions hereof and the other agreements referred to herein.

         4.2 Transfer of Liabilities. (a) The parties further agree that, except as otherwise provided in this Distribution Agreement, the Merger Agreement, the Employee Benefits Agreement (defined below) or the Tax Disaffiliation Agreement, at or prior to the Time of Distribution Newco shall assume all Liabilities of the Company and the Newco Group, other than Liabilities to the extent arising out of, based upon, or resulting from the operation of the business of, or to the extent relating to, the Retained Business (the "Newco Assumed Liabilities"), and the Company shall retain all Liabilities (whether arising before or after the Time of Distribution) to the extent arising out of, based upon, or resulting from the operation of, or to the extent relating to, the Retained Business (the "Company Assumed Liabilities"). Notwithstanding the foregoing, for purposes of this Section 4.2, Company Assumed Liabilities shall be deemed to include, but not be limited to, the liabilities reflected on the Retained Business Balance Sheet.

                 (b) Notwithstanding any provisions to the contrary in this Agreement or the other agreements referred to in Section 4.2(a) above, Newco acknowledges that the Newco Assumed Liabilities shall include (and the Company Assumed Liabilities shall not include) any or all Liabilities arising out of (i) any Action based on any alleged violation by the Company or its affiliates of any of the provisions of the Exchange Act or the Securities Act or any corresponding statute (other than any such alleged violations for statements or omissions based on information provided by Buyer for inclusion in the Registration Statement or Proxy Statement); (ii) any Action based on any alleged breach of fiduciary duty by the Board of Directors of the Company occurring prior to the Merger; (iii) any stockholder derivative suit or other similar Actions arising out of events or circumstances occurring prior to the Merger; or (iv) any claim for indemnification by officers, directors, employees or agents of the Company arising out of events or circumstances occurring prior to the Merger.

         4.3 Method of Transfer. The parties hereto agree that (a) the contribution and transfer of assets contemplated pursuant to Section 4.1 hereof shall be effected by delivery by the

Company to Newco of (i) with respect to those assets which are evidenced by capital stock certificates or similar instruments, certificates duly endorsed in blank or accompanied by stock powers or other instruments of assignment executed in blank and (ii) with respect to all other assets, such good and sufficient instruments of contribution, transfer and delivery in form and substance reasonably satisfactory to Buyer, the Company and Newco, as shall be necessary to vest in Newco all of the rights, title and interest of the Company Group in and to such assets, and (b) the assumption of the Newco Assumed Liabilities contemplated pursuant to Section 4.2 hereof shall be effected by delivery by Newco to the Company of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the Company and Newco, as shall be necessary for the assumption by Newco of the Newco Assumed Liabilities.

         4.4 Further Assurances. The parties agree that if, after the Time of Distribution, either party holds assets or Liabilities which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall promptly assign and transfer or cause to be assigned and transferred such assets or Liabilities to the other party and such other party shall promptly accept such assignment and transfer of the asset or Liability.

         4.5 Use of Names. (a) Following the Time of Distribution, the Company Group shall have the sole and exclusive ownership of and right to use, as between the Company Group on the one hand, and the Newco Group on the other hand, each of the names, trademarks, trade names and other proprietary rights set forth in Schedule 4.5 (the "Retained Proprietary Name Rights"). Following the Time of Distribution, the Newco Group shall have the sole and exclusive ownership of and right to use, as between the Newco Group on the one hand, and the Company Group on the other hand, all names, trade marks, trade names, service marks and other proprietary rights owned or used by the Initial Group immediately prior to the Time of Distribution other than the Retained Proprietary Name Rights (the "Newco Proprietary Name Rights"). The Newco Proprietary Name Rights include, without limitation, the name "Harte-Hanks " and derivatives thereof.

                 (b) Following the Time of Distribution, (i) the Company shall, and shall cause its Subsidiaries and other affiliates to, take all action necessary to cease using, and change as promptly as practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Newco Proprietary Name Rights, and (ii) Newco shall, and shall cause its Subsidiaries and other affiliates to, take all action necessary to cease using, and change as promptly as practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Retained Proprietary Name Rights.

         4.6 Assignment of Contracts and Permits. Notwithstanding any other provision hereof or of the Merger Agreement, in connection with any Contract or any Governmental

Authorization held by the Company which is to be transferred or assigned to Newco and which, as a matter of law or by its terms, is (i) not assignable, or
(ii) not assignable without the prior approval or consent of the issuer thereof or the other party or parties thereto (collectively "Non-Assignable Rights") the Company shall:

                 (a) apply for and use all reasonable efforts to obtain all consents or approvals contemplated by the Contracts or Governmental Authorizations, in form and substance satisfactory to Newco;

                 (b) cooperate with Newco in any reasonable and lawful arrangements designed to provide the benefits and burdens of such Non-Assignable Rights to Newco, including holding any such Non-Assignable Rights in trust for Newco or acting as agent for Newco;

                 (c) enforce any rights of the Company arising from such Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

                 (d) take all such actions and do, or cause to be done, all such things at the request of Newco as shall reasonably be necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall inure to the benefit of Newco; and

                 (e) pay over to Newco all monies or other assets collected by or paid to the Company in respect of such Non-Assignable Rights.

         Newco shall reimburse the Company for all reasonably incurred payments, costs and expenses made, incurred or suffered in performing the Company's obligations as requested by Newco under this Section 4.6. If the Company is unable to lawfully provide the benefit of any Governmental Authorization to Newco, it shall not, at any time, use such Governmental Authorization for its own purposes or assign or provide the benefit of such Governmental Authorization to any other party.

         4.7 Intercompany Balances. All amounts owing between the Company Group, on the one hand, and the Newco Group, on the other hand, other than amounts arising in the ordinary course of business for the purchase of goods or services in commercial transactions, shall be eliminated in full (without any payment to either party) at or prior to the Time of Distribution.

         4.8 No Representations or Warranties; Consents. (a) Each of the Company and Newco understands and agrees that neither is, in this Agreement or in any other agreement or document contemplated by this Agreement (including the Employee Benefits Agreement and the Tax Disaffiliation Agreement) or otherwise, making any representation or warranty whatsoever, including without limitation, any representation or warranty:

                          (i)     as to the value or freedom from encumbrance
of, or any other matter concerning, any assets of such party; or

                          (ii)    as to the legal sufficiency to convey title
to any asset as of the execution, delivery and filing of this Agreement, the Employee Benefits Agreement and the Tax Disaffiliation Agreement or any other document, including, without limitation, any conveyancing or assumption document.

                 (b) Each party hereto further understands and agrees that there are no warranties, express or implied, as to the merchantability or fitness of any of the assets either transferred to or retained by the Company Group or the Newco Group, as the case may be, pursuant to the Transfer and the other terms and provisions of this Agreement, the Employee Benefits Agreement and the Tax Disaffiliation Agreement or any conveyancing or assumption document, and all such assets which are so transferred will be transferred on an "AS IS, WHERE IS" basis, and the party to which any such assets are transferred hereunder, or which retains assets hereunder, shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that the title of such party or any other member of its respective Group to any such assets shall be other than good and marketable and free from encumbrances.

                 (c) Each of the Company and Newco acknowledges, for itself and on behalf of each other member of its respective Group, that:

                          (i)     the Company and the other members of the
Company Group have disclosed, and Newco has knowledge of, all matters pertaining to the assets and properties to be conveyed to Newco or any member of the Newco Group and the liabilities to be assigned to Newco or any member of the Newco Group pursuant to the Transfer or otherwise pursuant to the other terms of this Agreement to the same extent that the Company and the other members of the Company Group have knowledge of such matters; and

                          (ii)    such knowledge constitutes notice and
disclosure of such matters.

         Newco waives, to the fullest extent permitted by law, for itself and for each other member of its Group, any and all claims or causes of action which any of them may have arising out of such matters or the failure of any conveyancing or assumption document to describe or refer to, or provide notice of, any such matters.

                 (d) Each of the Company and Newco understands and agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement, the Employee Benefits Agreement and the Tax Disaffiliation Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable Laws. Each of the Company and Newco further agrees and understands that the party to which any assets are transferred as contemplated by the Transfer or the other provisions of this Agreement shall bear the economic and legal risk that any necessary consents or approvals are not obtained, that any necessary amendatory agreements are not executed and delivered or that any requirements of Laws are not complied with.

                 (e) Notwithstanding the provisions of 4.8(d) above, the Company and Newco shall (and shall cause each other member of its respective Group over which it has direct or indirect legal or effective control to) use commercially reasonable efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement and shall take all such further reasonable actions as shall be reasonably necessary to preserve for each of the Company and the Newco Group, to the greatest extent feasible, the economic and operational benefits of the allocation of assets and liabilities contemplated by this Agreement. In case at any time after the Time of Distribution any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

                                   ARTICLE V

                               CERTAIN COVENANTS

         5.1 Indemnity as between Newco and the Company from Assumed Liabilities and Certain Litigation. (a) Effective upon the Spin-Off, Newco agrees to indemnify and hold the Company, its affiliates, successors and assigns and the officers, directors, employees, agents, advisors and representatives of any of them, harmless from and against any and all Indemnified Losses arising out of or related to the Newco Assumed Liabilities. Effective upon the Spin-Off, the Company agrees to indemnify and hold Newco, its affiliates, successors and assigns and the officers, directors, employees, agents and representatives of any of them, harmless from and against any and all Indemnified Losses arising out of or related to the Company Assumed Liabilities. If either of the foregoing indemnities is unavailable for any reason, the parties shall contribute in respect of any such loss, claim, damage or Liability on an equitable basis.

                 (b) Newco shall indemnify from and after the Time of Distribution the Company and its Subsidiaries against all Indemnified Losses in connection with any Action pending at or arising after the Time of Distribution that relates primarily to the Company or the Retained Business prior to or at the later of the Time of Distribution or the Effective Time ("Pre-Distribution Actions"). The Company shall indemnify after the later of the Time of Distribution or the Effective Time Newco and its Subsidiaries against all Indemnified Losses in connection with any Action arising after the Time of Distribution that relates primarily to the Company or the Retained Business after the Time of Distribution ("Post-Distribution Actions").

                 (c) Each of the Company and Newco shall indemnify, defend and hold harmless the other party in the manner provided in Section 5.3, and each of such other party's affiliates, successors, assigns, officers, directors, employees, agents, advisors and representatives, from and against Indemnified Losses arising out of or resulting from each Action over which such indemnifying party has authority and control pursuant to Section 5.2 hereof.

                 (d) Notwithstanding any other provision of this Agreement to the contrary and except with respect to the Tax Losses (as defined below):
(i) Newco will not be liable to the Company and its Subsidiaries for any Indemnified Losses pursuant to Section 5.1(b) except to the extent that the aggregate amount of Indemnified Losses thereunder exceeds $2,500,000; (ii) the total aggregate liability of Newco for all Indemnified Losses that may arise under Section 5.1(b) will not exceed $50,000,000; and (iii) any claims for Indemnified Losses pursuant to Section 5.1(b) can only be made in respect of Pre-Distribution Actions actually filed or commenced on or prior to eighteen months after the Closing Date. Notwithstanding any other provision of this Agreement to the contrary, Newco's liability for Indemnified Losses pursuant to
Section 5.1(b) for Taxes ("Tax Losses") shall be without limit in dollar amount (although still subject to Section 5.1(d)(i)) and claims for Tax Losses pursuant hereto may be made at any time.

                 (e) Notwithstanding the foregoing provisions, Newco shall indemnify from and after the Time of Distribution the Company and its Subsidiaries against any Indemnified Loss pursuant to Section 5.1(b) resulting directly from (i) claims by Retained Employees (as defined in Section 5.6 below) under the Retained Welfare Plans (as defined in the Employee Benefits and Compensation Agreement) that were incurred but unpaid prior to the Time of Distribution, but only to the extent such claims exceed (A) the insurance coverage and trust assets available to cover such claims, plus (B) the amounts reserved on the Closing Balance Sheet with respect to such claims; and (ii) any claims by Retained Employees resulting solely from (A) the failure of the Company or Newco to accelerate the exercisability of such Retained Employees' outstanding options under the Company Stock Plans (as defined in the Employee Benefits and Compensation Agreement) or (B) the lapse or cancellation of such options.

         5.2     Right to Control Actions.  Following the Time of Distribution,
(a) upon acknowledgment of its liability for the matter in question, the Company shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all Post-Distribution Actions and all Actions relating primarily to the Company Assumed Liabilities (each, a "Retained Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of Newco, and
(b) upon acknowledgment of its liability for the matter in question, Newco shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all Pre-Distribution Actions and all Actions relating primarily to the Newco Assumed Liabilities (each, a "Newco Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of the Company; provided that neither the Company nor Newco (nor any of their respective Subsidiaries) may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the prior written consent of the other party if such settlement, compromise or consent to such judgment (i) includes any form of injunctive relief binding upon such other party or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such other party which is subject to such Action (and any related party of such other party subject to such Action) of a full and final release from all liability in respect of such claim or litigation.

         5.3 Procedure for Third Party Indemnification. (a) If a party entitled to be indemnified hereunder (an "Indemnified Party") shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which a party hereto is obligated to provide indemnification (an "Indemnifying Party"), such Indemnified Party shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim; provided that the failure of any Indemnitee to give notice as provided in this Section 5.3 shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnified Loss that has been or may be sustained by such Indemnified Party.

                 (b) An Indemnifying Party may elect to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. If an Indemnifying Party elects to defend a Third Party Claim, it shall, within 30 days of notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnified Party of its intent to do so and acknowledge its liability therefor, and such Indemnified Party shall cooperate in the defense of such Third Party Claim. After notice from an Indemnifying Party to an Indemnified Party of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnified Party under this
Article V for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided that if, under applicable standards of professional conduct (as advised by counsel to the Indemnifying Party), a conflict on any significant issue between such Indemnified Party and such Indemnifying Party or between any two or more Indemnified Parties may exist in respect of such claim, then the Indemnifying Party shall pay the reasonable fees and expenses of one such additional counsel as may be required to be retained in light of such conflict. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnified Party of its election as provided in this Section 5.3 within the time period





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
specified, such Indemnified Party may defend, compromise and settle such Third Party Claim. Notwithstanding the foregoing, (i) neither an Indemnifying Party nor an Indemnified Party, as the party controlling the defense of a Third Party Claim, may compromise or settle any claim or consent to the entry of any judgment for other than monetary damages without the prior written consent of the other; provided that (upon reasonable notice thereof) consent to compromise or settlement or the entry of a judgment shall not be unreasonably withheld or delayed, and (ii) no Indemnifying Party shall consent to the entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and all other Indemnified Parties, as the case may be, subject to such Third Party Claim of a full and final release from all liability in respect of such claim or litigation.

         5.4 Adjustment for Insurance and Taxes. The amount which either Newco or the Company is required to pay to, for or on behalf of the other pursuant to Section 5.1 and the amount which an Indemnifying Party is required to pay to, for or on behalf of any Indemnified Party pursuant to Section 5.3, shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of the Company, Newco or the Indemnified Party, as the case may be, in reduction of the related Indemnified Loss or Third Party Claim and (ii)(A) reduced by the present value of the amount of any Tax savings resulting from any tax benefit to the Company, Newco or the Indemnified Party, as the case may be as a result of the Indemnified Loss or Third Party Claim, and (B) increased by the present value of the amount of any Tax due with respect to the indemnification payment itself. Amounts required to be paid, as so adjusted, are hereafter sometimes called an "Indemnity Payment." If the Company, Newco or the Indemnified Party, as the case may be, shall have received or shall have had paid on its behalf an Indemnity Payment in respect of an Indemnified Loss or Third Party Claim and shall subsequently receive insurance proceeds in respect of such Indemnified Loss or Third Party Claim, or realize any net tax benefit (as computed in clause (ii) above) as a result of such Indemnified Loss or Third Party Claim, then the Company, Newco or the Indemnified Party, as the case may be, shall pay to Newco, the Company or the Indemnifying Party, as the case may be, the amount of such insurance proceeds or net tax benefit, or if lesser, the amount of the Indemnity Payment.

         5.5 Mutual Release, Etc. Effective at the Time of Distribution and except as otherwise specifically set forth in this Distribution Agreement, the Company releases and forever discharges Newco, and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and Liabilities whatsoever of every name and nature, both in law and in equity, against Newco or any of its assigns, which the Company or the Company Group has or ever had, which arise out of or relate to events, circumstances or actions prior to the Time of Distribution;





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
provided, however, that the foregoing general release shall not apply to this Distribution Agreement or the transactions contemplated hereby and shall not affect the Company's right to enforce this Distribution Agreement, the Merger Agreement, the Tax Disaffiliation Agreement, the Employee Benefits Agreement or any other agreement contemplated hereby in accordance with its terms.
Effective at the Time of Distribution and except as otherwise specifically set forth in this Distribution Agreement, Newco releases and forever discharges the Company and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and Liabilities whatsoever of every name and nature, both in law and in equity, against the Company or any of its assigns, which Newco has or ever had, which arise out of or relate to events, circumstances or actions prior to the Time of Distribution; provided, however, that the foregoing general release shall not apply to this Distribution Agreement or the transactions contemplated hereby and shall not affect Newco's right to enforce this Distribution Agreement, the Merger Agreement, the Tax Disaffiliation Agreement, the Employee Benefits Agreement or any other agreement contemplated hereby in accordance with its terms.

         5.6 Transfer of Employees. With respect to the past, present, active or inactive employees of the Retained Business, and their dependents and beneficiaries (collectively, the "Retained Employees"), except as specifically provided in this Distribution Agreement, the Company shall retain the liabilities and obligations provided in Article II of the Employee Benefits Agreement. Effective as of the Time of Distribution, the Company and Newco shall cooperate to transfer to the employ of Newco, each person employed by the Company, other than the Retained Employees (such employees and any other persons who become employees of the Newco Group immediately after the Time of Distribution shall be hereinafter referred to as the "Transferred Employees"). With respect to the Transferred Employees and all other past, present, active or inactive employees of the Initial Group (or their beneficiaries), other than the Retained Employees, Newco shall assume the liabilities and obligations provided in Article II of the Employee Benefits Agreement.

         5.7 Certain Employee Benefit Plans. Prior to the Time of Distribution, Newco and the Company shall enter into an agreement relating to the parties' responsibilities with respect to certain employee benefit liabilities and obligations in substantially the form attached hereto as Exhibit B (the "Employee Benefits Agreement").

         5.8 Insurance. (a) Prior to the Time of Distribution the Company shall transfer and assign to Newco all of the Company's insurance policies other than (i) subject to Section 5.9, any policy which relates solely to the Retained Business and (ii) any policy that constitutes a Non-Assignable Right.





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
         (b) In the event that any policy constitutes a Non-Assignable Right, it is the intent of the parties that the Newco Group, to the fullest extent possible, receive benefit of any coverage under any such insurance policy. The Company agrees to keep such policy in effect during the remaining term of the policy and to refrain from taking any actions (other than making a claim) which may affect the Newco Group's entitlement to benefits of, or coverage under, such policy.

         (c) With respect to policies which are subject to a retrospective premium adjustment, (i) in the event such policies are assigned to the Newco Group pursuant to this Agreement, the Company agrees that it shall reimburse Newco Group for the amount of any premium adjustment resulting from or attributable to the Retained Business and (ii) in the event such policies are not assigned to Newco pursuant to this Agreement, Newco agrees that it shall reimburse the Company for the amount of any premium adjustment resulting from or attributable to the Newco Group.

         (d) The Company and Newco agree to cooperate with each other with respect to the processing of any claims which are covered by any insurance policy in existence prior to the Time of Distribution. Without limiting the generality of the foregoing, Newco shall have the right to process and pursue any claim for insurance (including negotiating with the company issuing the insurance policy) in connection with any liability of the Newco Group including any Newco Action, regardless of whether the insurance policy under which such claim is made is transferred pursuant to Section 5.8(a), and the Company shall have the right, subject to Section 5.9, to process and pursue any claim for insurance (including negotiating with the company issuing the insurance policy) in connection with any liability of the Company Group including any Retained Action, regardless of whether the insurance policy under which such claim is made is transferred pursuant to Section 5.8(a).

         5.9 Defense and Payment of Certain Claims. (a) The Company and Newco undertake and agree that, after the Time of Distribution, and in the name and on behalf of the Company, Newco will (i) conduct, or cause to be conducted, the administration and defense of the Continuing Claims, and (ii) pay or cause to be paid, as may be necessary and appropriate, Continuing Claims Costs. In connection with the foregoing, and independent of the provisions of Section 5.1 hereof, Newco hereby agrees to indemnify and hold the Company and its directors, officers, employees, agents and Affiliates harmless from all liability to third parties asserting Continuing Claims.

         (b) In consideration for the undertaking and agreement of Newco set forth in this Section 5.9 and the other consideration provided for in this Agreement the Company agrees, that:

                 (i) subject to the obligations of Newco and the Company after the Time of Distribution under this Section 5.9, at all times after the Time of Distribution, Newco will have the sole and exclusive right to conduct, or cause to be conducted, and, whether through insurance carriers or otherwise, the administration and defense of all Continuing Claims as provided above; provided, however, that (i) the Company will be entitled to monitor, at its own expense, and with any counsel selected by it, the administration and defense of all material Continuing Claims by Newco and (ii) the Company may, in its sole and absolute discretion, at any time and from time to time in respect of any Continuing Claim, elect to terminate Newco's rights to conduct or cause to be conducted the administration and defense thereof by giving notice in writing to Newco of such election, whereupon such rights by Newco will automatically terminate and Newco will automatically be deemed released from any further liability or obligation under this Section 5.9 in respect of the Continuing Claims as to which the Company has terminated Newco's rights and obligations (a "Discontinued Claim"). Notwithstanding any provision of this Agreement to the contrary, any Liabilities, costs of expenses resulting from or in connection with a Discontinued Claim that are incurred or paid subsequent to Newco's receipt of the Company's election to terminate Newco's rights and obligations with respect thereto will not thereafter be deemed or treated as a Continuing Claims Cost for purposes of this Section 5.9. If the Company terminates Newco's rights with respect to the administration and defense of a Discontinued Claim, Newco will make commercially reasonable efforts to change counsel of record and otherwise fully vest in the Company the full and sole right and power to conduct the administration and defense of such Discontinued Claim;

                 (ii) at all times after the Time of Distribution, the Company will give notice, within 5 business days, to Newco of the assertion or commencement of any Action which would be a Continuing Claim, but no failure to give such notice will relieve Newco from their obligations provided above (except to the extent that Newco has suffered actual prejudice thereby). Further, Newco will have a period of 30 days from the receipt of notice of any Action in which to investigate such Action and to determine whether to execute an acknowledgment of claim; provided, however, in the event that the Company takes any action believed by Newco to be reasonable with respect to such Action before the end of such 30-day period, such action will not relieve Newco from its obligations provided above; and provided, further that the Company has provided Newco with prior written notification of such Action to the extent practicable;

                 (iii) The Company will provide or make available to Newco and its representatives, all records, materials and personnel of the Company reasonably required by Newco or its representatives for use in the conduct of the administration and defense of the Continuing Claims and, further, the Company will cooperate fully with Newco and its representatives in the conduct of the administration and defense of the Continuing Claims;

                 (iv) The Company will maintain all books, records, materials and files of the Company existing as of the Time of Distribution and relating to any of the Continuing Claims for a period of ten years following the Time of Distribution;





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
                 (v) The Company will not take any action that would impair or invalidate the insurance under which any of the Continuing Claims are or may be covered that are in existence at the Time of Distribution. For purposes of this Section 5.9, all references to the representatives of Newco will include the attorneys and insurance carriers of Newco and its Affiliates as well as the personnel of Newco and its Affiliates; and

                 (vi) Newco will retain, and the Company agrees to assign to Newco, any and all insurance claims, insurance receivables and all other benefits (including premium refunds) arising under any and all insurance policies covering the Continuing Claims for which Newco is liable or obligated under this Section 5.9. With respect to the Continuing Claims, the Company will not have any obligation to make a claim under any insurance policy procured by the Company after the Time of Distribution; any such insurance policy will expressly negate or waive any right of subrogation with respect to any contractual rights against Newco or any Affiliate of Newco or any insurance carrier of Newco relating to the Continuing Claims.

                                   ARTICLE VI

                                   CONDITIONS

         The obligations of the Company and Newco to consummate the Spin-Off shall be subject to the fulfillment of each of the following conditions:

         6.1 Tax Disaffiliation Agreement; Employee Benefits Agreement. The Tax Disaffiliation Agreement and the Employee Benefits Agreement, substantially in the forms of Exhibit A and Exhibit B hereto, respectively, shall have been executed and delivered by each of the Company and Newco.

         6.2 Certain Transactions. All of the transactions or obligations contemplated by Section 2.4 and Article IV hereof to be consummated or performed at or prior to the Time of Distribution shall have been successfully consummated or so performed.

         6.3 Conditions to Merger Satisfied. Each condition to the closing of the Merger set forth in Article VII of the Merger Agreement, other than the condition to each party's obligations set forth in Section 7.1(f) thereof as to the consummation of the transactions contemplated by this Distribution Agreement, shall have been satisfied or waived.

         6.4 Registration Statement. The Registration Statement shall be effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

         6.5 Stock Exchange Listing. The shares of Newco Common Stock issuable pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

         6.6. Stockholder Approval. The Spin-Off shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock.

         6.7 Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity or other public or private entity the failure of which to obtain would have a material adverse effect on either the Newco Group taken as a whole or the Company Group taken as a whole, shall have been filed, occurred, or been obtained.

         6.8 No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spin-Off shall be in effect (each party agreeing to use all reasonable efforts to have any such order reversed or injunction lifted).

         6.9 Letter Ruling or Spin-Off Opinion of Tax Counsel. Either (i) the Company shall have received a letter ruling from the Service or an opinion of Hughes & Luce, L.L.P. satisfactory to the Company and Newco to the effect that the Transfer qualifies as one or more tax-free transactions under one or more of Sections 332, 351, and 368(a)(1)(D) of the Code and that the Spin-Off qualifies as a tax-free distribution under Section 355 of the Code, or (ii) both (A) the Company and Newco shall have received the opinion of Hughes & Luce, L.L.P. to the effect that the Transfer qualifies as one or more tax-free transactions under one or more of Sections 332, 351 and 368(a)(1)(D) of the Code and that the Spin- Off qualifies as a tax-free distribution under Section 355 of the Code, except for certain Taxes identified in such opinion as payable by the Company, Newco and/or either of their Subsidiaries ("Specified Taxes"), and (B) all the Specified Taxes are Taxes that Newco Agrees To Pay.


                                  ARTICLE VII

                       ACCESS TO INFORMATION AND SERVICES

         7.1 Provision of Corporate Records. Except as provided in the following sentence, at the Time of Distribution, the Company shall deliver to Newco all corporate books and records which are corporate records of the Initial Group which relate primarily to the Newco Group, the assets of the Newco Group or the Newco Assumed Liabilities, including, without limitation, original corporate minute books, stock ledgers and certificates and corporate seals of each corporation the capital stock of which is included in the assets of the Newco Group, and all active agreements, active litigation files and government filings.

         7.2 Access to Information. From and after the Time of Distribution (i) the Company shall afford to Newco and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information (as defined below)) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within the Company's possession relating to the Company Group, the assets of the Company Group or the Company Assumed Liabilities, insofar as such access is reasonably required by Newco, and (ii) Newco shall afford to the Company and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to all Information within Newco's possession relating to the Newco Group, the assets of the Newco Group or the Newco Assumed Liabilities, insofar as such access is reasonably required by the Company. Information may be requested under this Section 7.2 for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

         7.3 Production of Witnesses. From and after the Time of Distribution, each party shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

         7.4 Retention of Records. Except as otherwise required by law or agreed to in writing, Newco and the Company shall each retain, for a period of at least seven years following the Time of Distribution, all significant Information relating to (i) in the case of Newco, the Company Group and (ii) in the case of the Company, the Newco Group. Notwithstanding the foregoing, either Newco or the Company may destroy or otherwise dispose of any of such Information at any time, provided that, prior to such destruction or disposal
(a) Newco or the Company, as the case may be, shall provide no less than 90 or more than 120 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of and (b) if the other party shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to the other party, Newco or the Company, as the case may be, shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the requesting party.

         7.5 Confidentiality. Each party shall hold, and shall cause its officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or in order to comply with the terms of a binding stock exchange listing application or agreement or applicable stock exchange rules, all non-public Information concerning the other party furnished it by such other party or its representatives or otherwise in its possession (except to the extent that such Information can be shown to have been (a) available to such party on a nonconfidential basis prior to its disclosure by the other party, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who have a need to know such Information and who agree to be bound by the provisions of this Section 7.5.

                                  ARTICLE VIII

                           MISCELLANEOUS AND GENERAL

         8.1 Modification or Amendment. The parties hereto may modify or amend this Distribution Agreement by written agreement executed and delivered by authorized officers of the respective parties.

         8.2 Counterparts. For the convenience of the parties hereto, this Distribution Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

         8.3 Governing Law. This Distribution Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of law principles.

         8.4 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other reputable next-day courier service or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         If to the Company:

                 c/o
                 The E. W. Scripps Company
                 312 Walnut Street, 28th Floor
                 Cincinnati, Ohio 45202
                 Attention:  M. Denise Kuprionis, Secretary
                 Telecopy:
                 Confirmation:

         with a copy to:

                 Baker & Hostetler LLP
                 3200 National City Center
                 1900 East 9th Street
                 Cleveland, Ohio 44114
                 Attention:
                 Telecopy:
                 Confirmation:

         If to Newco:

                 c/o [Newco]
                 200 Concord Plaza Drive
                 San Antonio, Texas 78216
                 Attn:  Donald R. Crews
                 Telecopy:  210/829-9403
                 Confirmation:  210-829-9135

         with a copy to:

                 Hughes & Luce, L.L.P.
                 1717 Main Street; Suite 2800
                 Dallas, Texas 75201
                 Attn:  Alan J. Bogdanow
                 Telecopy:  214/939-6100
                 Confirmation:  214/939-5588

         8.5 Captions. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Distribution Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         8.6 Assignment. Nothing contained in this Distribution Agreement or the agreements referred to herein (except as otherwise expressly set forth therein) is intended to confer on any person or entity other than the parties hereto and their respective successors and permitted assigns any benefit, rights or remedies under or by reason of this Distribution Agreement and such other agreements, except that the provisions of Sections 5.1 and 5.2 hereof shall inure to the benefit of the persons referred to therein.

         8.7 Further Assurances. Subject to the terms and conditions hereof and, as applicable, of the Merger Agreement, Newco and the Company will, and will cause their respective Subsidiaries to, do such additional things as are necessary or proper to carry out and effectuate the intent of this Distribution Agreement or any part hereof or the transactions contemplated hereby.

         8.8 Attorney-Client Privilege; Work Product. Anything herein or in the Merger Agreement notwithstanding, the transactions contemplated hereby and by the Merger Agreement shall not be deemed to transfer to or vest in the Company Group (or the surviving corporation in the Merger) any right to waive, nor shall they be deemed to waive, any attorney-client privilege between the Newco Group and its legal counsel, with respect to legal advice concerning the business or operations of the Newco Group including, without limitation, the Newco Liabilities or the transactions contemplated hereby and by the Merger Agreement, in either case, concerning privileged communications (or work product related thereto) at any time prior to the Closing Date (as defined in the Merger Agreement). The Company (and the surviving corporation in the Merger) shall assign to Newco the Company's rights (if any) to any attorney-client privilege with respect to legal advice concerning the business or operations of the Newco Group including, without limitation, the Newco Liabilities or the transactions contemplated hereby and by the Merger Agreement concerning privileged communications (or work product related thereto) at any time prior to the Closing Date. The Company Group (and the surviving corporation in the Merger) and their successors and assigns shall not be entitled to waive or have access, nor shall they attempt to waive or seek access, to any privileged communications (or work product related thereto) between the Newco Group and its legal counsel with respect to legal advice concerning the business or operations of the Newco Group, including the Newco Liabilities or the transactions contemplated hereby.

         8.9     No Third-Party Beneficiaries.  Except as provided in Section
5.1 hereof, this Agreement, including the Tax Disaffiliation Agreement and the Employee Benefits Agreement, are not intended to confer upon any person other than the parties hereto and thereto any rights or remedies hereunder or thereunder

         8.10 Conflict with Other Agreements. In the event of any conflict between this Agreement and the Tax Disaffiliation Agreement or the Employee Benefits Agreement, the Tax Disaffiliation Agreement or the Employee Benefits Agreement, as the case may be, shall control.

         IN WITNESS WHEREOF, this Distribution Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.

                                        HARTE-HANKS COMMUNICATIONS, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                        [NEWCO]


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                         Exhibit A to the Distribution Agreement

                          TAX DISAFFILIATION AGREEMENT

TAX DISAFFILIATION AGREEMENT dated as of [                ], 199[ ] by and
between HARTE-HANKS COMMUNICATIONS, INC., a Delaware corporation (the "Company"), NEWCO, a Delaware corporation and a wholly owned subsidiary of the Company ("Newco"), and THE E.W. SCRIPPS COMPANY, an Ohio corporation ("Buyer").

                                    RECITALS

      A. Company is the common parent of an affiliated group of corporations (the "Company Group") within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the members of the affiliated group have heretofore joined in filing consolidated Federal income tax returns.

      B.  Company expects, pursuant to the Agreement and Plan of Distribution
dated as of [                ], 199[ ] (the "Distribution Agreement") by and
between Company and Newco, to spin-off its interest in certain assets to its shareholders. In furtherance of this decision, among other things (and as more fully set forth in the Distribution Agreement) (i) Company intends to transfer the stock of certain subsidiaries and certain of its assets to Newco as set forth in Article IV of the Distribution Agreement (together with all other intercompany transfers of assets, and other actions described in such Article IV, the "Transfer") and (ii) Company intends to distribute on the Distribution Date (as hereinafter defined) pro rata to the holders of its Common Stock all of the outstanding shares of the Common Stock of Newco (the "Distribution").

      C. Immediately after the Distribution, the Company will merge with and into Buyer with Buyer surviving (the "Merger"), as contemplated by the Agreement and Plan of Merger and Reorganization dated as of May _____, 1997 (the "Merger Agreement") by and among Company and Buyer, in connection with which the holders of the Common Stock of Company will receive Common Stock of Buyer.

      D. Company and Buyer intend the Merger to be a tax-free reorganization under Section 368 (a)(1)(A) of the Code.

      E. Company and Newco intend the Distribution to be a tax-free transaction to which Section 355(a) of the Code applies, after which neither Newco nor any of its Subsidiaries (as hereinafter defined) will be a member of the Company affiliated group for Federal income tax purposes.

      F. Company and Newco desire on behalf of themselves, their subsidiaries and their successors to set forth their rights and obligations with respect to Taxes (as hereinafter defined) due for periods before and after the Distribution.

      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      For the purposes of this Agreement,

      1.1 "Buyer" shall have the meaning set forth on page 1 of this Agreement.

      1.2 "Code" shall have the meaning set forth on page 1 of this Agreement.

      1.3 "Company" shall have the meaning set forth on page 1 of this Agreement.

      1.4 "Company Group" shall have the meaning set forth on page 1 of this Agreement.

      1.5 "Disqualifying Disposition" shall mean a disposition (as defined in Section 424(c) of the Code) by any person of (i) Incentive Stock after the Distribution Date and during the period described in Section 422(a)(1) of the Code, or (ii) Stock Purchase Plan Stock after the Distribution Date and during the period described in Section 423(a)(1) of the Code.

      1.6 "Distribution" shall have the meaning set forth on page 1 of this Agreement.

      1.7 "Distribution Agreement" shall have the meaning set forth on page 1 of this Agreement.

      1.8 "Distribution Date" shall mean the last day on which, due to the distribution of the shares of Newco Common Stock to the holders of the Common Stock of Company, Newco could be considered a member of the affiliated group of which Company is the common parent.

      1.9 "Final Determination" shall mean with respect to any issue (1) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and not subject to further appeal, (2) a closing agreement entered into under
Section 7121 of the Code or any other binding settlement agreement (whether or not with the Internal Revenue Service) entered into in connection with or in contemplation of an administrative or judicial proceeding, or (3) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available.

      1.10 "Incentive Stock" shall mean any Company stock that was received as a result of the exercise of an incentive stock option on or before the Distribution Date, and any Newco stock or Buyer stock received as a result of owning such Company stock.

      1.11  "Indemnitee" shall have the meaning set forth in Section 4.2.

      1.12  "Indemnitor" shall have the meaning set forth in Section 4.2.

      1.13 "Merger" shall have the meaning set forth on page 1 of this Agreement.

      1.14 "Merger Agreement" shall have the meaning set forth on page 1 of this Agreement.

      1.15 "Newco" shall have the meaning set forth on page 1 of this Agreement.

      1.16 "Newco Group" shall mean, for any period, Newco and its Subsidiaries.

      1.17  "Payor" shall have the meaning set forth in Section 2.5.

      1.18  "Payee" shall have the meaning set forth in Section 2.5.

      1.19 "Period After Distribution" shall mean any taxable year or other taxable period beginning after the Distribution Date and, in the case of any taxable year or other taxable period that begins before and ends after the Distribution Date, that part of the taxable year or other taxable period that begins after the close of the Distribution Date.

      1.20 "Period Before Distribution" shall mean any taxable year or other taxable period that ends on or before the Distribution Date and, in the case of any taxable year or other taxable period that begins before and ends after the Distribution Date, that part of the taxable year or other taxable period through the close of the Distribution Date.

      1.21 "Retained Group" shall mean, for any period, Company and its Subsidiaries.

      1.22 "Stock Purchase Plan Stock" shall mean any Company stock that was received in connection with an employee stock purchase plan (within the meaning of Section 423 of the Code) on or before the Distribution Date, and any Newco stock or Buyer stock received as a result of owning such Company stock.

      1.23 "Subsidiary" of an entity (the "first entity") shall mean a current or former corporation, partnership, joint venture or other business entity (the "second entity") where 50% or more of the outstanding equity or voting power of such second entity is owned directly or indirectly by the first entity. In determining whether a Subsidiary is a Subsidiary of Newco or Company for any period, Newco shall not be considered a Subsidiary of Company, and any Subsidiary of Newco shall be considered a Subsidiary of Newco, not Company, for such period. Notwithstanding the foregoing, any corporation whose shares are transferred pursuant to Article IV of the Distribution Agreement, or that is a Subsidiary of such corporation, shall be considered a Subsidiary of the corporation to which its shares are transferred for all periods.

      1.24 "Taxes" means all taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, estimated taxes, excise, personal property, real property, sales, ad valorem, value- added, leasing, withholding, social security, workers' compensation, unemployment insurance, occupation, use, service, service use, license, stamp, payroll, employment, windfall profit, environmental, alternative or add-on minimum tax, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local, or foreign governmental authority whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies, imposts, duties or other assessments.

      1.25 "Tax Benefit" shall mean for any taxable period the excess of (i) the hypothetical Tax liability of the taxpayer for the taxable period calculated as if a Disqualifying Disposition had not occurred but with all other facts unchanged, over (ii) the actual Tax liability of the taxpayer for the taxable period, calculated taking into account the Disqualifying Disposition (treating a Tax Refund as a negative Tax liability for purposes of such calculation).

      1.26 "Tax Refund" shall mean a refund of Taxes (including a reduction in Taxes as a result of any credit or any offset against Taxes) reduced (but not below zero) by any net increase in Taxes by the recipient (or its affiliate) thereof as a result of the receipt thereof.

      1.27 "Tax Returns" shall mean all returns, reports or other documents or information to be filed or that may be filed for any period with any Taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether domestic or foreign).

      1.28 "Transfer" shall have the meaning set forth on page 1 of this Agreement.

      1.29 "Underpayment Rate" shall mean the rate specified under Section 6621(a)(2) of the Code.

                                   ARTICLE II

                  TAX RETURNS, TAX PAYMENTS AND EVENT OF LOSS

      2.1 Obligation to File Tax Returns. Newco shall timely file (or cause to be filed) all Tax Returns that (a) are filed on a consolidated, combined or unitary basis, (b) include Newco or any of its Subsidiaries and Company or any of its Subsidiaries, and (c) are required to be filed (i) for any Period Before Distribution or (ii) for any taxable year or period of the Company that begins before and ends after the Distribution Date, provided, however, that the Company shall prepare in accordance with past practice of the Company and deliver to Newco (or cause to be prepared and delivered to Newco) 45 days prior to the due dates of such Tax Returns pro forma Tax Returns with respect to members of the Retained Group. Newco shall have sole discretion to take or not take a position in and with respect to any filed Tax Return which Newco is required to file or cause to be filed hereunder; provided, however, that all such Tax Returns shall be consistent with the position that the Transfer is one or more tax-free transactions under one or more Section 332, 351 or 368(a) of the Code, the Distribution is a tax-free transaction under Section 355 of the Code, and the Merger is a tax-free reorganization under Section 368(a)(1)(A) of the Code, except for Taxes resulting from the Transfer or the Distribution that Newco has Agreed To Pay (as defined in Section 6.11(a) of the Merger Agreement). Company shall timely file (or cause to be filed) any other Tax Return with respect to the Retained Group, and Newco shall timely file (or cause to be filed) any other Tax Return with respect to the Newco Group. Each such Tax Return shall be consistent with the position that the Distribution is a tax-free transaction under Section 355 of the Code and the Merger is a tax-free reorganization under Section 368(a)(1)(A) of the Code, except for Taxes resulting from the Transfer or the Distribution that Newco has Agreed To Pay (as defined in Section 6.11(a) of the Merger Agreement).

      2.2 Obligation to Remit Taxes. Company and Newco shall each remit or cause to be remitted any Taxes due in respect of any Tax for which it is required to file a Tax Return and shall be entitled to reimbursement for such payments only to the extent provided in Article II.

      2.3   Certain Tax Sharing Obligations and Prior Agreements.

      (a) Except as provided in Section 2.3(b) hereof, Newco shall be liable for and shall hold the Retained Group harmless on an after tax basis against
(i) any liability attributable to any member of the Retained Group for Taxes attributable to a Period Before Distribution, including any such Tax liability asserted against any member of the Retained Group under the provisions of Treas. Reg. 1.1502-6(a) that impose several liability on members of an affiliated group of corporations that files consolidated returns, or similar provisions of any foreign, state or local law, (ii) any liability attributable to any member of the Retained Group for Taxes resulting from the Distribution or the Merger, and (iii) any liability attributable to any member of the Newco Group for Taxes, regardless of whether attributable to a Period Before Distribution or a Period After Distribution, including any liability asserted against any member of the Newco Group under the provisions of Treas. Reg. 1.1502-6(a) that impose several liability on members of an affiliated group of corporations that files consolidated returns, or similar provisions of any foreign, state or local law. Newco shall be entitled to any Tax Refund which is attributable to both an entity and a taxable year or taxable period for which Newco has liability hereunder.

      (b) Company shall be liable for and Company and Buyer shall hold the Newco Group harmless on an after tax basis against (i) any liability attributable to any member of the Retained Group for Taxes attributable to a Period After Distribution and (ii) notwithstanding anything to the contrary herein, any Tax liability attributable to any member of the Newco Group or the Company Group (including, without limitation, any such liability resulting from the Transfer, the Distribution or the Merger) arising out of or resulting directly or indirectly from the breach of any of the representations, warranties or covenants of Buyer set forth in the Merger Agreement, the Distribution Agreement, or this Agreement. Company shall be entitled to any Tax Refund which is attributable to both an entity and a taxable year or taxable period for which Company has liability hereunder.

      (c) Each party agrees to report the Transfer as one or more tax-free transactions under one or more of Section 332, 351 or 368(a) of the Code, the Distribution as a tax-free distribution under Section 355 of the Code and the Merger as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code on all Tax Returns and other filings, and take no position inconsistent therewith, except for Taxes resulting from the Transfer or the Distribution that

Newco has Agreed To Pay (as defined in Section 6.11(a) of the Merger Agreement). Buyer and Newco shall not, and shall not permit any of its Subsidiaries to, take or cause or permit to be taken, any action that would disqualify the Distribution as a tax-free distribution under Section 355 of the Code, disqualify the Transfer as a tax-free transaction under Section 332, 351 or 368(a) of the Code, or disqualify the Merger as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, except for actions resulting in, or consistent with, Taxes Newco has Agreed To Pay (as defined in Section 6.11(a) of the Merger Agreement).

      (d) Except as set forth in this Section 2.3 and in consideration of the mutual indemnities and other obligations of this Agreement, any and all existing tax sharing agreements and prior practices regarding Taxes and their payment, allocation, or sharing between any member of the Retained Group and any member of the Newco Group shall be terminated with respect to the Newco Group as of the Distribution Date.

      (e) Buyer's Market Repurchase Program will continue in effect after the Effective Time and Buyer intends to continue to purchase Buyer Common Stock from time to time in the public market; however, Buyer represents and warrants to Newco that it has no plan or intention to reacquire more than fifty percent (50%) of the specific shares of Buyer Common Stock to be issued in the Merger to the Company's stockholders and that it will not enter into any agreement or understanding for the direct or indirect purchase of the specific shares of Buyer Common Stock to be issued in the Merger to the Company's stockholders.

      2.4   Period that includes the Distribution Date.

      (a) To the extent permitted by law or administrative practice, the taxable year of the Company Group shall be treated as closing at the close of business on the Distribution Date. The parties agree that the taxable year of the Company Group will close for federal income tax purposes at that time, and further agree that one of the Tax Returns to be filed by Newco pursuant to
Section 2.1 of this Agreement is the consolidated federal income Tax Return of the Company Group for the tax year beginning January 1, 1997 and ending at the close of business on the Distribution Date, that such tax year is a Period Before Distribution under this Agreement, and that such Tax Return properly does, and will, include all transactions occurring through and including the Distribution Date, including the Transfer, the Distribution and the Merger.

      (b) If it is necessary for purposes of this Agreement to determine the income tax liability of any member of the Newco Group or of the Retained Group for a taxable year that begins on or before and ends after the Distribution Date and is not treated under Section 2.4(a) as closing at the close of the Distribution Date, the determination shall be made by assuming that such member of the Newco Group or of the Retained Group had a taxable year that ended at the close of the Distribution Date, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis.

      2.5 Payments. To the extent that a party owes money (the "Payor") to another party (the "Payee") pursuant to this Article II, the Payor shall pay the Payee, no later than 15 days prior to the due date of the relevant Tax Return or estimated Tax Return or 15 days after the Payor receives the Payee's calculations, whichever occurs last, the amount for which the Payor is required to indemnify the Payee under this Article II. The payee shall submit the Payee's calculations of the amount required to be paid pursuant to this Article II, showing such calculations in sufficient detail so as to permit the Payor to understand the calculations. The Payor shall have the right to disagree with such calculations. Any dispute regarding such calculations shall be resolved in accordance with Article VII of this Agreement.

      2.6 Interest. Any payment required by this Agreement which is not made on or before the date provided hereunder shall bear interest after such date at the Underpayment Rate.

      2.7 Tax Refund Claims. Newco shall be permitted to file at Newco's sole expense, and the Company and its Subsidiaries shall reasonably cooperate (including signing any Company Tax Return that Newco prepares and executing and delivering powers of attorney in favor of persons designated by Newco) with Newco in connection with, any claims for a Tax Refund to which Newco is entitled pursuant to this Article II or any other provision of this Agreement. Newco shall reimburse the Company for any reasonable out-of-pocket costs and expenses incurred by any member of the Company Group in connection with such cooperation. The Company shall be permitted to file at the Company's sole expense, and Newco shall reasonably cooperate (including signing any Newco Tax Return that the Company prepares and executing and delivering powers of attorney in favor of persons designated by the Company) with the Company in connection with, any claims for a Tax Refund to which the Company is entitled pursuant to this Article II or any other provision of this Agreement. The Company shall reimburse Newco for any reasonable out-of-pocket costs and expenses incurred by any member of the Newco Group in connection with such cooperation.

      2.8   Disqualifying Dispositions.

      (a) In the event that the Company claims a post-Distribution Date Tax deduction in respect of a Disqualifying Disposition, the Company shall pay to Newco the amount of any Tax Benefit received by the Buyer or the Company as a result of such deduction. Any such payment to be made by the Company shall be due ten (10) days after the later of (i) the expiration of the federal income tax statute of limitations for assessing Tax deficiencies against the Company for the tax year in which such deduction is claimed, or (ii) the date of the Final Determination or dispute regarding the Company's or Scripps' Tax liability with respect to such tax year if the dispute involves deductions for Disqualifying Dispositions.

      (b) Buyer agrees to claim, or to cause the Company to claim, post-Distribution Date Tax deductions in respect of Disqualifying Dispositions if there is a reasonable basis for such deductions.


                                  ARTICLE III

                                   CARRYBACKS

      Without the prior consent of Newco, no member of the Retained Group shall carry back any net operating loss from a Period After Distribution to a Period Before Distribution. In addition, no member of the Retained Group shall carry back any other Tax attribute from a Period After Distribution to a Period Before Distribution without the consent of Newco, which consent shall not be withheld unless such carryback shall cause material detriment or damage to Newco.

                                   ARTICLE IV

                                   TAX AUDITS

      4.1 General. Except as provided in Section 4.2, each of Newco and Company shall have sole responsibility for all audits or other proceedings with respect to Tax Returns that it is required to file under Section 2.1.

      4.2 Indemnified Claims. Company or Newco shall promptly notify the other in writing of any proposed adjustment to a Tax Return that may result in liability, or entitlement to refund, of the other party (the "Indemnitor") under this Agreement. The Indemnitor shall have the sole right to contest the proposed adjustment and to employ counsel of its choice at its expense. The Indemnitor shall provide the other party (the "Indemnitee") with information concerning the proposed adjustments and shall permit the Indemnitee to participate in the proceeding at the Indemnitee's expense.

      4.3 Payment of Audit Assessments. The obligation for payment or entitlement to refund of the Indemnitor shall be limited to the net increase or net decrease in tax liability resulting (for all past and future periods) from a change in tax treatment required by a Final Determination. The obligation or entitlement of the Indemnitor shall be adjusted to reflect the present value of the increase and/or decrease in future tax liabilities of the Indemnitee resulting from the change in tax treatment using, with respect to tax periods prior to the date of such Final Determination, the highest marginal tax rate of the applicable taxing jurisdiction known to be applicable to the entities, tax periods and items involved, and with respect to tax periods thereafter, using the highest marginal tax rate of the applicable taxing jurisdiction in effect as of the date of such Final Determination with respect to the entities and items involved, and using a discount rate equal to the Underpayment Rate in effect as of the date of such Final Determination.

                                   ARTICLE V

                                  COOPERATION

      Company and Newco shall (and shall cause the members of the Company Group and the Newco Group, as the case may be to) cooperate with each other in the filing of any Tax Returns and the conduct of any audit or other proceeding and each shall execute and deliver such powers of attorney and make available such other documents and employees as are necessary to carry out the intent of this Agreement. Each party agrees to notify the other party of any audit adjustments which do not result in Tax liability but can be reasonably expected to affect Tax Returns of the other party, or any of its Subsidiaries, for a Period After Distribution. Each party agrees to treat the Distribution for all income tax purposes as a tax-free spin-off pursuant to Section 355(a) of the Code, except for Taxes resulting from the Distribution that Newco has Agreed to Pay, unless and until there has been a Final Determination that the Distribution is not a tax- free spin-off under Section 355(a) of the Code.

                                   ARTICLE VI

                          RETENTION OF RECORDS; ACCESS

      The Retained Group and the Newco Group shall (a) until the expiration of the relevant statute of limitations, retain records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns in respect of Taxes of the retained Group or the Newco Group or for the audit of such Tax Returns; and (b) give to the other party reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel (insuring their cooperation) and premises, for the purpose of the review or audit of such returns to the extent relevant to an obligation or liability of a party under this Agreement. Within thirty days following the filing of each of the Company's final consolidated or combined Tax Returns for Periods Before Distribution, Newco shall furnish Buyer with (i) copies of the relevant portion of such Tax Returns that relate to the Retained Group and (ii) information concerning (a) the tax basis of the assets of the Retained Group as of the Distribution Date, (b) the earnings and profits of each member of the Retained Group as of the Distribution Date, (c) the Company's tax basis in its subsidiaries as of the Closing Date, (d) the net operating loss carryover, investment tax credit carryover, alternative minimum tax carryover and capital loss carryover, if any, available to Buyer and the Retained Group as of the Closing Date and (e) all elections with respect to Taxes in effect for the Retained Group. Prior to destroying any records, documents, data or other information in accordance with this Article, the party wishing to destroy such items will give the other party a reasonable opportunity to obtain such items (at such other party's expense).

                                  ARTICLE VII

                                    DISPUTES

      If the parties disagree as to the calculation of any Tax or the amount of (but not liability for) any payment to be made under this Agreement, the parties shall cooperate in good faith to resolve any such dispute, and any agreed-upon amount shall be paid to the appropriate party. If the parties are unable to resolve any such dispute within 15 days thereafter, such dispute shall be resolved by a nationally recognized accounting firm acceptable to both company and Newco. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such decision shall be borne equally by Company and Newco. Following the decision of such accounting firm, the parties shall each take (or cause to be taken) any action that is necessary or appropriate to implement such decision, including, without limitation, the prompt payment of underpayments or overpayments, with interest calculated on such overpayments and underpayments at the Underpayment Rate from the date such payment was due (the due date of payments governed by Section 2.5 of this Agreement shall be the date a payment is due thereunder assuming the party does not dispute the amount owed) through the date such underpayment or overpayment is paid or refunded.

                                  ARTICLE VII

                           TERMINATION OF LIABILITIES

      Notwithstanding any other provision in this Agreement, any liabilities determined under this Agreement shall not terminate any earlier than the expiration of the applicable statute of limitation for such liability. All other representations, warranties and covenants under this Agreement shall survive indefinitely.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

      9.1 Notices and Governing Law. All notices required or permitted to be given pursuant to this Agreement shall be given, and the applicable law governing the interpretation of this Agreement shall be determined, by the applicable provisions of the Distribution Agreement.

      9.2 Treatment of Payments. The parties hereto shall treat any payments made pursuant to the terms of this Agreement as a capital transaction for all tax purposes, except to the extent such payments represent interest paid pursuant to Section 2.6

      9.3 Binding Effect; No Assignment; Third Party Beneficiaries. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns, including Buyer. Company and Newco hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Retained Group and the Newco Group, respectively. Company and Newco shall, upon the written request of the other, cause any of their respective Subsidiaries to execute this Agreement. Company or Newco shall not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party. No person (including, without limitation, any employee of a party or any stockholder of a party) shall be, or shall be deemed to be, a third party beneficiary of this Agreement.

      9.4 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements, whether or not written, concerning such subject matter. This Agreement may not be amended except by an agreement in writing, signed by the parties.

      9.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



HARTE-HANKS COMMUNICATIONS, INC.

                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

                                           [NEWCO]


                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

                                           THE E. W. SCRIPPS COMPANY

                                           By:
                                               -------------------------------
                                               Name:
                                               Title:

                                         Exhibit B to the Distribution Agreement





                  EMPLOYEE BENEFITS AND COMPENSATION AGREEMENT

                                    BETWEEN

                        HARTE-HANKS COMMUNICATIONS, INC.

                                      AND

                                    [NEWCO]

                           DATED _____________, 1997

                  EMPLOYEE BENEFITS AND COMPENSATION AGREEMENT

     This  Agreement dated  as of   ______________,  1997 between Harte-Hanks
Communications, Inc., (the "Company"), a Delaware corporation with offices at San Antonio, Texas and [Newco] ("Newco"), a Delaware corporation with offices at San Antonio, Texas governs the rights and obligations of the Company and Newco with respect to compensation and benefits of the employees, former employees, and their respective dependents, of each of the Company and Newco in connection with the transaction effected by the
Distribution,  as described below.   The  term, the  Company, when used in
this Agreement shall not be construed to include Newco where such construction would have the effect of negating any obligation of Newco
hereunder.   The term,  Newco, when used shall  not  be  construed  to  include the Company where such construction would have the effect of negating any obligation of the Company hereunder.

                                    RECITALS

     WHEREAS, the Company, The E.W. Scripps Company, an Ohio corporation ("Buyer") and E.W.S. Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Sub"), have entered into an Agreement and Plan of Merger and Reorganization, dated as of ______________, 1997 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company with the Company as the surviving corporation; and

     WHEREAS, pursuant to the terms of that certain Agreement and Plan of
Distribution dated as of   _________, 1997 (the "Distribution Agreement"),
including the satisfaction or waiver of the conditions set forth in Article VI of the Distribution Agreement, immediately prior to the Effective Time (as defined in Section 1.2 of the Merger Agreement), the Board of Directors expects to distribute all of the then-outstanding shares of Common Stock, par value $___ per share, of Newco ("Newco Common Stock") as a dividend to the holders of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock"), on a pro rata basis (the "Spin-off"); and

     WHEREAS, the purpose of the Spin-off is to make possible the Merger by divesting the Company of the businesses and operations conducted or to be conducted by Newco, which Buyer is unwilling to acquire; and

     WHEREAS, the Distribution Agreement sets forth or provides for certain agreements between the Company and Newco in consideration of the separation of their ownership, including this Employee Benefits and Compensation Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the Distribution Agreement and in the other agreements and instruments provided for in such agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     "Company Stock Plans" means the Company's 1984 and 1991 Stock Option Plans, the Company's 1994 Employee Stock Purchase Plan, and the outstanding stock options originally issued by DiMark, Inc. and previously assumed by the Company.


     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Retained Welfare Plans" means the benefit plans, contracts, agreements and arrangements listed on Schedule "A" hereto.

     "Retained Employees" has the meaning given in Section 5.6 of the Distribution Agreement.

     "Transferred Employee" means each person currently employed by the Company or its subsidiaries in the Newco Business.

     "Transferred Welfare Plans" means the benefit plans, contracts, agreements and arrangements listed on Schedule "B" hereto.

     Any capitalized terms not otherwise defined herein, shall have the meaning set forth in the Distribution Agreement or the Merger Agreement.

                                   ARTICLE II

                  SALARY, WAGES, PAYROLL AND RELATED BENEFITS

     2.1 Prior to the Time of Distribution, the Company and Newco shall cooperate to transfer each Transferred Employee to the employ of Newco effective as of the Time of Distribution.

     2.2 With respect to the Transferred Employees and any former employees of the Newco Business, and any of their dependents or beneficiaries, Newco shall assume any liabilities and obligations with respect to (or with respect to insured benefits, shall assume any responsibility of the employer or plan sponsor with respect to the insurance arrangement), and continue to be responsible for, any liabilities and obligations in respect of salary, wages, bonuses, benefits, severance pay, salary continuation, COBRA continuation, unpaid and unused vacation benefits accrued and earned prior to the Time of Distribution, other terms and conditions of employment, and similar obligations relating to the continued employment, or the termination or alleged termination of such Transferred Employees' or such former employees' employment with the

Newco Group or Newco Business, including, without limitation, by reason of consummation of the transactions contemplated in the Distribution Agreement or the Merger Agreement or otherwise, and neither the Company nor any member of the Company Group shall assume such liability.

     2.3 With respect to Retained Employees, except as specifically provided in this Agreement and in Section 6.6 of the Merger Agreement, the Company shall retain any liabilities and obligations with respect to, (or with respect to insured benefits, shall assume any responsibility of the employer or plan sponsor with respect to the insurance arrangement) and continue to be responsible for, any liabilities and obligations whatsoever in connection with claims made by or on behalf of such persons in respect of salary, wages, bonuses, benefits, severance pay, salary continuation, COBRA continuation, unpaid and unused vacation benefits accrued and earned prior to the Time of Distribution, other terms and conditions of employment, and similar obligations relating to the continued employment and the termination or alleged termination of such persons' employment with the Company Group by reason of the consummation of the transactions contemplated in the Distribution Agreement or the Merger Agreement or otherwise, and neither Newco nor any member of the Newco Group shall assume such liability. Notwithstanding anything to the contrary in the foregoing, with respect to Retained Employees who as of the Time of Distribution are former employees of the Retained Business, or are not actively at work, the Company shall retain liability only for (1) any leave entitlements, reemployment obligations, reinstatement rights, or related rights, under applicable law, including, without limitation, the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, workers' compensation laws, or similar laws, and (2) any rights, benefits or entitlements under the Retained Welfare Plans, including, without limitation, health care continuation pursuant to Part 6 of Title I of ERISA.

     2.4 Notwithstanding anything to the contrary herein, nothing in this Agreement shall be construed as a guarantee of employment or modification of employment at will by Newco or the Company. Except as expressly provided otherwise herein, nothing in this Agreement shall prevent Newco or the Company from amending or terminating any benefit plans at any time, or from modifying terms and conditions of employment at any time.

                                  ARTICLE III

                              COMPANY STOCK PLANS

     3.1  Prior to the Time of the Distribution, the Company and Newco shall
(i) cooperate to amend the Company Stock Plans as may be necessary to provide for the assumption of such plans by Newco to the extent set forth in Sections
3.2 and 3.4 below, and (ii) take such other steps (consistent with applicable law and the terms of such affected plans) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment or a change of control with respect to Transferred Employees who are participants in the Company Stock Plans.

     3.2 Effective as of the Time of Distribution, (i) Newco shall assume the Company Stock Plans with respect to the participants in such plans who are Transferred Employees or former employees of the Newco Business and hold Company Options (as defined below) as of the Time of Distribution (the "Newco Optionees); and (ii) each outstanding option to purchase shares of Company Common Stock (a "Company Option") under the Company Stock Plans, whether vested or unvested, exercisable or unexercisable, that was granted to a person who, immediately after the Time of Distribution, is a Newco Optionee, shall, subject to any required consent of the holder of such Company Option, be exchanged for an option (a "Newco Option") to purchase the number of shares of Newco Common Stock equal to the product of (1) the quotient of (x) the fair market value of a share of Company Common Stock, and (y) the fair market value of a share of Newco Common Stock (the "Conversion Ratio") and (2) the number of shares of Company Common Stock that the holder of such option would have been entitled to receive had such holder exercised such option in full immediately prior to the Time of Distribution (not taking into account whether or not such option was in fact exercisable) (rounded to the nearest whole share). The per share exercise price of the Newco Option shall equal the per share exercise price of such Company Option divided by the Conversion Ratio (rounded to the nearest cent). The Newco Option shall be subject to the same terms and conditions (including the vesting schedule) as the Company Option; provided, however, that the Newco Option shall be exercisable only for Newco Common Stock, and provided further that, in the case of any Company Stock Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under any Sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. For purposes of this Section 3.2, the fair market value of the Company Common Stock shall be equal to the greater of (x) the average of the closing prices of Company Common Stock on the New York Stock Exchange (the "NYSE") Composite Transactions Reporting Systems, as reported by The Wall Street Journal, for the ten (10) trading days immediately preceding the date that the Company Common Stock commences trading on an ex-dividend basis (with respect to the Distribution) or
(y) the sum of (A) the average of the closing prices of the Company Common Stock for the period from the ex- dividend date (with respect to the Distribution) to the Time of Distribution and (B) the average of the closing prices of the Newco Common Stock on the NYSE Composite Transactions Reporting System, as reported by The Wall Street Journal, for the ten (10) trading days following the tenth trading day after the Time of Distribution (the "Newco Average Price"). The fair market value of a share of Newco Common Stock shall be equal to the Newco Average Price.

     3.3 With respect to Retained Employees, the Company shall take such actions as it deems appropriate to cause any Retained Employees' Company Options that are not exercised as of the Time of Distribution to be cancelled or lapse no later than the Effective Time.

     3.4 The Company shall have no liability with respect to any Company Stock Plans, including, without limitation, 1994 Employee Stock Purchase Plan ("ESPP") subsequent to the Time of Distribution. The Retained Employees shall cease participating in the ESPP as of the Time of Distribution. Newco shall assume all obligations with respect to the ESPP and shall cause any uninvested payroll deduction contributions of Retained Employees to be distributed to such Retained Employees subsequent to the Time of Distribution.

                                   ARTICLE IV

                        NON-TAX-QUALIFIED BENEFIT PLANS

     4.1  Prior to the Time of the Distribution, the Company and Newco shall
(i) cooperate to amend the Harte-Hanks Communications, Inc. Pension Restoration Plan and the Harte-Hanks Deferred Compensation Plan for Management Bonuses as may be necessary to provide for the assumption of such Plans by Newco as set forth in Section 4.2 below, (ii) provide that Retained Employees shall cease to accrue benefits under the plans as of the Time of Distribution, and (iii) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment or a change of control with respect to Transferred Employees who are participants in such plans.

     4.2 Effective as of the Time of Distribution, the Harte- Hanks Communications, Inc. Pension Restoration Plan and the Harte-Hanks Deferred Compensation Plan for Management Bonuses shall be transferred from the Company to Newco and Newco shall assume such plans and (i) succeed the Company as the plan sponsor, plan administrator, employer or other party under such plans and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder; and (ii) assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor and/or plan administrator thereunder and to pay, and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed with respect to the Transferred Employees and Retained Employees under such plans. The benefits of any Retained Employees under such plans, calculated as of the Time of Distribution, shall become fully vested and non-forfeitable as of the time of Distribution, irrespective of their age or service.

                                   ARTICLE V

                         EMPLOYEE WELFARE BENEFIT PLANS

     5.1  Prior to the Time of the Distribution, the Company and Newco shall
(i) cooperate to amend the Transferred Welfare Plans, as may be necessary to provide for the assumption by Newco of the liabilities with respect to such plans in accordance with the provisions set forth below, (ii) provide that Retained Employees shall cease to participate in the Transferred Welfare Plans as of the Time of Distribution, and (iii) take such other steps (consistent with applicable law and the terms of the affected plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment with respect to Transferred Employees who are participants in such plans.

     5.2 Effective as of the Time of Distribution, Newco shall assume the Transferred Welfare Plans and honor or cause its insurance carriers to honor, in accordance with the terms of such plans, all claims for benefits incurred by
(i) Transferred Employees (or their dependents or beneficiaries) under such plans at any time; (ii) former or inactive employees of the Newco Business (or their dependents or beneficiaries) at any time; or (iii) former employees of units divested prior to the Time of Distribution (or their dependents or beneficiaries) at any time; without interruption as a result of the transactions contemplated by this Agreement, the Distribution Agreement or the Merger Agreement and the Company shall be relieved of and shall not assume such liability. In addition, with respect to the fully insured Transferred Welfare Plans that are identified as such on Schedule "B" hereto, the insurance carriers shall continue to honor in accordance with the terms of the plans, all claims incurred by reason of accident, death or disability prior to the Time of Distribution, including claims incurred by Retained Employees or their dependents or beneficiaries. As soon as administratively possible after the Time of Distribution, the Company shall transfer all assets of the Transferred Welfare Plans (including funds for any contributions or premiums due from the Company or any subsidiaries of the Company which have accrued or been received or that have been deducted from payroll as of the Time of Distribution) to Newco or the plan, as appropriate.

     5.3 Effective as of the Time of Distribution, the Company shall remain liable for, and shall honor or cause its insurance carriers to honor any claims incurred prior thereto or thereafter by Retained Employees with respect to benefits under any Retained Welfare Plan, subject to indemnification pursuant to Section 5.2(e) of the Distribution Agreement.


                                   ARTICLE VI

                    TAX-QUALIFIED DEFINED CONTRIBUTION PLANS

     6.1  Prior to the Time of the Distribution, the Company and Newco shall
(i) cooperate to amend the Harte-Hanks Investment Plus (the "401(k) Plan") as may be necessary to provide for the assumption of such plan by Newco and the spin-off of plan assets and liabilities to Buyer's plan as set forth below,
(ii) provide that the Retained Employees will cease to participate in the 401(k) Plan as of the Time of Distribution, and (iii) take such other steps (consistent with applicable law and the terms of the plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee) from causing, resulting in or being treated as a termination of employment with respect to the Transferred Employees who are participants in the 401(k) Plan.

     6.2 Effective as of the Time of Distribution, the 401(k) Plan and any related service provider agreements shall be transferred from the Company to Newco, and the Company shall transfer its control over the related trust to Newco and shall transfer to the 401(k) Plan's trust all plan assets it holds (including funds for any contributions or participant loan repayments which have accrued or that have been deducted from payroll as of the Time of Distribution) and Newco shall assume such plan and any related service provider agreements and (i) succeed the Company as the plan sponsor, plan administrator, employer or other party under such plan and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder, and (ii) assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor and/or plan administrator thereunder and to pay and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed under the 401(k) Plan.

     6.3 As soon as practicable following the Time of Distribution Newco shall cause the 401(k) Plan accounts of the Retained Employees to be transferred to The E.W. Scripps Company Retirement and Investment Plan ("Buyer's Plan") in accordance with Section 208 of ERISA. The amounts to be transferred to Buyer's Plan ("Spinoff Amounts") shall be adjusted for investment earnings, gains, or losses in accordance with the 401(k) Plan's valuation procedures, through a date as close as reasonably practicable to the date of transfer. The Company shall cause Buyer's Plan to comply with applicable tax-qualification and ERISA requirements with respect to the Spinoff Amounts. Subsequent to the Time of Distribution and prior to the transfer of the Spinoff Amounts, the Company will cooperate with Newco to cause payroll deductions for loan repayments by Retained Employees under the 401(k) Plan to continue and to remit such payments to the 401(k) Plan as frequently as possible. If any participating Retained Employees have outstanding loan obligations to the 401(k) Plan as of the date of transfer of the Spinoff Amounts, such obligations shall be transferred to Buyer's Plan as part of the Spinoff Amount. After the transfer of the Spinoff Amount, Buyer's Plan shall be responsible for the administration, investment and payment of the Retained Employees' accounts and neither the 401(k) Plan nor Newco shall have any further liability with respect thereto.

     6.4 The DiMark 401(k) Plan, the Mars Graphics Systems 401(k) Plan and the MCI 401(k) Plan (collectively the "Direct Marketing 401(k)'s") shall remain the responsibility of Newco and/or DiMark, Inc., Mars Graphic Services, Inc., and Marketing Communications, Inc., respectively, (which corporations are to become wholly owned first or second tier subsidiaries of Newco prior to the Time of Distribution). If necessary, on request of the Company, Newco shall cause any additional reasonable steps to be taken to insure that the Company is not liable or obligated as employer, plan sponsor or plan administrator with respect to the Direct Marketing 401(k)'s after the Time of Distribution.


                                  ARTICLE VII

                      TAX-QUALIFIED DEFINED BENEFIT PLANS

     7.1  Prior to the Time of the Distribution, the Company and Newco shall
(i) cooperate to amend the Harte-Hanks Communications, Inc. Pension Plan as may be necessary to provide for the assumption of such plan by Newco as set forth below, (ii) provide that the Retained Employees will cease to accrue benefits under such plan as of the Time of Distribution and (iii) take such other steps (consistent with applicable law and the terms of the plan) as may be necessary to prevent the consummation of the transactions contemplated by this Agreement, the Distribution Agreement and the Merger Agreement (including the transfer of employment of any Transferred Employee to Newco) from causing, resulting in or being treated as a termination of employment or a change of control with respect to the Transferred Employees who are participants in such plan.

     7.2 Effective as of the Time of Distribution, each Retained Employee's accrued benefit under the Harte-Hanks Communications, Inc. Pension Plan shall become fully vested and non-forfeitable without regard to such Retained Employee's length of service. Effective as of the Time of Distribution, the Company shall transfer to Newco, and Newco shall assume the Harte-Hanks Communications, Inc. Pension Plan and any related service provider contracts, and the Company shall transfer to Newco its control over the related trust and shall transfer to such trust funds for any contributions or premiums due from the Company or subsidiaries of the Company which have accrued as of the Time of Distribution. In connection with such transfer and assumption Newco shall (i) succeed the Company as the plan sponsor, plan administrator, employer or other party under such plan and any agreements related thereto and be vested with any and all of the powers, duties, rights and privileges of such plan sponsor, plan administrator, employer or other party thereunder, and (ii) assume and agree to perform and discharge all of the duties and obligations of the employer, sponsor or plan administrator thereunder and to pay, and be solely responsible for all of the liabilities and obligations of any kind (whether absolute, accrued, contingent or otherwise) of the employer, sponsor and/or plan administrator thereunder in respect of, arising under or required to be performed with respect to the Retained Employees and the Transferred Employees under such plan.


                                  ARTICLE VIII

                               RETAINED EMPLOYEES

     8.1 Rights. The rights of Retained Employees with respect to the periods following the Time of Distribution will be governed by the Merger Agreement.


                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the internal laws of the State of Delaware.

     9.2 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements. To the extent a subject is specifically covered in this Agreement and to the extent any other agreement is in conflict herewith, this Agreement, if more specific, shall control.

     9.3 Parties In Interest. Neither party may assign its right or delegate any of its duties under this Agreement without prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

     9.4 Effectiveness. This Agreement shall become effective at the Time of Distribution and may be terminated by the parties at any time prior thereto by written agreement.

     9.5 Reformation and Severabilty. If any provision of this Agreement shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

     9.6 Titles and Headings. All titles and headings have been inserted solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

     9.7 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement. The parties assume no liability to any third party because of any reliance on the representation, warranties and agreements of the parties contained in this Agreement.

     IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized officers as of this ____ day of ______________, 1997.

                                 HARTE-HANKS COMMUNICATIONS, INC.


                                 By:
                                    -------------------------------------------
                                   Title:
                                         --------------------------------------



                                 [NEWCO]


                                 By:
                                    -------------------------------------------
                                   Title:
                                         --------------------------------------

                                   SCHEDULE A
                             RETAINED WELFARE PLANS

1.   ABILENE REPORTER-NEWS

          Medical Plans

               PPO:   Continental Life & Accident Company
               HMO:   FirstCare (Southeast Health Alliances)

          Dental Plan - See Footnote 1

          Vision Plan - See Footnote 2

2.   SAN ANGELO STANDARD-TIMES

          Medical Plans

               HMO:   Blue Cross/Blue Shield of Texas
                      HMO Blue, South West Texas
               HMO:   NYLCare Health Plans of Southwest, Inc.


          Dental Plan - See Footnote 1

          Vision Plan - See Footnote 2

3.   WICHITA FALLS TIMES & RECORD-NEWS

          Medical Plan

               PPO:   Blue Cross Blue Shield of Texas, Inc.
                      Blue Choice Managed Health Care Plan

          Dental Plan- See Footnote 1

          Vision Plan - See Footnote 2

4.   HARTE-HANKS COMMUNITY NEWSPAPERS, INC.

          Medical Plan

               POS, HMO:  Prudential Health Care

          Dental Plan - See Footnote 1

5.   CORPUS CHRISTI CALLER-TIMES

          Medical and Dental Plans

               PPO, HMO, Dental:   Corpus Christi Caller-Times
                                   Comprehensive Major Medical
                                   Health Care Plan

          Section 125 Plan:        Corpus Christi Caller-Times
                                   Health Benefit Plan

          ASO Agreement:  South Texas Health Care Alliance
          Claims Administrator:  Group Administrators San
                                   Antonio, Inc.

          Excess Loss Insurance:  TransAmerica Occidental Life
                                   Insurance Co.
          (specific and aggregate)

          Welfare Trust:  Trust Agreement and Declaration of
          Corpus Christi Caller Times Health Benefit Plan, effective January 1, 1994.

6.   ANDERSON INDEPENDENT MAIL (INDEPENDENT PUBLISHING COMPANY)

          Medical Plan

               PPO:   Independent Publishing Medical Plan

          ASO Agreement:  Health First

          Dental Plan:  Health Source

          Excess Loss Insurance:  TransAmerica Occidental Life
                                   Insurance Co.
          (specific and aggregate)

          Term Life and AD&D:  Provident Life & Accident

7.        KENS-TV5

               Medical Plan

                      HMO, PPO:  Prudential Health Care Plan,
                                   Inc.
                      See Footnote 3

                      HMO:  Pacificare of Texas, Inc.

               Dental Plan:  See Footnote 1

8. Various Employee Assistance Programs and Educational Assistance Plans maintained by Retained Business units.



Footnotes:

1. Harte-Hanks Communications, Inc. offers dental coverage through Delta Insurance Company for this unit and others. The contract with DDIC will be a Retained Welfare Plan, and various Newco Business units that now also receive dental benefits through this contract will establish a separate contract with DDIC.

2. Harte-Hanks Communications, Inc. offers vision coverage through Vision Service Plan, Inc. for this unit and others. The contract with VSP will be a Retained Welfare Plan and various Newco Business units that now receive vision benefits through this contract will establish a separate contract with VSP.

3. Harte-Hanks Communications, Inc. offers medical coverage through Prudential Health Care Plan, Inc. for this and another unit. The contract with Prudential will be a Retained Welfare Plan and another Newco Business unit that now receives medical benefits through this contract will establish a separate contract with Prudential.

                                   SCHEDULE B
                           TRANSFERRED WELFARE PLANS
PLANS

1.   Basic Life and AD&D
          Pan American Life Insurance Co.*

2.   Supplemental Life:
          Standard Insurance Company*
          Philadelphia Life Insurance Co., prior to 1993*

3.   Supplemental AD&D:
          Cigna*

4.   Medical:  See Footnote 3 to Schedule A

5.   Dental:  See Footnote 1 to Schedule A

6.   Vision:  See Footnote 2 to Schedule A

7.   Long Term Disability:
          UNUM Insurance Co.*
          Mutual of Omaha, 1992-1993*
          Paul Revere, 1994-1995*

8.   Harte-Hanks Communications, Inc. Salary Continuation Plan -
     Effective November 1, 1995

9.   Harte-Hanks Severance Pay Plan

10. Harte-Hanks Flexible Benefits Plan (Section 125); provided that "Transferred Welfare Plans" does not include any portion of this Plan relating to medical, dental or vision plans or contracts to the extent they are part of a Retained
     Welfare Plan.

11.  Business Travel/Blanket Accident
          Cigna Group Insurance*
          (Life Insurance Company of North America)

12. Retiree medical and life obligations, including without limitation, those described in Section 3.9 of the Company
     Disclosure Schedule.

13.  Various Employee Assistance Programs and Eductional
     Assistance Plans maintained by Transferred Business units.





____________________

* Plans marked with an asterisk are fully insured plans as described in Section 5.2 of the Employee Benefits and Compensation Agreement.

                                              Exhibit A to the Merger Agreement



                     RETAINED BUSINESS FINANCIAL STATEMENTS


                  See Exhibits B and C to the Merger Agreement

                                                  EXHIBIT B TO MERGER AGREEMENT


[KPMG LOGO]




                             HARTE HANKS TELEVISION

                              FINANCIAL STATEMENTS

                         [KPMG PEAT MARWICK LLP LOGO]



                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Harte-Hanks Communications, Inc.:


We have audited the accompanying balance sheets of Harte-Hanks Television as of December 31, 1996 and 1995, and the related statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of Harte-Hanks Communications, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared on the basis of presentation described in note A, and include the assets, liabilities, revenues and expenses of Harte-Hanks Television.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harte-Hanks Television as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, pursuant to the basis of presentation described in note A, in conformity with generally accepted accounting principles.


                                            /s/ KPMG PEAT MARWICK LLP


San Antonio, Texas
April 14, 1997

HARTE-HANKS TELEVISION
BALANCE SHEETS

---------------------------------------------------------------------------------
                                                                 DECEMBER 31,
IN THOUSANDS                                                 1996          1995
---------------------------------------------------------------------------------
ASSETS
Current assets
   Cash                                                    $    228       $   338
Accounts receivable (less allowance for doubtful
         accounts of $67 in 1996 and $47 in 1995)             5,146         5,208
 Inventory                                                       29            30
Prepaid expense                                                 261           237
Film contracts                                                1,517         1,203
Other current assets                                            188           191
                                                           --------       -------
              Total current assets                            7,369         7,207
                                                           --------       -------
Property, plant and equipment
   Land                                                         354           354
Buildings and improvements                                    6,169         6,169
Equipment and furniture                                      11,701        10,939
                                                           --------       -------
                                                             18,224        17,462
Less accumulated depreciation                                10,621         9,537
                                                           --------       -------
                                                              7,603         7,925
Construction and equipment installations in progress             67             0
                                                           --------       -------
              Net property, plant and equipment               7,670         7,925
                                                           --------       -------
Intangible and other assets
Goodwill (less accumulated amortization
         of $21,481 in 1996 and $19,733 in 1995)             48,575        50,323
Receivable from Harte-Hanks Communications, Inc.             34,251        27,665
Film contracts                                                2,187         1,275
Other assets                                                    232           176
                                                           --------       -------
              Total intangible and other assets              85,245        79,439
                                                           --------       -------
              Total assets                                 $100,284       $94,571
                                                           ========       =======

LIABILITIES AND EQUITY
Current liabilities
Accounts payable                                           $    685       $   632
Accrued payroll and related expenses                            727           653
Film contract payable                                         1,581         1,145
Other current liabilities                                        37           369
                                                           --------       -------
              Total current liabilities                       3,030         2,799
                                                           --------       -------
Film contract payable                                         1,488           985
Deferred income tax liability                                 1,841         1,780
Other long term liabilities                                     489           532
                                                           --------       -------
              Total liabilities                               6,848         6,096
                                                           --------       -------

Equity                                                       93,436        88,475
                                                           --------       -------
              Total liabilities and equity                 $100,284       $94,571
                                                           ========       =======


See Notes to Financial Statements

HARTE-HANKS TELEVISION
STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------
                                                   YEAR ENDED DECEMBER 31,
IN THOUSANDS                               1996             1995           1994
--------------------------------------------------------------------------------
Revenues                                 $ 26,100        $ 25,132        $28,629
Operating expenses
     Payroll                                8,361           8,008          8,624
     Production and distribution            1,739           2,040          2,864
     Advertising, selling, general
         and administrative                 2,880           2,848          2,800
     Depreciation                           1,044           1,066          1,041
     Film amortization                      1,347           2,224          2,746
     Goodwill amortization                  1,748           1,748          1,748
                                         --------        --------        -------
                                           17,119          17,934         19,823
                                         --------        --------        -------
Operating income                            8,981           7,198          8,806
Other expenses (income)
     Interest expense                          20              26             26
     Other, net                                --             (85)            --
                                         --------        --------        -------
                                               20             (59)            26
                                         --------        --------        -------
Income before income taxes                  8,961           7,257          8,780
Income tax expense                          4,000           3,366          3,954
                                         --------        --------        -------
Net income                               $  4,961        $  3,891        $ 4,826
                                         ========        ========        =======


See Notes to Financial Statements

HARTE-HANKS TELEVISION
STATEMENTS OF CASH FLOWS


---------------------------------------------------------------------------------------------------
                                                                    YEAR ENDED DECEMBER 31,
IN THOUSANDS                                                  1996            1995           1994
---------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
     Net income                                              $ 4,961        $ 3,891        $  4,826
     Adjustments to reconcile net income
         to net cash provided by operating
         activities:
              Depreciation                                     1,044          1,066           1,041
              Goodwill amortization                            1,748          1,748           1,748
              Amortization of option related
              compensation                                        93            163             131
              Film amortization                                1,347          2,224           2,746
              Deferred income taxes                               37             42             (10)
              Other, net                                          --            (85)             --

Changes in operating assets and liabilities:
         Decrease in accounts receivable, net                     62            677              52
         Decrease (increase) in inventory                          1              6              (6)
         Decrease (increase) in prepaid expenses
              and other current assets                            61            (59)             99
         Increase (decrease) in accounts payable                  53           (324)            329
         (Decrease) in other accrued expenses
              and other liabilities                             (312)          (291)           (100)
         Other, net                                             (258)          (114)             15
                                                             -------        -------        --------
     Net cash provided by operating activities                 8,837          8,944          10,871
                                                             -------        -------        --------

Cash Flows from Investing Activities
     Purchases of property, plant and
         equipment                                              (789)        (1,060)           (883)
     Proceeds from the sale of property,
         plant and equipment                                      --            123             142
     Payments on film contracts                               (1,572)        (1,817)         (2,123)
                                                             -------        -------        --------
     Net cash (used in) investing activities                  (2,361)        (2,754)         (2,864)
                                                             -------        -------        --------

Cash Flows from Financing Activities
     Distributions to Harte-Hanks Communications, Inc.
         including payments for income taxes                  (6,586)        (6,406)         (7,874)
                                                             -------        -------        --------

Net increase (decrease) in cash                                 (110)          (216)            133
Cash at beginning of period                                      338            554             421
                                                             -------        -------        --------
Cash at end of period                                        $   228        $   338        $    554
                                                             =======        =======        ========



See Notes to Financial Statements

                             Harte-Hanks Television

                         Notes to Financial Statements


NOTE A -- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements present the financial position of Harte-Hanks Television (the "Company"). The financial statements exclude all assets, liabilities, revenues and expenses of Harte-Hanks Communications, Inc. and its subsidiaries other than assets, liabilities, revenues and expenses of its television business.

The financial statements have been prepared as if the television business had operated as an independent, stand alone entity for all periods presented. Except as described below, such financial statements have been prepared using the historical basis of accounting and include the assets, liabilities, revenues, expenses and income taxes of Harte-Hanks' television business. These financial statements do not include any liabilities or disclosure related to the Company's employee benefit plans other than as disclosed in note C. However, the cost of all employee benefit plans which relate to employees of Harte-Hanks Television is included in these financial statements. Direct expenses incurred by Harte-Hanks Communications, Inc. on behalf of the Company are identified and allocated to the Company based on the actual costs incurred. Any remaining indirect expenses incurred by Harte-Hanks Communications, Inc. have not been allocated to the Company because they have been insignificant. Management believes that this method of allocation is reasonable and that such costs would not be materially different if they had been incurred with unaffiliated third parties.

Certain prior year amounts have been reclassified for comparative purposes.

TELEVISION REVENUES

Television revenues are presented net of advertising agency commissions.

INVENTORY

Inventory, consisting primarily of film and television tubes, is stated at the lower of cost (first-in, first-out method) or market.



                                       1
                                                                    (Continued)

                             Harte-Hanks Television

                         Notes to Financial Statements

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated on the basis of cost. Depreciation of buildings and equipment is computed generally on the straight-line method at rates calculated to amortize the cost of the assets over their useful lives. The general ranges of estimated useful lives are:

  Buildings and improvements                                      10 to 40 years
  Equipment and furniture                                          4 to 20 years

GOODWILL

Goodwill is stated on the basis of cost, adjusted as discussed below, and is amortized on a straight-line basis over 40-year periods.

The Company assesses the recoverability of its goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flows over the remaining amortization period. If projected undiscounted future cash flows indicate that unamortized goodwill and the net book value of long-lived assets will not be recovered, net goodwill is adjusted to an amount consistent with projected discounted future cash flows. Cash flow projections are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

FILM CONTRACTS

Film contract rights represent agreements with film syndicators for television program material. The capitalized costs of film rights and related liabilities are recorded when the licensed period begins and the film rights are available for use. The cost is amortized over the expected number of telecasts.
 The portions of the cost to be amortized within one year and after one year are reflected in the consolidated balance sheets as current and noncurrent assets, respectively. The payments under these contracts due within one year and after one year are classified as current and noncurrent liabilities.

INCOME TAXES

Income taxes are calculated using the asset and liability method required by Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred income taxes are recognized for the tax consequences resulting from "temporary differences" by applying enacted statutory tax rates applicable to future years. These "temporary differences" are associated with differences between the financial and the tax basis of existing assets and liabilities. Under SFAS No. 109, a statutory change in tax rates will be recognized immediately in deferred taxes and income.



                                       2
                                                                    (Continued)

                             Harte-Hanks Television

                         Notes to Financial Statements

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INCOME TAXES

The components of income tax expense are as follows:

-------------------------------------------------------------------------------
                                                YEAR ENDED DECEMBER 31,
IN THOUSANDS                             1996            1995             1994
-------------------------------------------------------------------------------
Current
     Federal                            $3,607          $3,025          $ 3,580
     State and local                       356             299              384
                                        ------          ------          -------
         Total current                  $3,963          $3,324          $ 3,964
                                        ======          ======          =======
Deferred
     Federal                            $   33          $   37          $    (9)
     State and local                         4               5               (1)
                                        ------          ------          -------
         Total deferred                 $   37          $   42          $   (10)
                                        ======          ======          =======

The differences between total income tax expense and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:

----------------------------------------------------------------------------------------
                                         YEAR ENDED DECEMBER 31,
IN THOUSANDS               1996                   1995                   1994
----------------------------------------------------------------------------------------
Computed expected
     income tax
     expense              $3,136       35%       $2,540       35%       $3,073       35%
Effect of goodwill
     amortization            605        7%          605        8%          605        7%
Net effect of state
     income taxes            234        3%          198        3%          249        3%
Other, net                    25       --            23       --            27       --
                          -------------------------------------------------------------
Income tax expense
     for the period       $4,000       45%       $3,366       46%       $3,954       45%
                          =============================================================





                                       3
                                                                    (Continued)

                             Harte-Hanks Television

                         Notes to Financial Statements

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows:

--------------------------------------------------------------------------
                                                        DECEMBER 31,
IN THOUSANDS                                         1996           1995
--------------------------------------------------------------------------
Deferred tax assets:
     Accrued vacation pay                           $   109        $    99
     Accrued stock option liability                     167            157
     Accounts receivable, net                            23             16
                                                    -------        -------
         Total gross deferred tax assets                299            272
                                                    -------        -------

Deferred tax liabilities:
     Property, plant and equipment                   (1,805)        (1,756)
     State income tax                                  (123)          (120)
     Other, net                                         (36)           (24)
                                                    -------        -------
         Total gross deferred tax liabilities        (1,964)        (1,900)
                                                    -------        -------
         Net deferred tax liability                 $(1,665)       $(1,628)
                                                    =======        =======

The net deferred tax liability is recorded both as a current deferred income tax benefit and as other long term liabilities based upon the classification of the related temporary difference. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, recoverable taxes paid, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income, the reversal of existing deferred tax liabilities and projections for future taxable income over the periods which the deferred tax assets are deductible at December 31, 1996, management believes it is more likely than not the Company will realize the benefits of these deductible differences.




                                       4
                                                                    (Continued)

                             Harte-Hanks Television

                         Notes to Financial Statements

NOTE C -- EMPLOYEE BENEFIT PLANS

Harte-Hanks Communications, Inc. maintains a defined benefit pension plan for which most of Harte-Hanks Television employees are eligible. Benefits are based on years of service and the employee's compensation for the five highest consecutive years of salary during the last ten years of service. Benefits vest to the participants upon completion of five years of service or upon reaching age 65, whichever is earlier. Harte-Hanks' policy is to accrue as expense an amount computed by its actuary and to fund at least the minimum amount required by ERISA.

In 1994, the Harte-Hanks Communications, Inc. adopted a non-qualified, supplemental pension plan covering certain Harte-Hanks Television employees, which provides for incremental pension payments so that total pension payments equal amounts that would have been payable from the principal pension plan if it were not for limitations imposed by income tax regulation.

In determining the 1996, 1995 and 1994 actuarial present value of benefit obligations, discount rates of 73/4%, 71/4% and 8% were used, respectively. The assumed annual rate of increase in future compensation levels was 4%, and the expected long term rate of return on plan assets was 10%. Pension expense for the years ended December 31, 1996, 1995 and 1994 was $183, $176 and $201, respectively.

Harte-Hanks Communications, Inc. also sponsors a 401(k) plan which provides employees of Harte-Hanks Television with additional income upon retirement. The Company matches a portion of employees' voluntary before-tax contributions. Employees are fully vested in their own contributions and vest in the Company's matching contributions upon three years of service. Contributions made during the years ended December 31, 1996, 1995 and 1994 were $36, $40 and $42, respectively.

The 1994 Harte-Hanks Communications, Inc. Employee Stock Purchase Plan provides for a total of 450,000 shares to be sold to participating employees at all Harte-Hanks subsidiaries at 85% of the fair market value at specified quarterly investment dates. At December 31, 1996, 1995 and 1994, Harte-Hanks Television had $21, $18 and $17, respectively recorded as a liability for amounts withheld by the Company to be used for the purchase of Harte-Hanks Communications, Inc. shares in the subsequent January.

All costs related to the above described plans are recorded in the Harte-Hanks Television financial statements to the extent that these costs relate to the employees of Harte-Hanks Television.




                                       5
                                                                    (Continued)

                             Harte-Hanks Television

                         Notes to Financial Statements

NOTE D -- EQUITY

A summary of changes in equity is as follows:

                        -----------------------------------
                               YEAR ENDED DECEMBER 31,
                          1996          1995          1994
                        -----------------------------------
Beginning balance       $88,475       $84,584       $79,758
Net earnings              4,961         3,891         4,826
                        -------       -------       -------

Ending balance          $93,436       $88,475       $84,584
                        =======       =======       =======

NOTE E -- STOCK OPTION PLANS

1984 PLAN

In 1984, Harte-Hanks Communications, Inc. adopted a Stock Option Plan ("1984 Plan") pursuant to which it issued to officers and key employees options to purchase shares of common stock at prices equal to the market price on the grant date. Market price was determined by the Board of Directors for purposes of granting stock options and making repurchase offers. Options granted under the 1984 Plan become exercisable five years after date of grant. At December 31, 1996, 1995 and 1994, options held by employees of Harte-Hanks Television to purchase 37,500 shares, 37,500 shares and 52,500 shares, respectively, were outstanding under the 1984 Plan, with exercise prices ranging from $3.33 to $6.67 per share. No additional options will be granted under the 1984 Plan.

1991 PLAN

Harte-Hanks Communications, Inc. adopted the 1991 Stock Option Plan ("1991 Plan") pursuant to which it may issue to officers and key employees options to purchase up to 3,000,000 shares of common stock. Options have been granted to certain employees of the Company at prices equal to the market price on the grant date ("market price options") and at prices below market price ("performance options"). As of December 31, 1996, 1995 and 1994, market price options, held by employees of Harte-Hanks Television, to purchase 175,000 shares, 159,750 shares and 132,750 shares, respectively, were outstanding with exercise prices ranging from $6.67 to $20.50 per share. Market price options become exercisable after the fifth anniversary of their date of grant.





                                       6
                                                                    (Continued)

                             Harte-Hanks Television

                         Notes to Financial Statements

At December 31, 1996, 1995 and 1994 performance options held by employees of Harte-Hanks Television to purchase 49,200 shares, 52,200 shares and 45,450 shares, respectively, were outstanding with exercise prices ranging from $0.67 to $2.00 per share. The performance options become exercisable after the third anniversary of their date of grant, and the extent to which they become exercisable at that time depends upon the extent to which Harte-Hanks Communications, Inc. achieves certain goals which are established at the time the options are granted. That portion of the performance options which does not become exercisable on the third anniversary of the date of grant becomes exercisable after the ninth anniversary of the date of grant. Compensation expense of $93, $163 and $131 was recognized by Harte-Hanks Television for the performance options held by employees of Harte-Hanks Television for the years ended December 31, 1996, 1995 and 1994, respectively.

The following summarizes stock option plans activity:

-------------------------------------------------------------
                                  Number     Weighted Average
                                of Shares     Option Price
-------------------------------------------------------------
Options outstanding
     at January 1, 1994          236,250        $    5.24
     Granted                      23,700             9.91
     Exercised                   (29,250)            4.49
                                 -------

Options outstanding
     at December 31, 1994        230,700             5.82
     Granted                      33,750            10.40
     Exercised                   (15,000)            5.00
                                 -------

Options outstanding
     at December 31, 1995        249,450             6.49
     Granted                      22,500            18.03
     Exercised                    (5,250)            0.67
     Cancelled                    (5,000)           11.78
                                 -------

OPTIONS OUTSTANDING AT
     DECEMBER 31, 1996           261,700             7.50
                                 -------

EXERCISABLE AT
     DECEMBER 31, 1996           102,000             4.55
                                 -------




                                       7
                                                                    (Continued)

                             Harte-Hanks Television

                         Notes to Financial Statements

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation." Accordingly, no compensation expense has been recognized for options granted where the exercise price is equal to the market price of the underlying stock at the date of grant. The Company does recognize compensation expense for options whose market price of the underlying stock exceeds the exercise price on the date of grant under the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted under SFAS No. 123.

Had compensation expense for the Company's options been determined based on the fair value at the grant date for awards in 1996 and 1995, the Company's net income and earnings per share would have been reduced to the proforma amounts indicated below.

-----------------------------------------------------------------------------------
                                                           YEAR ENDED DECEMBER 31,
IN THOUSANDS, EXCEPT PER SHARE AMOUNTS                     1996               1995
-----------------------------------------------------------------------------------
   Net income - as  reported                              $4,961             $3,891
   Net income - proforma                                   4,925              3,877

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995:

--------------------------------------------------------------------------------------
                                                            YEAR ENDED DECEMBER 31,
                                                            1996             1995
--------------------------------------------------------------------------------------
Expected dividends yield                                     0.3%             0.3%
Expected stock price volatility                             22.1%            21.3%
Risk-free interest rate                                      6.4%             6.4%
Expected life of options                                  3-10 years       3-10 years

The weighted-average fair value of market price options granted during 1996 and 1995 was $7.00 and $5.52, respectively. The weighted-average fair value and exercise price of performance options was $14.35 and $1.11 in 1996, and $12.15 and $0.67 in 1995, respectively.

NOTE F -- FAIR VALUE OF FINANCIAL INSTRUMENTS

Because of their maturities and/or interest rates, the Company's financial instruments have a fair value approximating their carrying value. These instruments include accounts receivable, trade and film payables, and miscellaneous notes receivable and payable.



                                       8
                                                                    (Continued)

                             Harte-Hanks Television

                         Notes to Financial Statements

NOTE G -- COMMITMENTS AND CONTINGENCIES
The Company has pending claims incurred in the normal course of business which, in the opinion of management, and legal counsel, can be disposed of without material effect on the accompanying financial statements.

NOTE H -- LEASES
The Company leases certain real estate and equipment under various operating leases. Most of the leases contain renewal options for varying periods of time. The total rent expense under all operating leases was $320, $307 and $302 for the years ended December 31, 1996, 1995 and 1994, respectively.

The future minimum rental commitments for all non-cancelable operating leases with terms in excess of one year as of December 31, 1996 are as follows:

In thousands
-------------------------------------------------------
1997                                             $  140
1998                                                 78
1999                                                 26
2000                                                  6
-------------------------------------------------------
         Total                                   $  250
-------------------------------------------------------



                                       9
                                                                    (Continued)

                                                   EXHIBIT C TO MERGER AGREEMENT





                             HARTE HANKS NEWSPAPERS

                              FINANCIAL STATEMENTS

                               [KPMG LETTERHEAD]





                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Stockholders
Harte-Hanks Communications, Inc.:


We have audited the accompanying balance sheets of Harte-Hanks Newspapers as of December 31, 1996 and 1995, and the related statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of Harte-Hanks Communications, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared on the basis of presentation described in note A, and include the assets, liabilities, revenues and expenses of Harte-Hanks Newspapers.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harte-Hanks Newspapers as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, pursuant to the basis of presentation described in note A, in conformity with generally accepted accounting principles.


San Antonio, Texas
April 14, 1997                                      /s/ KPMG Peat Marwick LLP

HARTE-HANKS NEWSPAPERS
BALANCE SHEETS

---------------------------------------------------------------------------------------------
                                                                         DECEMBER 31,
IN THOUSANDS                                                     1996                   1995
---------------------------------------------------------------------------------------------
ASSETS
Current assets
    Cash                                                     $  2,498               $  1,257
    Accounts receivable (less allowance for doubtful
         accounts of $808 in 1996 and $776 in 1995)            14,903                 13,679
    Inventory                                                   4,679                  8,698
    Prepaid expense                                               852                    628
    Other current assets                                        1,391                  1,402
                                                              -------                -------
             Total current assets                              24,323                 25,664
                                                              -------                -------
Property, plant and equipment
    Land                                                        4,381                  4,381
    Buildings and improvements                                 18,640                 18,341
    Equipment and furniture                                    51,496                 52,124
                                                              -------                -------
                                                               74,517                 74,846
    Less accumulated depreciation                              41,664                 40,728
                                                              -------                -------
                                                               32,853                 34,118
    Construction and equipment installations in progress          170                    243
                                                              -------                -------
             Net property, plant and equipment                 33,023                 34,361
                                                              -------                -------
Intangible and other assets
    Goodwill (less accumulated amortization
         of $58,746 in 1996 and $54,109 in 1995)              128,661                133,298
    Receivable from Harte-Hanks Communications, Inc.          122,980                 99,204
    Other assets                                                   79                     56
                                                              -------                -------
             Total intangible and other assets                251,720                232,558
                                                              -------                -------
             Total assets                                    $309,066               $292,583
                                                              =======                =======

LIABILITIES AND  EQUITY
    Accounts payable                                         $  2,532               $  2,861
    Accrued payroll and related expenses                        3,590                  3,456
    Customer deposits                                           3,567                  3,667
    Other current liabilities                                   1,874                  1,760
                                                              -------                -------
             Total current liabilities                         11,563                 11,744
                                                              -------                -------
Deferred income tax liability                                   5,546                  5,315
Other long term liabilities                                     1,083                    931
                                                              -------                -------
             Total liabilities                                 18,192                 17,990
                                                              -------                -------

Equity                                                        290,874                274,593
                                                              -------                -------
             Total liabilities and equity                    $309,066               $292,583
                                                             ========              =========

See Notes to Financial Statements

HARTE-HANKS NEWSPAPERS
STATEMENTS OF OPERATIONS

---------------------------------------------------------------------------------------------
                                                            YEAR ENDED DECEMBER 31,
IN THOUSANDS                                    1996                1995               1994
---------------------------------------------------------------------------------------------
Revenues                                     $124,313             $117,744           $110,949
                                             --------             --------           --------
Operating expenses
    Payroll                                    41,023               40,547             40,800
    Production and distribution                32,170               29,091             24,852
    Advertising, selling, general
         and administrative                    13,302               12,684             12,520
    Depreciation                                3,927                3,735              3,438
    Goodwill amortization                       4,637                4,637              4,637
                                             --------             --------           --------
                                               95,059               90,694             86,247
                                             --------             --------           --------
Operating income                               29,254               27,050             24,702
Other expenses (income)                           (32)                 116                192
                                             --------             --------           --------

Income before income taxes                     29,286               26,934             24,510
Income tax expense                             13,005               12,091             11,160
                                             --------             --------           --------
Net income                                   $ 16,281             $ 14,843           $ 13,350
                                             ========             ========           ========


See Notes to Financial Statements

HARTE-HANKS NEWSPAPERS
STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------------------------
                                                               YEAR ENDED DECEMBER 31,
IN THOUSANDS                                         1996              1995                  1994
--------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
    Net income                                   $  16,281           $ 14,843             $ 13,350
    Adjustments to reconcile net income
         to net cash provided by operating
         activities:
             Depreciation                           3,927              3,735                3,438
             Goodwill amortization                  4,637              4,637                4,637
             Amortization of option related
             compensation                             217                274                  315
             Deferred income taxes                    211                346                 (201)
             Other, net                               (55)               116                  192

Changes in operating assets and liabilities:
         Increase in accounts receivable, net      (1,224)              (473)              (1,177)
         Decrease (increase) in inventory           4,019             (2,908)              (3,155)
         Decrease (increase) in prepaid expenses
             and other current assets                (173)              (149)                 222
         Increase (decrease) in accounts payable     (330)               (44)                 446
         Increase in other accrued expenses and
             other liabilities                        128                643                  589
         Other, net                                   (65)              (341)                (158)
                                                 --------            -------             --------
    Net cash provided by operating activities      27,573             20,679               18,498
                                                 --------            -------             --------

Cash Flows from Investing Activities
    Purchases of property, plant and
         equipment                                 (2,826)            (3,544)              (4,258)
    Proceeds from the sale of property,
         plant and equipment                          270                187                  193
                                                 --------            -------             --------
    Net cash (used in) investing activities        (2,556)            (3,357)              (4,065)
                                                 --------            -------             --------

Cash Flows from Financing Activities
    Distributions to Harte-Hanks
         Communications, Inc., including
         payments for income taxes                (23,776)           (17,007)             (14,308)
                                                 --------           --------             --------

Net increase in cash                                1,241                315                  125
Cash at beginning of period                         1,257                942                  817
                                                 --------           --------             --------
Cash at end of period                            $  2,498           $  1,257             $    942
                                                 ========           ========             ========

See Notes to Financial Statements

                             Harte-Hanks Newspapers

                         Notes to Financial Statements





NOTE A -- BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements present the financial position of Harte-Hanks Newspapers (the "Company"). The financial statements exclude all assets, liabilities, revenues and expenses of Harte-Hanks Communications, Inc. and its subsidiaries other than assets, liabilities, revenues and expenses of its newspapers business.

The financial statements have been prepared as if the newspapers business had operated as an independent, stand alone entity for all periods presented. Except as described below, such financial statements have been prepared using the historical basis of accounting and include the assets, liabilities, revenues, expenses and income taxes of Harte-Hanks' newspapers business.

In March 1995, Harte-Hanks Communications, Inc. sold its suburban Boston community newspapers. As these newspapers ceased to be a part of Harte-Hanks Newspapers in 1995, their assets, liabilities, revenues and expenses have been excluded from these financial statements. In addition, all related gain on divestiture as well as tax assets/liabilities which resulted from this transaction, have been excluded from these financial statements for all years presented.

These financial statements do not include any liabilities or disclosure related to the Company's employee benefit plans other than as disclosed in note C. However, the cost of all employee benefit plans which relate to employees of Harte-Hanks Newspapers is included in these financial statements. Intercompany balances and transactions have been eliminated. Direct expenses incurred by Harte-Hanks Communications, Inc. on behalf of the Company are identified and allocated to the Company based on the actual costs incurred. Any remaining indirect expenses incurred by Harte-Hanks Communications, Inc. have not been allocated to the Company because they have been insignificant. Management believes that this method of allocation is reasonable and that such costs would not be materially different if they had been incurred with unaffiliated third parties.

Certain prior year amounts have been reclassified for comparative purposes.

INVENTORY

Inventory, consisting primarily of newsprint and other operating supplies, is stated at the lower of cost (first-in, first-out method) or market.





                                       1
                                                                     (Continued)

                             Harte-Hanks Newspapers

                         Notes to Financial Statements




PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated on the basis of cost. Depreciation of buildings and equipment is computed generally on the straight-line method at rates calculated to amortize the cost of the assets over their useful lives. The general ranges of estimated useful lives are:

    Buildings and improvements                              10 to 40 years
    Equipment and furniture                                  4 to 20 years

GOODWILL

Goodwill is stated on the basis of cost, adjusted as discussed below, and is amortized on a straight-line basis over 40- year periods.

For each of its investments, the Company assesses the recoverability of its goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through projected undiscounted future cash flows over the remaining amortization period. If projected undiscounted future cash flows indicate that unamortized goodwill and the net book value of long-lived assets will not be recovered, net goodwill is adjusted to an amount consistent with projected discounted future cash flows. Cash flow projections are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

INCOME TAXES

Income taxes are calculated using the asset and liability method required by Statement of Financial Accounting Standards ("SFAS") No. 109. Deferred income taxes are recognized for the tax consequences resulting from "temporary differences" by applying enacted statutory tax rates applicable to future years. These "temporary differences" are associated with differences between the financial and the tax basis of existing assets and liabilities. Under SFAS No. 109, a statutory change in tax rates will be recognized immediately in deferred taxes and income.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.






                                       2
                                                                     (Continued)

                             Harte-Hanks Newspapers

                         Notes to Financial Statements




NOTE B - INCOME TAXES

The components of income tax expense are as follows:

-----------------------------------------------------------------------------------
                                                       YEAR ENDED DECEMBER 31,
IN THOUSANDS                                    1996           1995           1994
-----------------------------------------------------------------------------------
Current
    Federal                                   $11,254        $10,324        $10,003
    State and local                             1,540          1,421          1,357
                                              -------        -------        -------
         Total current                        $12,794        $11,745        $11,360
                                              =======        =======        =======
Deferred
    Federal                                   $   188        $   307        $  (178)
    State and local                                23             39            (22)
                                              -------        -------        -------
         Total deferred                       $   211        $   346        $  (200)
                                              ========       =======        =======

The differences between total income tax expense and the amount computed by applying the statutory Federal income tax rate to income before income taxes were as follows:

-------------------------------------------------------------------------------------------------------------
                                                              YEAR ENDED DECEMBER 31,
IN THOUSANDS                                     1996                  1995                     1994
-------------------------------------------------------------------------------------------------------------
Computed expected income tax
    expense                                   $10,251  35%           $9,427   35%             $8,579   35%

Effect of goodwill amortization                 1,622   6%           1,6226    6%              1,622    7%
Net effect of state income taxes                1,016   3%              949    4%                867    4%
Other, net                                        116   -                93     -                 92     -
                                              ---------------------------------------------------------------

Income tax expense for the period             $13,005  44%           $12,091  45%            $11,160   46%
                                              ===============================================================





                                                                     (Continued)

                             Harte-Hanks Newspapers

                         Notes to Financial Statements




The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows:

--------------------------------------------------------------------------
                                                       DECEMBER 31,
IN THOUSANDS                                     1996               1995
--------------------------------------------------------------------------
Deferred tax assets:
    Accrued vacation pay                       $   472            $    503
    Accrued stock option liability                 371                 326
    Accounts receivable, net                       283                 272
    Other, net                                      18                   9
                                               -------             -------
         Total gross deferred tax assets         1,144               1,110
                                               -------             -------

Deferred tax liabilities:

    State income tax                              (352)               (337)
    Property, plant and equipment               (5,546)             (5,315)
                                               -------             -------
         Total gross deferred tax liabilities   (5,898)             (5,652)
                                               -------             -------
         Net deferred tax liability            $(4,754)            $(4,542)
                                               =======             =======

The net deferred tax liability is recorded both as a current deferred income tax benefit and as other long term liabilities based upon the classification of the related temporary difference. In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, recoverable taxes paid, projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income, the reversal of existing deferred tax liabilities and projections for future taxable income over the periods which the deferred tax assets are deductible at December 31, 1996, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

NOTE C -- EMPLOYEE BENEFIT PLANS

Harte-Hanks Communications, Inc. maintains a defined benefit pension plan for which most of Harte-Hanks Newspapers employees are eligible. Benefits are based on years of service and the employee's compensation for the five highest consecutive years of salary during the last ten years of service. Benefits vest to the participants upon completion of five years of service or upon reaching age 65, whichever is earlier. Harte-Hanks' policy is





                                                                     (Continued)

                             Harte-Hanks Newspapers

                         Notes to Financial Statements




to accrue as expense an amount computed by its actuary and to fund at least the minimum amount required by ERISA.

In 1994, the Harte-Hanks Communications, Inc. adopted a non-qualified, supplemental pension plan covering certain Harte- Hanks Newspapers employees, which provides for incremental pension payments so that total pension payments equal amounts that would have been payable from the principal pension plan if it were not for limitations imposed by income tax regulation.

In determining the 1996, 1995 and 1994 actuarial present value of benefit obligations, discount rates of 73/4%, 71/4% and 8% were used, respectively. The assumed annual rate of increase in future compensation levels was 4%, and the expected long term rate of return on plan assets was 10%. Pension expense for the years ended December 31, 1996, 1995 and 1994 was $828, $823 and $789, respectively.

Harte-Hanks Communications, Inc. also sponsors a 401(k) plan which provides employees of Harte-Hanks Newspapers with additional income upon retirement.
The Company matches a portion of employees' voluntary before-tax contributions. Employees are fully vested in their own contributions and vest in the Company's matching contributions upon three years of service. Contributions made during the years ended December 31, 1996, 1995 and 1994 were $199, $205 and $167, respectively.

The 1994 Harte-Hanks Communications, Inc. Employee Stock Purchase Plan provides for a total of 450,000 shares to be sold to participating employees at all Harte-Hanks subsidiaries at 85% of the fair market value at specified quarterly investment dates. At December 31, 1996, 1995 and 1994, Harte-Hanks Newspapers had $71, $71 and $69, respectively recorded as a liability for amounts withheld by the Company to be used for the purchase of Harte-Hanks Communications, Inc. shares in the subsequent January.

All costs related to the above described plans are recorded in the Harte-Hanks Newspapers financial statements to the extent that these costs relate to the employees of Harte-Hanks Newspapers.





                                                                     (Continued)

                             Harte-Hanks Newspapers

                         Notes to Financial Statements




NOTE D -- EQUITY

A summary of changes in equity is as follows:

                                              -------------------------------------------
                                                        YEARS ENDED DECEMBER 31,
                                                 1996            1995              1994
                                              -------------------------------------------
Beginning balance                             $274,593         $259,750          $246,400
Net earnings.                                   16,281           14,843            13,350
                                              --------         --------          --------
Ending balance                                $290,874         $274,593          $259,750
                                              ========         ========          ========

NOTE E -- STOCK OPTION PLANS

1984 PLAN

In 1984, Harte-Hanks Communications, Inc. adopted a Stock Option Plan
("1984 Plan") pursuant to which it issued to officers and key employees options to purchase shares of common stock at prices equal to the market price on the grant date. Market price was determined by the Board of Directors for purposes of granting stock options and making repurchase offers. Options granted under the 1984 Plan become exercisable five years after date of grant. At December 31, 1996, 1995 and 1994, options held by employees of Harte-Hanks Newspapers to purchase 96,800 shares, 107,400 shares and 149,400 shares, respectively, were outstanding under the 1984 Plan, with exercise prices ranging from $3.33 to $6.67 per share. No additional options will be granted under the 1984 Plan.

1991 PLAN

Harte-Hanks Communications, Inc. adopted the 1991 Stock Option Plan
("1991 Plan") pursuant to which it may issue to officers and key employees options to purchase up to 3,000,000 shares of common stock. Options have been granted to certain employees of the Company at prices equal to the market price on the grant date ("market price options") and at prices below market price ("performance options"). As of December 31, 1996, 1995 and 1994, market price options held by employees of Harte-Hanks Newspapers to purchase 302,075 shares, 258,675 shares and 235,200 shares, respectively, were outstanding with exercise prices ranging from $6.67 to $25.38 per share. Market price options become exercisable after the fifth anniversary of their date of grant.

At December 31, 1996, 1995 and 1994 performance options to purchase 110,300 shares, 107,100 shares and 116,850 shares, respectively, were outstanding with exercise prices ranging from $0.67 to $2.00 per share. The performance options become exercisable after the third anniversary of their date of grant, and the extent to which they become exercisable at that time depends upon the extent to which Harte-Hanks Communications, Inc. achieves certain goals which are established at the time the options are granted. That portion of the performance options which does not become exercisable on the third





                                                                     (Continued)
anniversary of the date of grant becomes exercisable after the ninth anniversary of the date of grant. Compensation expense of $217, $274 and $315 was recognized by Harte-Hanks Newspapers for the performance options held by employees of Harte-Hanks Newspapers for the years ended December 31, 1996, 1995 and 1994, respectively.

The following summarizes stock option plans activity:

--------------------------------------------------------------------------------------
                                                       Number        Weighted Average
                                                     of Shares         OptionsPrice
--------------------------------------------------------------------------------------
Options outstanding
    at January 1, 1994                                  507,000      $     4 .95
    Granted                                              34,950            7 .92
    Exercised                                           (40,500)           3 .04
                                                       --------

Options outstanding
    at December 31, 1994                                501,450            5 .30
    Granted                                              59,100            10.34
    Exercised                                           (60,750)           4 .28
    Cancelled                                           (26,625)           7 .47
                                                        -------

Options outstanding
    at December 31, 1995                                473,175            5 .94
    Granted                                              67,450            18.40
    Exercised                                           (18,100)           4 .19
    Cancelled                                           (13,350)           11.93
                                                        -------

OPTIONS OUTSTANDING AT
    DECEMBER 31, 1996                                   509,175            7 .51
                                                        =======

EXERCISABLE AT
    DECEMBER 31, 1996                                   207,050            4 .18
                                                        =======


The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation expense has been recognized for options granted where the exercise price is equal to the market price of the underlying stock at the date of grant. The Company does recognize compensation expense for options whose market price of the underlying stock exceeds the exercise price on the date of grant under the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted under SFAS No. 123.

                             Harte-Hanks Newspapers

                         Notes to Financial Statements





Had compensation expense for the Company's options been determined based on the fair value at the grant date for awards in 1996 and 1995, the Company's net income would have been reduced to the proforma amounts indicated below.


-----------------------------------------------------------------------------------
                                                        YEAR ENDED DECEMBER 31,
IN THOUSANDS, EXCEPT PER SHARE AMOUNTS                 1996                    1995
-----------------------------------------------------------------------------------
    Net income - as  reported                 $      16,281          $       14,843
    Net income - proforma                            16,190                  14,816

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995:


-----------------------------------------------------------------------------------------
                                                          YEAR ENDED DECEMBER 31,
                                                       1996                     1995
-----------------------------------------------------------------------------------------
    Expected dividends yield                            0.3%                       0.3%
    Expected stock price volatility                     22.1%                      21.3%
    Risk-free interest rate                             6.4%                       6.4%
    Expected life of options                         3-10 years                 3-10 years

The weighted-average fair value of market price options granted during 1996 and 1995 was $7.64 and $5.52, respectively. The weighted-average fair value and exercise price of performance options was $15.01 and $1.25 in 1996, and $12.15 and $0.67 in 1995, respectively.

NOTE F -- FAIR VALUE OF FINANCIAL INSTRUMENTS

Because of their maturities and/or interest rates, the Company's financial instruments have a fair value approximating their carrying value. These instruments include accounts receivable, trade payables, and miscellaneous notes receivable and payable.

NOTE G -- COMMITMENTS AND CONTINGENCIES

The Company has pending claims incurred in the normal course of business which, in the opinion of management, and legal counsel, can be disposed of without material effect on the accompanying financial statements.

NOTE H -- LEASES

The Company leases certain real estate and equipment under various operating leases. Most of the leases contain renewal options for varying periods of time. The total rent





                                                                     (Continued)

                             Harte-Hanks Newspapers

                         Notes to Financial Statements




expense under all operating leases was $1,054, $994 and $806 for the years ended December 31, 1996, 1995 and 1994, respectively.

The future minimum rental commitments for all non-cancellable operating leases with terms in excess of one year as of December 31, 1996 are as follows:

 IN THOUSANDS
---------------------------------------
 1997                      $        812
 1998                               726
 1999                               556
 2000                               409
 2001                               244
 After 2001                         207
 --------------------------------------
         TOTAL             $      2,954
 --------------------------------------





                                                                     (Continued)

                                               EXHIBIT D TO THE MERGER AGREEMENT




                            NONCOMPETITION AGREEMENT

         This Noncompetition Agreement (this "Agreement"), dated as of ________________, 1997, is made by and among The E.W. Scripps Company, an Ohio corporation (the "Parent"), E.W.S. Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Parent (the "Sub"), Harte-Hanks Communications, Inc., a Delaware corporation (the "Company") and [NEWCO], a Delaware corporation and a wholly owned subsidiary of the Company ("Newco").


                                    RECITALS

         WHEREAS, the Parent, Sub and Company are parties to that certain Agreement and Plan of Merger and Reorganization dated as of May ___, 1997 (the "Merger Agreement") which, among other things, provides for the Merger of Sub with and into the Company, with the Company as the surviving corporation (the "Surviving Corporation");

         WHEREAS, immediately prior to the Merger, pursuant to the terms of the Agreement and Plan of Distribution (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement), the Company will distribute certain businesses and operations to Newco which Parent is unwilling to acquire (the "Distribution"); and

         WHEREAS, the Distribution is one step in a series of transactions as a result of which (i) Parent will acquire the television and radio broadcasting and non-shopper newspaper publishing businesses of the Company and its Television and Newspaper Subsidiaries (the "TV/Newspaper Business") by merging the Sub with and into the Company, and (ii) Newco will acquire and conduct all other businesses previously conducted by the Company and its Subsidiaries.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                            NONCOMPETITION COVENANTS

         1.1 Noncompetition Covenants. Newco acknowledges that (i) it, on its own and through the Company and its Subsidiaries and their respective officers, employees and other representatives, has specialized knowledge and experience in the operation of television and radio broadcasting stations and non-shopper newspaper publishing businesses (the "Restricted Business"), (ii) its reputation and contacts within the Restricted Business and those of the Company and its Subsidiaries are considered of great value to Parent and the Company, and (iii) if such knowledge, experience, reputation or contacts were used to compete with Parent and the

Surviving Corporation, serious harm to Parent and the Surviving Corporation could result. Thus, Newco agrees that, for a period of five (5) years after the Closing Date, neither it nor any of its Subsidiaries shall, directly or indirectly, on its own behalf or in the service or on behalf of others:

         (1) actively solicit for employment (including as an independent contractor but excluding general solicitations of employment), interfere with or endeavor to entice away any person who at any time on or after May ___, 1997, was an officer or employee of the Company or any of its Subsidiaries engaged on behalf of the Company in the TV/Newspaper Business and whom the Parent or the Surviving Corporation employs effective upon the Closing;

         (2) own, manage, operate, finance, join, control, participate or assist in the ownership, management, operation, financing or control of, or be connected as a stockholder, partner, principal, agent, representative, consultant or otherwise with, any business or enterprise engaged in the Restricted Business in the Restricted Area (a "Restricted Party"); or

         (3) use or permit the Company's or Newco's name to be used in connection with any business or enterprise engaged in the Restricted Business in the Restricted Area; provided, however, that the provisions of this Section
1.1 shall not be construed to prohibit (i) the ownership by Newco or any Subsidiary of Newco, as a passive investor, of not more than 5% of any class of securities registered pursuant to the Exchange Act of any corporation which is engaged in the Restricted Business, or passive investments in partnerships or joint ventures representing not more than 5% of any class of any equity interests therein or (ii) Newco or its Subsidiaries from having a Restricted Party as an investor in any business, other than a Restricted Business, in which Newco or its Subsidiaries own an interest. For purposes hereof, the term "Restricted Area" means the geographic areas served by the TV/Newspaper Business at the date hereof.

         1.2 Reasonableness of Covenants, etc. In the event that the provisions of Section 1.1 should ever be adjudicated to exceed the time, geographic or service limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or service limitations permitted by applicable law. Newco agrees that its covenants set forth in Section 1.1 (the "Noncompetition Covenants") are appropriate and reasonable when considered in light of the nature and extent of the Restricted Business and the transactions contemplated in connection with the Merger Agreement, including, without limitation, the distribution of certain businesses and operations to Newco by the Company pursuant to the Agreement and Plan of Distribution. Without limiting the generality of the foregoing, Newco specifically agrees that prohibitions on the active solicitation, interference or enticement of officers, directors, employees or agents of the Parent or any of its Subsidiaries, as set forth in Section 1.1, are appropriate and reasonable in all respects. Newco agrees that the Noncompetition Covenants are of the essence of this Agreement and the Merger Agreement, that each such Noncompetition Covenant is reasonable and necessary to protect and preserve the interests and properties of the Parent and its Subsidiaries and the Restricted Business of the Parent and its Subsidiaries; that irreparable loss and damage will be suffered by the Parent should Newco or any of its Subsidiaries breach any such Noncompetition Covenant; that each of such covenants is separate, distinct and severable not only from the other of such covenants but also from the other and remaining provisions of this Agreement and the Merger Agreement; that the unenforceability of all or any of the Noncompetition Covenants shall not affect the validity or enforceability of any other such covenants; that, in addition to other remedies available to it, the Parent shall be entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by Newco of any of the Noncompetition Covenants, and that Newco hereby waives any requirements for the posting of a bond or any other security by the Parent in connection therewith.

         1.3 Specific Performance; Other Remedies. Newco recognizes that the Noncompetition Covenants are unique and, accordingly, the Parent shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights under Section 1.1 by actions for injunctive relief and specific performance to the extent permitted by law.


                                   ARTICLE 2

                                 MISCELLANEOUS

         2.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the specific subject matter thereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the specific subject matter hereof.

         2.2 Governing Law. This Agreement shall governed by and construed in accordance with the laws of the State of Ohio regardless of conflict of law principles.

         2.3 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         2.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answerback, by express or overnight mail delivery by a nationally recognized air courier (delivery charges prepaid) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         if to the Parent or the Company:

                 The E.W. Scripps Company
                 312 Walnut Street, 28th Floor
                 Cincinnati, Ohio 45202
                 Attention:   M. Denise Kuprionis, Secretary
         with a copy to:

                 Baker & Hostetler LLP
                 3200 National City Center
                 1900 East 9th Street
                 Cleveland, Ohio 44114
                 Attention:   William Appleton, Esq.

         if to Newco:

                 c/o [Newco]
                 200 Concord Plaza Drive
                 San Antonio, Texas  78216
                 Attn: Donald R. Crews


         with a copy to:

                 Hughes & Luce, L.L.P.
                 1717 Main Street, Suite 2800
                 Dallas, Texas  75201
                 Attn: Alan J. Bogdanow

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day in which such notice or communication was mailed.

         2.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 2.7 and 2.8 (which are intended to be for the benefit of the Persons provided for therein, and may be enforced by such Persons).

         2.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         2.7 Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

         2.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, including the Company as the surviving corporation in the Merger. This Agreement may not be assigned by any party hereto.

         2.9 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         2.10 Legal Fees; Costs. If any party hereto institutes any action or proceeding to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

         2.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                        THE E. W. SCRIPPS COMPANY



                                        By:
                                           ------------------------------------
                                                Name:
                                                Title:



                                        E.W.S. ACQUISITION CORP.



                                        By:
                                           ------------------------------------
                                                Name:
                                                Title:

                                        HARTE-HANKS COMMUNICATIONS, INC.



                                        By:
                                           ------------------------------------
                                                Name:
                                                Title:


                                        [NEWCO]



                                        By:
                                           ------------------------------------
                                                Name:
                                                Title:

                                                                      EXHIBIT E




                                VOTING AGREEMENT


         This Voting Agreement dated as of May __, 1997 (this "Agreement"), is by and among The E. W. Scripps Company, an Ohio corporation ("Buyer"), Harte-Hanks Communications, Inc., a Delaware corporation (the "Company"), The Edward W. Scripps Trust (the "Trust") and Houston H. Harte, the Andrew B. Shelton Revocable Trust, Edward H. Harte and Larry Franklin (collectively the "Company Major Stockholders").

         WHEREAS, the Trust owns 16,040,000 shares of the Buyer's Common Voting Stock, $.01 par value per share ("Buyer Common Voting Stock"), and 32,610,000 shares of the Buyer's Class A Common Stock, $.01 par value per share ("Buyer Class A Common Stock") (all shares of Buyer Common Voting Stock and Buyer Class A Common Stock now owned and which may hereafter be acquired by the Trust prior to the termination of this Agreement shall be referred to herein as the "Buyer Shares");

         WHEREAS, the Company Major Stockholders own in the aggregate approximately 13,551,900 shares or approximately 36.4% of the Company's Common Stock, $1.00 par value (all shares of such Stock now owned and which may hereafter be acquired by the Company Major Stockholders prior to the termination of this Agreement shall be referred to herein as the "Company Shares");

         WHEREAS, the Company and Buyer are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that the Company will merge with and into Buyer pursuant to the Merger (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement);

         WHEREAS, it was a condition to the willingness of the Buyer to enter into the Merger Agreement that the Company Major Stockholders agree, and in order to induce the Company to enter into the Merger Agreement, the Company Major Stockholders agreed, to enter into this Agreement;

         WHEREAS, it was a condition to the willingness of the Company to enter into the Merger Agreement that the Trust agree, and in order to induce the Company to enter into the Merger Agreement, the Trust agreed to enter into this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                   VOTING OF BUYER SHARES AND COMPANY SHARES

         SECTION 1.1. VOTING AGREEMENT. (a) Each Company Major Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, such Company Major Stockholder shall vote his or its Company Shares: (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the Distribution, (ii) against any proposal for any recapitalization, merger, sale of assets or other business combinations between the Company and any person or entity other than Buyer, or any other action or agreement, that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or that would result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled, and
(iii) in favor of any other matter relating to the consummation of the Merger Agreement and the Distribution. The Company Major Stockholders acknowledge receipt and review of a copy of the Merger Agreement.

         (b) The Trust hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Buyer, however called, and in any action by consent of the stockholders of Buyer, the Trust shall vote its Buyer Shares (i) in favor of the Merger and the Merger Agreement (as amended from time to time), (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Buyer under the Merger Agreement or that would result in any of the conditions to the obligations of Buyer under the Merger Agreement not being fulfilled and (iii) in favor of any other matter relating to the consummation of the Merger. The Trust acknowledges receipt and review of a copy of the Merger Agreement.

                                   ARTICLE 2

                       REPRESENTATIONS AND WARRANTIES OF
                         THE COMPANY MAJOR STOCKHOLDERS

         The Company Major Stockholders each hereby represent and warrant to the Buyer as follows:

         SECTION 2.1. AUTHORITY RELATIVE TO THIS AGREEMENT. Such Company Major Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Company Major Stockholder and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of such Company Major Stockholder enforceable against such Company Major Stockholder in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyance and preferential transfers, and (y) for the limitations imposed by general principles of equity. The Company Major Stockholder which is a trust (the "Shelton Trust") has provided Buyer evidence of its authority to enter into this Agreement.

         SECTION 2.2.  NO CONFLICT.

         (a) The execution and delivery of this Agreement by such Company Major Stockholder do not, and the performance of this Agreement by such Company Major Stockholder shall not, (i) in the case of the Shelton Trust, conflict with or violate any trust agreement governing it, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Company Major Stockholder or by which the Company Shares owned by it are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Company Shares owned by him or it pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Company Major Stockholder is a party or by which such Company Major Stockholder or the Company Shares owned by it are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts. violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Company Major Stockholder of its obligations under this Agreement.

         (b) The execution and delivery of this Agreement by such Company Major Stockholder do not, and the performance of this Agreement by such Company Major Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) where the failure to obtain such consents, approvals. authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Company Major Stockholder of his or its obligations under this Agreement or (ii) filings with the SEC under the Exchange Act.

         SECTION 2.3. TITLE TO THE COMPANY SHARES. Such Company Major Stockholder is the owner of the Company Shares owned by it free and clear of all Liens (as defined in Section 3.3) whatsoever. Such Company Major Stockholder has sole voting power with respect to the Company Shares owned by it or has the power to direct the voting of such Company Shares. Such Company Major Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Company Shares owned by it. The person executing this Agreement on behalf of the Shelton Trust has the power to direct the voting of such Trust's Company Shares.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE TRUST

         The Trust hereby represents and warrants to the Company as follows:

         SECTION 3.1. AUTHORITY RELATIVE TO THIS AGREEMENT. The Trust has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Trust and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of the Trust (and the trustees of the Trust in their capacities as such), enforceable against the Trust in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyance and preferential transfers, and (y) for the limitations imposed by general principles of equity. The Trust has allowed the Company to review a complete copy of the trust agreement establishing the Trust and provided the Company evidence of its authority to enter into this Agreement. The Company agrees to hold the contents of such trust agreement in complete confidence.

         SECTION 3.2.  NO CONFLICT.

         (a) The execution and delivery of this Agreement by the Trust do not, and the performance of this Agreement by the Trust will not (i) conflict with or violate the trust agreement establishing the Trust, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Trust or by which the Trust's Buyer Shares are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Trust's Buyer Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Trust is a party or by which the Trust or the Trust's Buyer Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Trust of the Trust's obligations under this Agreement.

         (b) The execution and delivery of this Agreement by the Trust do not, and the performance of this Agreement by the Trust will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) filings with the SEC under the Exchange Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Trust of the Trust's obligations under this Agreement.

         SECTION 3.3. TITLE TO THE BUYER SHARES. The Trust is the owner of the Buyer Shares, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances (collectively, "Liens") of any nature whatsoever. The Trust has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Buyer Shares. The Trust has sole voting power with respect to the Buyer Shares, and the person executing this Agreement on behalf of the Trust has the power to direct the voting of the Buyer Shares.

                                   ARTICLE 4

                  COVENANTS OF THE COMPANY MAJOR STOCKHOLDERS

         SECTION 4.1. NO INCONSISTENT AGREEMENT. Each Company Major Stockholder hereby covenants and agrees that, except as contemplated by this Agreement, such Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to its Company Shares which is inconsistent with this Agreement.

         SECTION 4.2. TRANSFER OF TITLE. Each Company Major Stockholder hereby covenants and agrees that such Stockholder shall not transfer ownership of any of its or his Company Shares unless (i) the transferee agrees in writing to be bound by the terms and conditions of this Agreement or (ii) such transfer of ownership together with all other such transfers by the other Company Major Stockholders does not exceed in the aggregate 1% of the Company Common Stock outstanding. Nothing else contained in this Agreement shall be construed to prohibit any transfer permitted by this Section 4.2.

                                   ARTICLE 5

                             COVENANTS OF THE TRUST

         SECTION 5.1. NO INCONSISTENT AGREEMENT. The Trust hereby covenants and agrees that, except as otherwise contemplated by this Agreement, the Trust shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Trust's Buyer Shares which is inconsistent with this Agreement.

         SECTION 5.2. TRANSFER OF TITLE. The Trust hereby covenants and agrees that the Trust shall not transfer ownership of any of its Buyer Shares unless
(i) the transferee agrees in writing to be bound by the terms and conditions of this Agreement or (ii) such transfer of ownership will not affect the Trust's ability to approve of the Merger and the other Transactions with respect to which the Trust may be entitled to vote without regard to the vote of the other stockholders of the Buyer. Nothing else contained in this Agreement shall be construed to prohibit any transfer permitted by this Section 5.2.

                                   ARTICLE 6

                                 MISCELLANEOUS

         SECTION 6 1. TERMINATION. This Agreement shall terminate on the earliest to occur of (i) the date of consummation of the Merger, (ii) the date which is one year from the date hereof, and (iii) the date of the termination of the Merger Agreement.

         SECTION 6.2. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         SECTION 6.3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         SECTION 6.4. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

         SECTION 6.5. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 6.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of (i) in the case of the Trust's obligations, the State of Ohio, and (ii) in the case of the Company Major Stockholders' obligations, the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of law applicable hereto.

         SECTION 6.7. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 6.8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

       SECTION 6.9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answerback, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows: (i) if to the Company Major Stockholders or the Company, to the address specified in clause (b) of
Section 9.2 of the Merger Agreement, (ii) if to the Trust, to it at 312 Walnut Street, 28th Floor, Cincinnati, Ohio, attention: Donald E. Meihaus, Secretary-Treasurer, and (iii) if to Buyer, to it at 312 Walnut Street, 28th Floor, Cincinnati, Ohio, attention: M. Denise Kuprionis, Secretary, or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

         SECTION 6.10. ASSIGNMENTS. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 6.11. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day first written above.

                                        THE E. W. SCRIPPS COMPANY


                                        By:
                                           ------------------------------------
                                           Name:  Craig C. Standen
                                           Title: Senior Vice President,
                                                  Corporate Development


                                        THE EDWARD W. SCRIPPS TRUST


                                        By:
                                           ------------------------------------
                                           Name:  Charles E. Scripps
                                           Title:  Trustee

                                        HARTE-HANKS COMMUNICATIONS, INC.


                                        By:
                                           ------------------------------------
                                           Name:  Donald R. Crews
                                           Title:  Senior Vice President, Legal


                                        THE ANDREW B. SHELTON REVOCABLE TRUST


                                        By:
                                           ------------------------------------
                                           Name:  David L. Copeland
                                           Title:  Trustee


                                        ---------------------------------------
                                        HOUSTON H. HARTE


                                        ---------------------------------------
                                        EDWARD H. HARTE


                                        ---------------------------------------
                                        LARRY FRANKLIN